UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under §240.14a-12

OLD NATIONAL BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Main Street, Evansville, Indiana 47708

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2024 Annual Meeting of Shareholders of Old National Bancorp (the “Company”) will be held as a virtual meeting on Wednesday, May 15, 2024, at 9:00 a.m., Central Daylight Time. You will be able to attend the Annual Meeting, vote your shares and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ONB2024 and entering your 16-digit control number located on your Notice and Access Card or Proxy Card. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:

DATE AND TIME

Wednesday, May 15, 2024,
at 9:00 a.m., Central Daylight Time

VIRTUAL MEETING

www.virtualshareholdermeeting.com/ONB2024 and enter your 16-digit control number located on your Notice of Internet Availability of Proxy Materials or your Proxy Card

WHO CAN VOTE

Holders of common stock of record at the close of business on March 20, 2024

1	Election of the Company’s Board of Directors consisting of fifteen directors, each to serve a term of one year and until the election and qualification of his or her successor.
2	Approval of a non-binding advisory proposal on the compensation of our named executive officers.
3	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.
4	Transaction of such other business as may properly come before the meeting or any adjournments and postponements thereof.

The foregoing items of business, as well as instructions for accessing the virtual Annual Meeting, are more fully described in the Proxy Statement accompanying this Notice. Holders of common stock of record at the close of business on March 20, 2024 are entitled to notice of, and to vote at, the Annual Meeting. We will begin mailing the Notice of Internet Availability of Proxy Materials to certain of our shareholders on April 5, 2024. Shareholders who do not receive the Notice of Internet Availability of Proxy Materials will continue to receive a paper copy of our proxy materials through the U.S. Mail. All proxy materials will be available at www.oldnational.com/Proxy on or about April 5, 2024.

A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal office upon written request by a shareholder beginning five business days prior to the Annual Meeting and will remain accessible throughout the Annual Meeting at www.virtualshareholdermeeting.com/ONB2024.

By Order of the Board of Directors

Nicholas J. Chulos
Executive Vice President,

Chief Legal Officer and Corporate Secretary

April 5, 2024

IMPORTANT
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the meeting, please vote your shares by completing and mailing your Proxy Card in the envelope provided or vote by telephone or the Internet.

Additional information on voting your shares is included in the attached Proxy Statement.

CERTAIN TERMS

Certain terms that we use in the accompanying Proxy Statement have particular meanings, as set forth below.

TERM	MEANING

401(k) Plan	Old National Bancorp Employee Stock Ownership and Savings Plan (a tax-qualified defined contribution plan)
AICP	The Company’s Annual Incentive Compensation Plan
Annual Meeting	2024 Annual Meeting of Shareholders of Old National Bancorp
Articles of Incorporation	Amended and Restated Articles of Incorporation of Old National Bancorp, as currently in effect
Board of Directors or Board	Board of Directors of Old National Bancorp
By-Laws	Amended and Restated By-Laws of Old National Bancorp, as currently in effect
CECL	Current expected credit loss, an accounting metric
CEO	Chief Executive Officer
CFO	Chief Financial Officer
common stock	Common stock, no par value per share, of Old National Bancorp
Company, Old National, we, us or our	Old National Bancorp
Compensation Committee	Talent Development and Compensation Committee of Old National Bancorp’s Board of Directors
Directors Deferred Compensation Plan	Old National Bancorp Directors Deferred Compensation Plan
EPS	Earnings per diluted common share
Equity Incentive Plan

Old National Bancorp Amended and Restated 2008 Incentive Compensation Plan (as amended and restated as of May 10, 2012, and further amended and restated as of April 27, 2017, April 29, 2021 and May 18, 2022)

ESG	Environmental, social and governance
Executive Deferred Compensation Plan	Old National Bancorp Executive Deferred Compensation Plan
FASB ASC	Financial Accounting Standards Board Accounting Standards Codification
First Midwest	First Midwest Bancorp, Inc.
First Midwest Bank	First Midwest Bank, which was a wholly-owned subsidiary of First Midwest Bancorp, Inc.
Form 10-K	Old National Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023
GAAP	U.S. Generally Accepted Accounting Principles
Internal Revenue Code	Internal Revenue Code of 1986, as amended
KRX Index	KBW Nasdaq Regional Banking Index (Old National Bancorp is included in this index)
Merger	The merger of equals transaction pursuant to which Old National Bancorp and First Midwest Bancorp, Inc. merged on February 15, 2022
Merger Agreement	Agreement and Plan of Merger dated as of May 30, 2021 by and between Old National Bancorp and First Midwest Bancorp, Inc.
Named Executive Officer or NEO	An Executive officer who is named in the Summary Compensation Table in this Proxy Statement
Nasdaq	The Nasdaq Stock Market
Notice and Access Card	The Notice of Internet Availability of Proxy Materials
Notice of Annual Meeting or Notice	The Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement
Old National Bank or Bank	Old National Bank, which is a wholly-owned subsidiary of Old National Bancorp
PCD loans	Purchased credit deteriorated loans
preferred stock	Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A and Series C, of Old National Bancorp
Proxy	The designation of the authority to vote your shares of Old National Bancorp common stock at the Annual Meeting
Proxy Card	The proxy card or voting instruction form that accompanies this Proxy Statement
Proxy Statement	This Proxy Statement
Record Date

March 20, 2024 – the date used to determine the holders of common stock who are of record on the books and records of Old National Bancorp at the close of business on such date and who are entitled to notice of, and to vote at, the 2024 annual meeting of shareholders

ROAA	Return on average assets
ROATCE	Return on average tangible common equity
ROE	Return on equity
SEC	United States Securities and Exchange Commission
TSR	Total shareholder return
WTW	Willis Towers Watson, the independent compensation consultant to our Talent Development and Compensation Committee

One Main Street, Evansville, Indiana 47708

PROXY STATEMENT – SUMMARY

The following summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider, and you should read the entire Proxy Statement carefully before voting your shares of Old National common stock.

GENERAL INFORMATION

DATE AND TIME	LOCATION	RECORD DATE
Wednesday, May 15, 2024, at 9:00 a.m., Central Daylight Time	Virtual/Online at www.virtualshareholdermeeting.com/ONB2024	Holders of common stock of record at the close of business on March 20, 2024

VOTING	ADMISSION
Shareholders as of the Record Date are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote for each matter to be voted on at the Annual Meeting.

To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/ONB2024. You will need the 16-digit control number included on your Notice and Access Card, or your Proxy Card or voting instruction form that accompanied this Proxy Statement.

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

PROPOSAL		RECOMMENDATION	PAGE REFERENCE
1	Election of Directors	FOR each director nominee	29
2	Approval of a non-binding advisory proposal on the compensation of our named executive officers	FOR	86
3	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024	FOR	88

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	1

PROXY STATEMENT – SUMMARY

ELECTION OF DIRECTORS

(SEE PAGES 29 through 39)

The first item of business at the Annual Meeting will be the election of fifteen directors of the Company. The nominees are set forth in the table below. Each nominee is currently serving as a director of the Company. Our Board of Directors recommends voting in favor of each of the nominees.

NAME	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT
Barbara A. Boigegrain	2008*	Former Chief Executive Officer & General Secretary, Wespath Benefits and Investments
Thomas L. Brown	2017*	Former Senior Vice President & Chief Financial Officer, RLI Corp.; former partner, PricewaterhouseCoopers LLP
Kathryn J. Hayley	2016*	Chief Executive Officer, Rosewood Advisory Services, LLC; former Executive Vice President, UnitedHealthcare, a subsidiary of UnitedHealth Group, Inc.
Peter J. Henseler	2011*	Chairman, TOMY International
Daniel S. Hermann	2020	Founding partner, Lechwe Holdings LLC; former Chief Executive Officer, AmeriQual Group, LLC
Ryan C. Kitchell	2018	Chairman, Indiana Governor’s Workforce Cabinet; former Executive Vice President & Chief Financial Officer, Indiana University Health
Austin M. Ramirez	2020	President & Chief Executive Officer, Husco
Ellen A. Rudnick	2005*	Senior Advisor, University of Chicago Booth School of Business; former Vice President, Baxter International, Inc.
James C. Ryan, III	2019	Chairman & Chief Executive Officer, Old National Bancorp	–
Thomas E. Salmon	2018	Former Chairman & Chief Executive Officer, Berry Global Group, Inc. (NYSE)
Rebecca S. Skillman	2013	Former Chair, Radius Indiana; former Lt. Governor, State of Indiana
Michael J. Small	2010*	Chairman, Kognitive Networks, Inc.; former President and Chief Executive Officer of GoGo, Inc.
Derrick J. Stewart	2015	Executive Vice President and Chief Operating Officer, YMCA Retirement Fund
Stephen C. Van Arsdell	2017*	Former Senior Partner, Chairman and CEO, Deloitte & Touche LLP
Katherine E. White	2015	Brigadier General, U.S. Army National Guard; Professor of Law, Wayne State University Law School

*Includes years of service on the Board of Directors of First Midwest

2	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

PROXY STATEMENT – SUMMARY

Advisory vote on NAMED EXECUTIVE OFFICER COMPENSATION
(See page 86)

We are asking shareholders to approve, on an advisory (non-binding) basis, a resolution regarding the compensation paid in 2023 to our named executive officers, as disclosed in this Proxy Statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(See page 88)

We are asking shareholders to ratify, on an advisory (non-binding) basis, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	3

ABOUT OLD NATIONAL

Our Business

Old National Bancorp is the holding company for Old National Bank. We are the sixth largest Midwestern-headquartered banking company by asset size, with total assets of approximately $52 billion and an additional $29 billion of assets under management as of December 31, 2023 (inclusive of our merger with CapStar discussed below). We rank among the top 30 banking companies based in the United States.

Tracing our banking roots to 1834, we currently operate over 250 banking centers located primarily throughout the Midwestern United States, including Illinois, Indiana, Iowa, Kentucky, Michigan, Minnesota, Tennessee and Wisconsin, as well as wealth management offices in these states and in Missouri and Arizona. We have operations in six of the largest Midwestern metropolitan areas.

Since our founding, we have focused on relationship banking by building long-term, highly valued partnerships with clients and the communities we serve. We provide extensive commercial and consumer lending and depository, wealth management, trust, private banking, investment advisory, capital markets and other banking services.

We have acquired over 50 financial institutions and other financial services businesses since forming our holding company in 1982. We assess possible mergers and acquisitions based on a disciplined financial evaluation process. We expect that future mergers and acquisitions will be consistent with our existing core banking strategy of focusing on community banking, client relationships and consistent quality earnings.

CapStar Bank

On October 26, 2023, we announced our partnership with CapStar Financial Holdings, Inc. (“CapStar”) and its wholly-owned subsidiary, CapStar Bank, in an all-stock transaction. This partnership includes 23 banking centers located in Nashville, Chattanooga and Knoxville, Tennessee, as well as in Asheville, North Carolina. As of December 31, 2023, CapStar had approximately $3.1 billion of total assets, $2.3 billion of total loans and $2.7 billion of deposits. We received regulatory approvals for this transaction within two months of filing our applications and completed this acquisition on April 1, 2024.

Better Together

Better Together describes the team approach we live everyday toward our commitment to our clients and communities and drives our continued success.

Certain strategic benefits of Better Together include the following:

●	Top-tier commercial and community bank. We operate a bank with broad product offerings within a diverse geographic footprint which allows us to serve existing clients, as well as new and larger clients across our markets.
●	Financial benefits to shareholders. We were able to deliver strong financial performance and value creation for our shareholders in 2023 while positioning us well for 2024 and beyond.
●	Strong market position. With our size, banking operations in six of the largest Midwestern metropolitan areas, a recognized brand, strong commercial banking capabilities, a robust retail footprint and a significant wealth platform, we have a market presence that allows us to compete effectively, attract and retain top talent and deliver superior financial performance.

4	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ABOUT OLD NATIONAL

●	Team member focus. With multiple workplace recognitions and a commitment to diversity, equity and inclusion, we continue to be committed to fostering a strong culture of collaboration, trust, inclusiveness and acceptance that empowers team members to flourish and be successful.
●	Community engagement. We continue to build on our longstanding history of service and strengthening our communities by championing local initiatives and driving positive change throughout our footprint.
●	Digital and technology capabilities. We have the scale and profitability to accelerate digital and technology capabilities and drive future investments in commercial, consumer and wealth management services.

Our Mission, Vision and Values

Our culture is shaped by a clear set of core values, and we operate our business with uncompromised integrity and the highest levels of ethics. As part of our Better Together mindset, we updated our Mission, Vision and Values to more accurately reflect where we are today, as a premier mid-sized bank, and our aspirations for the future.

●	Mission. With deep roots as a trusted partner, we invest our time, heart and expertise so that our clients and communities thrive.
●	Vision. To be the bank of choice that helps our clients fulfill their dreams, passionately supports our communities and invests in the growth and development of our team members.
●	Values. The culture of Old National is rooted in our six core values. These values strengthen the fabric of the communities we serve, distinguish our team members as our greatest asset and allow us to deliver a consistent, convenient and customized experience for every client.

○Integrity – we are trusted, authentic and ethical

○Inclusion – we courageously embrace our differences

○Collaboration – we genuinely believe we are better together

○Excellence – we consistently deliver our best

○Optimism – we embrace a spirit of possibilities

○Agility – we are resourceful and innovative

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	5

ABOUT OLD NATIONAL

2023 Highlights

2023 was a record year for Old National in many key areas of performance, with selected highlights below.

Record Adjusted EPS* $2.05 5% increase year-over-year (“YOY”) – top quartile of the KRX Index	Record Adjusted Net Income* $599 million 11% increase YOY – top quartile of the KRX Index	Record Adjusted Return on Average Tangible Common Equity* 21.3% Top decile of the KRX index
Adjusted Return on Average Assets* 1.28% Top quartile of the KRX Index	Record Adjusted Efficiency Ratio* 50.4% Top quartile of the KRX Index	Net Charge-Offs** 0.10% Strong credit quality and discipline
Continued Growth of Strong Capital Position Total capital to risk-weighted assets – 12.64% Tier 1 capital to risk-weighted assets – 11.35%	Total Loan Growth (YOY) 6% When loan sales are excluded, top quartile of KRX Index	Tangible Book Value Growth (YOY) 17% Top quartile of KRX Index
Peer Leading Deposit Franchise Deposits grew 6% YOY; average cost of deposits of 135 bps; noninterest-bearing deposits were 26% of total deposits	Granular and Long-Tenured Deposit Base Average deposit size is ~ $30,000 75% of core deposit tenures are >5 years	Board Diversity 47% 7 of our 15 board members are diverse on the basis of gender, race or ethnicity
Continued Strong Commitment to Corporate Social Responsibility www.oldnational.com/esg	Numerous DEI and Workplace Recognitions See list on page 7	Continued Longstanding Commitment to Support Underserved and Economically Disadvantaged Communities $9.5 billion Community Growth Plan

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as current expected credit loss (“CECL”) Day 1 non-PCD loans provision expense, merger-related charges associated with completed and pending acquisitions, gain on sale of Visa Class B restricted shares, FDIC special assessment expense, gain on sale of health savings accounts, contract termination charges, property optimization charges, net securities losses and expenses related to the tragic April 10, 2023 event at our downtown Louisville location. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.94; Net Income: $566 million; ROATCE: 20.2%; ROAA: 1.21%; and Efficiency Ratio: 53.7%. Reference is made to the non-GAAP reconciliation included in the Company’s January 23, 2024 press release reporting its financial results for its 2023 fourth quarter and full year, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024.

**Excludes PCD loans

6	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ABOUT OLD NATIONAL

Commitment to Excellence and Valuing our Team Members

Old National’s culture and commitment to excellence are among the pillars of our success and support the emphasis we place on our team members. Our diversity, equity and inclusion (“DEI”) workplace awards received in 2023 reflect the value and success of this approach.

DIVERSITY, EQUITY AND INCLUSION AND WORKPLACE RECOGNITIONS

●
Bloomberg Gender-Equality Index (8th consecutive year): Awarded to companies that support gender equality through policy development, representation and transparency
●
Military Friendly Employer: Recognizes efforts to recruit and retain military veterans
●
Bauer Financial: Rated a 4-Star (outstanding) institution
●
National Organization on Disability: Recognizes organizations that lead the way in disability inclusion, and tap into the benefits of hiring talent with disabilities
●
Disability Equality Index: Scored a perfect 100 on the 2023 index, the most comprehensive benchmarking tool for disability inclusion
●
CEO Act!on for Diversity & Inclusion:
Awarded to companies that take measurable action in advancing diversity and inclusion in the workplace

Commitment to Diversity, Equity and Inclusion

We respect, value and welcome all aspects of diversity in our workforce and markets and with our clients and suppliers. In addition, we strive to be champions of promoting equity and inclusion, both within our workplace and the communities we serve.

Our Diversity, Equity and Inclusion Vision and Strategic Pillars

Our DEI vision is to continuously strive to achieve our DEI goals and strategic objectives so that we will be viewed as:

●	An employer of choice
●	A financial services provider of choice
●	A community partner of choice
●	A strong and attractive investment

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	7

ABOUT OLD NATIONAL

We also recognize that DEI is a differentiator that helps us advance our vision, which allows us to be a bank that assists our clients to fulfill their dreams, passionately supports our communities and invests in the growth and development of our team members. We support this vision through our four DEI strategic pillars.

Our Team Member Impact Networks

In 2023, we enthusiastically expanded our impact networks, which are volunteer-based groups open to all team members who are passionate about driving engagement, creating awareness of diverse backgrounds and experiences and building a culture of inclusion across our Company. Our impact networks include:

8	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

Environmental, Social and Governance At a glance

ESG considerations, and other elements of corporate social responsibility, are integrated and embedded within the policies, procedures and principles that govern Old National. Our Company is committed to serving as a cornerstone of the local community and maintaining transparency in governance, as well as environmental responsibility and sustainability. We also aim to strengthen the communities we serve through team member volunteerism and corporate philanthropy efforts.

Our 2023 ESG Report summarizes the Company’s approach to corporate social responsibility. As discussed more fully in our ESG Report, Old National earned numerous awards and recognitions in 2023 that reflect our culture and our commitment to corporate social responsibility.

In 2024, we will continue to evaluate issues that collectively represent the Company’s most significant and material risks, as well as opportunities for enhanced shareholder value. The Company will also continue to assess its ESG priorities in 2024, including climate-related risks and opportunities.

We are pleased to present our 2023 ESG Report, which can be found on our website at www.oldnational/esg.

COMMITTED TO DIVERSITY, EQUITY AND INCLUSION
47% Corporate Board diversity (gender, racial and ethnic diversity)
67% of all Old National team members are female
25% Total workforce is racially or ethnically diverse
50% Gender/Ethnic Diversity on Executive Leadership Team

CORPORATE GOVERNANCE	100%	TEAM MEMBER COMPLETION of annual, risk-based compliance training as well as training related to our Code of Business Conduct and Ethics
● Comprehensive Risk Appetite Statement ● Independent Chief Audit Executive/Ethics Officer ● 100% score on the Disability Equality Index Best Places to Work

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	9

ESG AT A GLANCE

Corporate Social Responsibility

Our corporate social responsibility strategy is integrated and embedded within the policies, procedures and principles that govern Old National and help define our community banking culture. At the center of our culture and strategy is the belief that we are only as strong as the communities we serve.

Community Involvement

Even with our significant growth over the past decade, we have remained true to our roots and have maintained our dedication to being a community bank with team members who are active members of the cities and towns they call home – in short, we are a mid-sized bank with a community bank DNA. Old National team members consistently strive to make a positive difference in the communities we serve and actively share their talents in their communities through volunteer activities in education, economic development, human and health services, and community reinvestment. In 2023, our team members:

●	Participated in over 57,000 volunteer hours
●	In support of 2,400 organizations

In addition, the Old National Bank Foundation donated $11.8 million to organizations serving our communities.

Community Growth Plan

In 2022, we announced our $8.3 billion community growth plan that builds on our long-standing commitment to support historically underserved and economically disadvantaged individuals, families and communities in our Midwest footprint. In addition, earlier in 2024, we announced an increase of approximately $1.2 billion to our community growth plan that expands this support throughout our Southeast footprint. Over a five-year period, the community growth plan provides for community lending and affordable housing commitments to underserved and low-to-moderate income (“LMI”) borrowers, community development initiatives and philanthropic and racial equity initiatives in LMI and majority-minority neighborhoods.

Community Initiatives

We are strongly committed to supporting the communities that we serve through programs, products, resources and activities that meet the needs of these communities. In 2023, we continued our commitment to strengthening the communities we serve by expanding access to capital and providing other important services. Senior officers of our Company provide quarterly reports to the Corporate Responsibility Committee of our Board on these initiatives.

Examples of these programs and activities include:

Empowerment Small Business Loan Program

•
Increase capital for minority and women owned businesses with annual revenues of less than $25 million
•
Preference for companies operating in LMI and majority-minority census tracts

10	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ESG AT A GLANCE

Down Payment Assistance / Home Manager Programs

•
Empowers LMI first-time home buyers to achieve their dream of home ownership
•
Affordable residential mortgage products with 3% down payment,
97% financing and other flexible features
•
No private mortgage insurance

Financial Empowerment (2023)

•
Over 11,000 individuals reached through in-person financial education presentations
•
130 Old National financial education instructors for real-life finance curriculum
•
Spanish translation of real-life curriculum

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	11

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement relates to our Annual Meeting to be held on May 15, 2024, at 9:00 a.m., Central Daylight Time. The Annual Meeting will be held in a virtual-only meeting format in order to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. As such, you will not be able to attend the Annual Meeting in person at a physical location. This Proxy Statement and the Proxy Card are being furnished by the Company in connection with a solicitation of proxies by the Company’s Board of Directors.

We are pleased to take advantage of the SEC rule that permits companies to furnish proxy materials to shareholders over the Internet at www.oldnational.com/Proxy, and those proxy materials will be available by April 8, 2024. Beginning on or about April 8, 2024, we will send to most of our shareholders, by email or U.S. mail, a Notice and Access Card for our Annual Meeting containing instructions on how to access the proxy materials over the Internet and vote online. This method offers a convenient, cost-effective and environmentally friendly way for shareholders to review the materials and vote.

The Notice and Access Card is not a proxy card and cannot be used to vote. If you receive the Notice and Access Card and would like to receive paper copies of the proxy materials, please follow the instructions in the Notice and Access Card and the materials will be mailed to you. Shareholders who do not receive the Notice and Access Card for the shareholder meeting will continue to receive a paper copy of our proxy materials.

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our principal office upon written request by a shareholder beginning five business days prior to the Annual Meeting and will remain accessible throughout the Annual Meeting at www.virtualshareholdermeeting.com/ONB2024.

Important Notice Regarding the Availability of Proxy Materials

A copy of the Company’s 2023 annual report to shareholders accompanies this Proxy Statement. The Notice of Annual Meeting, this Proxy Statement and our 2023 annual report to shareholders also are available at www.oldnational.com/Proxy. If you would like to receive, without charge, a paper copy of our 2023 annual report, please contact our Corporate Secretary at Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718.

Who can attend the Annual Meeting?

Only shareholders of the Company of record as of the Record Date of March 20, 2024 and guests of the Company may attend the Annual Meeting.

Who may vote at the Annual Meeting?

This Proxy Statement and our annual report to shareholders are provided to holders of the Company’s common stock who were holders of record on the Record Date. Only holders of the Company’s common stock of record on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, 293,382,613 shares of common stock of the Company were outstanding.

To the knowledge of the Company, no person or firm, other than BlackRock, Inc., The Vanguard Group, Inc. and Fuller & Thaler Asset Management, Inc. beneficially owned more than 5% of the outstanding common stock of the Company as of December 31, 2023. As of the Record Date, no individual director, director nominee or officer beneficially owned more than 5% of the outstanding common stock of the Company.

12	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

How do I attend the Annual Meeting?

Our Annual Meeting will take place via a webcast at www.virtualshareholdermeeting.com/ONB2024. You will not be able to attend the Annual Meeting in person at a physical location. If you are a registered shareholder as of the Record Date, you may attend the Annual Meeting by visiting the virtual meeting website and entering the 16-digit control number that is printed on your Notice and Access Card or Proxy Card. You may log in beginning at 8:45 a.m. (Central Daylight Time) on May 15, 2024. The Annual Meeting will begin promptly at 9:00 a.m. (Central Daylight Time).

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.

How do I submit questions during the Annual Meeting?

Shareholders will be able to submit questions upon accessing the virtual meeting until the conclusion of the meeting by typing the question into the “Ask a Question” field and then clicking “Submit.” During the meeting, we will answer questions that comply with the meeting rules of conduct, subject to time constraints. If we receive substantially similar questions, we may group these questions together. Questions and answers relevant to meeting matters that we do not have time to answer during the Annual Meeting will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Rules of Conduct for the Annual Meeting

We will post the meeting rules of conduct at www.virtualshareholdermeeting.com/ONB2024.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during either the check-in process or the meeting, please call the technical support number that will be posted on the Annual Meeting log-in page.

Voting and Proxy Procedures

Each share of the Company’s outstanding common stock on the Record Date will be entitled to one vote at the Annual Meeting. If you receive the Notice and Access Card by mail, you will not receive a printed copy of the Proxy Statement or our annual report to shareholders, unless you request the materials by following the instructions included in the Notice and Access Card.

If your shares are registered in your name, you may vote your shares via the Internet (at www.ProxyVote.com), by telephone (1-800-690-6903) or, if you receive printed copies of the proxy materials, by completing, signing, dating and returning your Proxy Card by U.S. mail in the provided postage-paid envelope. Simply follow the instructions on the Proxy Card or Notice and Access Card you receive to vote prior to the applicable deadline before the Annual Meeting that is shown on such Proxy Card or Notice and Access Card. If your shares are registered in your name, you also may vote online during the virtual Annual Meeting by accessing and following the voting instructions at www.virtualshareholdermeeting.com/ONB2024.

If your shares are held in “street name” through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker, bank, trustee or other nominee on the voting instruction form or Notice and Access Card in order to vote your shares via the Internet, or by signing, dating and

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	13

GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

returning the voting instruction form provided by your broker, bank, trustee or other nominee. We refer to brokers, banks, trustees and other nominees that hold shares on behalf of others in this Proxy Statement collectively as “brokers.” In this circumstance, you are a shareholder whose shares are held in “street name” and your broker is considered the shareholder of record.

Shares of the Company’s common stock for which instructions are received will be voted in accordance with the shareholder’s instructions. If you use your Proxy Card, the Internet or telephonic voting, but do not specify how you want to vote your shares, the designated proxies will vote your shares in accordance with the recommendations of the Board on Items 1-3 and in the judgment of the designated proxies as to any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Quorum Requirements

Holders of a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting must be present, either in attendance virtually or represented by proxy, to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Once a share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the Annual Meeting and for any adjournment unless a new record date is set for that adjourned meeting.

Can I change my vote after I return the Proxy Card or after voting electronically or telephonically?

If you are a shareholder whose shares are registered in your name, you may revoke your previously submitted proxy and change your vote through one of the following methods:

●	Voting electronically via the Internet (at www.ProxyVote.com) or by telephone (1-800-690-6903), after the date of your earlier-submitted proxy and before the applicable pre-Annual Meeting voting deadline shown on your Proxy Card or Notice and Access Card.
●	Voting electronically during the Annual Meeting through the virtual meeting site at www.virtualshareholdermeeting.com/ONB2024 prior to the taking of the vote at the Annual Meeting, by following the online instructions for such voting. Your virtual attendance at the Annual Meeting will not automatically revoke your earlier proxy unless you properly vote at the Annual Meeting.
●	Completing, signing, dating and returning a later-dated Proxy Card to the Company’s Corporate Secretary at Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718 for receipt before the applicable pre-Annual Meeting voting deadline shown on the Proxy Card.
●	Sending written notice of revocation to the Company’s Corporate Secretary at the same Old National address for receipt before the applicable pre-Annual Meeting voting deadline shown on your Proxy Card or Notice and Access Card.

No later-dated Proxy Card or notice of revocation will be effective unless received by the Company’s Corporate Secretary prior to the applicable voting deadline before the Annual Meeting. Shareholders of record as of the Record Date may obtain an additional Proxy Card by contacting the Company’s Corporate Secretary at the above address.

If you hold your shares in “street name” through a broker, you may revoke your Proxy Card by following instructions provided by your broker that holds shares on your behalf.

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How many votes are needed to have each of the proposals pass?

Election of Directors. Directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election of directors, which means that nominees who receive the greatest number of votes will be elected, even if such amount is less than a majority of the votes cast. Shareholders are not able to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Our Board has adopted a corporate governance policy regarding director elections that is contained in our Corporate Governance Guidelines (available on our website). The policy provides that in an uncontested election, any nominee for director who receives a greater number of votes “withheld” for his or her election than votes “for” such election will tender his or her resignation as a director promptly following the certification of the shareholder vote. The Nominating and Corporate Governance Committee, without participation by any director so tendering his or her resignation, will consider the resignation offer and recommend to the Board whether to accept it. The Board, without participation by any director so tendering his or her resignation, will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the Annual Meeting at which the election occurred. If the Board decides to accept the director’s resignation, the Nominating and Corporate Governance Committee will recommend to the Board whether to fill the resulting vacancy or to reduce the size of the Board. We will promptly disclose the Board’s decision and the reasons for the decision in a press release that will also be filed with the SEC on a Form 8-K.

Approval of a Non-Binding Advisory Proposal on Executive Compensation. The advisory proposal on executive compensation will be approved if more votes are cast “for” the proposal than “against” the proposal. Because the vote is advisory, it will not be binding on the Board. Our Compensation Committee and our Board will take the vote results on this proposal into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2024 will be approved if more votes are cast “for” the proposal than “against” the proposal. Abstentions will have no effect on the outcome of the proposal. Broker non-votes are not expected on this proposal because brokers will have discretionary authority to vote on this item.

What is “householding”?

We have adopted a procedure called “householding.” Under this procedure, a single copy of this Proxy Statement and our annual report to shareholders will be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless we have received contrary instructions from one of the shareholders at that address that they wish to receive individual copies. This procedure reduces our printing and mailing costs.

Shareholders who participate in householding will continue to receive separate Proxy Cards or separate Notice and Access cards.

If your household received a single Proxy Statement and annual report to shareholders this year, but you would prefer to receive your own copy, please contact the Broadridge Householding Department, by calling their toll-free number, 866-540-7095 or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

days after receipt of your instructions, at which time you will then be sent separate copies of the materials.

Shareholders sharing an address who are receiving multiple copies of the Proxy Statement, Proxy Card and annual report to shareholders may request a single copy by contacting the Company’s Transfer Agent, Continental Stock Transfer & Trust Company, at 917-262-2373, or by writing Continental at 1 State Street, New York, New York 10004-1561, or via email to Proxy@continentalstock.com.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your broker to request information about householding.

How are abstentions and broker non-votes treated?

An abstention occurs when a shareholder is in attendance at the Annual Meeting and either affirmatively abstains or has returned a Proxy Card with an “abstain” instruction. Abstentions will have no effect on any proposals to be voted on at the Annual Meeting.

A “broker non-vote” occurs when, with respect to shares held in “street name,” a broker is not permitted to vote on a non-routine matter without instructions from the beneficial owner of the shares and the beneficial owner fails to provide the broker with such instructions. If your shares are held in “street name,” you must instruct your broker on how to vote your shares by following the instructions provided by your broker. If you do not give your broker voting instructions, your broker will have discretion to vote your shares only for routine matters. It is expected that the proposal to ratify the appointment of the independent registered public accounting firm will be the only routine matter to be voted on at the Annual Meeting. For the election of directors and the proposal relating to executive compensation to be voted on at the Annual Meeting, the votes associated with shares held in “street name” for which you do not give your broker voting instructions will be considered “broker non-votes,” which means your broker will not have discretion to vote your shares on those matters. Broker non-votes will not affect the outcome of the election of directors or the advisory vote on executive compensation. The proposal to ratify the appointment of our auditors is considered a routine matter and, therefore, broker non-votes are not expected to exist on this proposal.

How are shares held in Company benefit plans treated?

Participants in our 401(k) Plan, First Midwest Bancorp, Inc. Nonqualified Retirement Plan, First Midwest Bancorp, Inc. Nonqualified Deferred Compensation Plan for Nonemployee Directors and First Midwest Bancorp, Inc. Stock Option Gain Deferral Plan will receive correspondence from Broadridge describing how to access proxy materials and vote your shares.

The trustees under these plans will vote the shares held for the account of each participant in accordance with the instructions received from the participant. If the trustees do not receive voting instructions by the specified pre-meeting deadline, the trustees will vote the shares proportionally in the same manner as those shares for which instructions were received. Because the participants are not the record owners of the related shares, the participants may not vote these shares at the Annual Meeting. Individual voting instructions to the plan trustees will be kept confidential and will not be disclosed to any directors, officers or employees of the Company.

How do I designate my proxy to vote at the Annual Meeting?

A Proxy is your direction to another person to vote your shares. By completing, dating, signing and returning your Proxy Card, or by voting via the Internet or by telephone, you are directing the proxies named in the Proxy Card to vote in accordance with your instructions. To be valid, your vote by Internet,

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telephone or mail must be received by the deadline specified on the Proxy Card. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your Proxy Card in advance of the virtual meeting. If you wish to give your Proxy to someone other than the proxies identified on the Proxy Card, you may do so by crossing out all the names of these named proxies appearing on the Proxy Card and inserting the name of another person, and this signed card must be sent by mail to the Company’s Corporate Secretary and received in advance of the Annual Meeting.

Who will pay for the costs involved in the solicitation of proxies?

The Company will pay all costs of the solicitation of proxies for our Annual Meeting, as well as all costs of preparing, assembling, printing and distributing the proxy materials for the meeting. In addition to solicitations by mail, directors and officers of the Company and its subsidiaries may solicit proxies personally, by telephone, fax, electronic mail or in person. The Company may retain the services of a proxy solicitation firm to assist with the solicitation of proxies. The Company will pay all of the fees and any other costs and expenses incurred in connection with retaining any such firm. Our directors and officers will receive no additional compensation for the solicitation of proxies.

We have requested that brokers, banks, trustees or other nominees forward proxy-soliciting material to the beneficial owners of our common stock. We will reimburse these persons upon request for reasonable out-of-pocket expenses they incur in connection with this request.

Other matters related to the Annual Meeting

Only matters brought before the Annual Meeting in accordance with the Company’s Amended and Restated By-Laws will be considered. Other than the matters described in the Notice of Annual Meeting accompanying this Proxy Statement, the Company does not know of any other matters that will be presented at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment, the designated proxies will vote in accordance with their judgment.

Should any nominee for director become unable or unwilling to accept nomination or election, the designated proxies intend to vote for the election of another person if recommended by the Nominating and Corporate Governance Committee and nominated by the Board. The Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

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CORPORATE GOVERNANCE AT OLD NATIONAL

Our Board of Directors is committed to maintaining strong coRporate governance principles and practices.

For additional information about our corporate governance practices, you may view the following documents on our website at www.oldnational.com under the Investor Relations/ Governance link. These documents also are available to any interested party who requests them by writing to: Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718.

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Corporate Governance Guidelines
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Code of Business Conduct and Ethics (applicable to all directors, officers and team members)
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Code of Ethics for CEO and Senior Financial Officers
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Audit Committee Charter
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Corporate Responsibility Committee Charter
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Enterprise Risk Committee Charter
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Executive Committee Charter
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Nominating and Corporate Governance Committee Charter
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Talent Development and Compensation Committee Charter
Corporate Governance Guidelines and Committee Charters

Our Corporate Governance Guidelines and committee charters describe various aspects of our corporate governance practices. The Corporate Governance Guidelines and charters are intended to ensure that our Board of Directors has certain practices in place relating to oversight of management and various components of our business operations and to Board decision making that is independent of management.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and team members, as well as a Code of Ethics for CEO and Senior Financial Officers, which applies to our CEO and senior financial officers. Our Code of Business Conduct and Ethics meets the requirements of a “code of ethics” as defined by applicable SEC rules, and also meets the requirements of a “code of conduct” under the applicable Nasdaq rules. Annually, all team members are required to certify that they have reviewed and are familiar with our Code of Business Conduct and Ethics, and all directors and officers are required to certify compliance with this code. Waivers of the Code of Business Conduct and Ethics for executive officers and directors must be approved by our Board of Directors. Similarly, our CEO and senior financial officers must certify annually that they have reviewed, are familiar with and are in compliance with the Code of Ethics for CEO and Senior Financial Officers. Waivers of the Code of Ethics for CEO and Senior Financial Officers must be submitted to and approved by our Board of Directors.

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Director Independence

Following a recommendation from our Nominating and Corporate Governance Committee, our Board of Directors determines annually the independence of all non-employee directors in accordance with the independence requirements of our Corporate Governance Guidelines and applicable Nasdaq listing requirements and SEC rules. Accordingly, each year, the Board affirmatively determines whether each non-employee director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company.

Each non-employee director is required to complete an annual questionnaire that provides information about any relationship that might affect a determination of independence. Management then provides the Nominating and Corporate Governance Committee and the Board of Directors with relevant information about any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the applicable Nasdaq listing requirements and SEC rules.

Based on this process, the Board affirmatively determined that each of the directors nominated for election at the Annual Meeting is independent of the Company under our Corporate Governance Guidelines, the Nasdaq listing requirements and SEC rules, with the exception of Mr. Ryan, our Chairman and CEO, who is an employee of the Company. In addition, the Board of Directors determined that:

●	Each member of the Audit Committee is financially literate and has accounting or related financial management or expertise (as such qualifications are defined under applicable Nasdaq rules).
●	Thomas L. Brown, Ryan C. Kitchell and Stephen C. Van Arsdell are “audit committee financial experts” within the meaning of the rules and regulations of the SEC.
●	Each member of the Compensation Committee is a “non-employee director” within the meaning of Securities Exchange Act Rule 16b-3.

Board Leadership Structure

Our Board of Directors is elected by our shareholders and selects our Executive Leadership Team, which is the executive management team charged with the conduct of the Company’s business. Having selected the Executive Leadership Team, the Board acts as an advisor to management and ultimately monitors its performance. The Board has responsibility for overseeing the business and affairs of the Company and, in exercising such responsibility, receives information from management about the Company’s business and risks. This involvement enables the Board to provide guidance to management in formulating and developing plans and to exercise its decision-making authority on appropriate matters of importance to the Company. The Board of Directors approves the Company’s strategic plan and its annual budget. Acting as a full Board and through the Board’s six standing committees, the Board of Directors regularly reviews the Company’s progress against its strategic plan and annual budget, as well as areas of strategic importance to and risks of the Company.

Chairman and CEO Roles

On February 15, 2022, the closing date of the Merger with First Midwest, and pursuant to the Merger Agreement, Michael L. Scudder, the former Chairman and CEO of First Midwest, became the Executive Chairman of the Board of Directors of the Company, with Mr. Ryan remaining as CEO and a director of the Company. Mr. Scudder retired as Executive Chairman of the Company on January 31, 2024. In accordance with the Company’s By-Laws, Mr. Ryan became Chairman of the Board of the Company and

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Chairman of the Executive Committee of the Board upon Mr. Scudder’s retirement, in addition to continuing in his role as CEO. The Board believes this structure is effective, is in the best interest of shareholders and serves the Company well at this time.

Lead Independent Director

The Company’s Corporate Governance Guidelines require that the Company has a Lead Independent Director, currently Rebecca S. Skillman, when the Chairman and CEO positions are held by the same person or both positions are held by insiders. The Lead Independent Director’s duties and responsibilities are set forth in our Corporate Governance Guidelines and include, among other responsibilities, presiding at all meetings of the Board at which the Chairman of the Board is not present; leading sessions of the independent directors of the Board; consulting and meeting with any or all independent directors as required; advising on the scope, quality, quantity and timeliness of information sent to the Board; leading the Board’s annual self-assessment process; mentoring and counseling new members of the Board to assist them in becoming active and effective directors; leading the Board in the annual evaluation of the CEO’s performance; and performing such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

Board and Committee Meetings

The Board met six times during 2023. Each director attended 75% or more of the meetings of the Board and the meetings of committees on which he or she served in 2023. Eleven of our sixteen directors had 100% attendance records in 2023. Of the remaining five directors, four had attendance records of at least 94%, and one had an attendance record of at least 86% at the Board meetings and meetings of committees on which they served in 2023.

The Board and its committees hold executive sessions and independent directors’ sessions a minimum of four times each year in connection with their quarterly meetings, and at other times as needed.

The Company has not established a formal policy regarding director attendance at its Annual Meeting, but it encourages all directors to attend these meetings and reimburses expenses associated with attendance. All of our directors attended our Annual Meeting in 2023.

Committees of our Board

The Board maintains the following standing committees: Audit Committee, Corporate Responsibility Committee, Enterprise Risk Committee, Executive Committee, Nominating and Corporate Governance Committee and Talent Development and Compensation Committee.

The committee charters are reviewed annually by the Board of Directors and include information regarding each committee’s composition, purpose, duties and responsibilities. The charters are available on our website at www.oldnational.com under the Investor Relations/Governance link. The number of meetings held in 2023, the current chair and membership and the key responsibilities for each committee are set forth below.

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Audit Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
Stephen C. Van Arsdell (Chair) Thomas L. Brown Daniel S. Hermann Ryan C. Kitchell Michael J. Small Katherine E. White
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Oversees the integrity of the Company’s financial statements and its financial reporting process
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Appoints and reviews the independence, qualifications and performance of the independent registered public accounting firm
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Oversees the scope and results of the independent registered public accounting firm’s audits and other services, if any
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Oversees the Company’s system of internal controls over financial reporting
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Oversees the Company’s internal audit function
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Reviews the Company’s actions in response to matters raised by the independent registered public accounting firm or internal auditors
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Reviews the Company’s compliance with legal and regulatory requirements in relation to financial reporting
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Is responsible for the preparation of a report as required by the SEC to be included in this Proxy Statement
8

Corporate Responsibility Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
Derrick J. Stewart (Chair) Kathryn J. Hayley Peter J. Henseler Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick	– Reviews progress on corporate social responsibility of the Company – Oversees management relating to the Community Reinvestment Act and fair lending practices of the Company – Discusses with management the Company’s relations with community organizations – Reviews policies and programs relating to diversity, equity and inclusion, ESG and ethics – Reviews employee and client satisfaction and engagement initiatives – Monitors company-wide volunteerism and the activities of the Old National Bank Foundation through which charitable gifts are made	4

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Enterprise Risk Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
Thomas L. Brown (Chair) Kathryn J. Hayley Thomas E. Salmon Michael J. Small Derrick J. Stewart Katherine E. White
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Monitors the Company’s key enterprise risk categories: compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management
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Discusses with management the results of regulatory examinations
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Oversees management with respect to the Company’s enterprise risk management framework, policies, procedures and risk appetite
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Reviews reports from management relating to the Company’s credit controls and loan review processes
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Monitors the Company’s information technology and information security/cyber risks

5

Executive Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
James C. Ryan, III (Chair) Thomas L. Brown Daniel S. Hermann Ellen A. Rudnick Rebecca S. Skillman Derrick J. Stewart Stephen C. Van Arsdell	– Reviews and recommends to the Board the annual budget as well as the multi-year strategic plan of the Company – Assesses and monitors the Company’s performance against the annual and multi-year strategic plan and the annual budget – Reviews strategic direction of the Company with management – Reviews the Company’s capital plan and policy and recommends to the Board dividends and any share repurchase program of the Company – Discusses corporate development and other acquisition opportunities with management	4

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Nominating and Corporate Governance Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
Rebecca S. Skillman (Chair) Barbara A. Boigegrain Peter J. Henseler Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick Stephen C. Van Arsdell Katherine E. White
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Annually recommends to the Board the slate of director nominees to stand for election at our annual meeting of shareholders and assesses the independence of directors
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Reviews with the Board, on an annual basis, the size, requisite skills and characteristics of Board members as well as the composition of the Board as a whole
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Recruits, as needed, new directors for the Board
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Leads the annual performance self-assessment of the Board and each of its committees
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Oversees the annual performance evaluation of, and succession planning for, the CEO
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Reviews and approves the Corporate Governance Guidelines, Insider Trading Policy and Related Party Transaction Policy
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Reviews and approves the Company’s stock ownership guidelines
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Reviews and approves any changes to our Articles of Incorporation and By-Laws
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Confirms the publication of the Company’s ESG report
4

Talent Development and Compensation Committee

Committee Members	Key Responsibilities	# of Meetings in 2023
Daniel S. Hermann (Chair) Barbara A. Boigegrain Kathryn J. Hayley Peter J. Henseler Thomas E. Salmon Rebecca S. Skillman
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Annually reviews, approves and recommends to the Board for its approval the compensation of the CEO and other executive officers who report directly to the CEO
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Establishes performance metrics and goals under the Company’s short-term and long-term incentive compensation programs and certifies performance under these plans
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Evaluates the Company’s employee compensation and benefit programs as well as the competitiveness of those programs
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Oversees succession planning of our executive officers (other than the CEO)
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Advises the Board regarding the talent development and succession management of key executives of the Company
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Establishes the terms of the Employee Stock Purchase Plan
4

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Board’s Role in Risk Oversight

Risk is inherent in every business and particularly for regulated financial institutions. We have organized our risk profile and enterprise risk management framework into the following risk categories: compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management. We do not view risk in isolation, but rather consider risk as part of our ongoing consideration of business strategy and decisions. We also are mindful that risk oversight is not about eliminating all risks, but rather identifying, quantifying, managing or accepting and monitoring risks at appropriate levels to achieve customer needs and business objectives in a prudent manner.

The entire Board is involved in overseeing risk associated with the Company. The charters of our Board committees assign oversight responsibility for particular areas of risk. The Board and its committees monitor risks associated with their respective principal areas of focus through regular meetings with management and, when appropriate, outside advisors.

Our Chief Risk Officer reports each quarter to the Enterprise Risk Committee of the Board on the Company’s enterprise risk management profile. Other senior officers also report quarterly to the Enterprise Risk Committee on various risks of the Company, such as market, liquidity, credit, cybersecurity and other risks. The chair of the Enterprise Risk Committee summarizes these reports at the Board’s quarterly meetings.

The following is a summary of oversight responsibility for particular material areas of risk:

AUDIT COMMITTEE	ENTERPRISE RISK COMMITTEE	EXECUTIVE COMMMITTEE
Risks that raise material issues associated with accounting, financial reporting, tax and internal control over financial reporting.

Compliance/regulatory, credit, legal, liquidity, market, operational (including information technology and information security/cyber), reputational, strategic and talent management risks at the Company.

Risks associated with the Company’s strategy, annual budget, capital position, operating performance, as well as acquisition opportunities.

TALENT DEVELOPMENT AND COMPENSATION COMMITTEE	CORPORATE RESPONSIBILITY COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Risks associated with the Company’s compensation programs and arrangements, including cash and equity incentive plans and talent development and succession planning.	Risks associated with corporate social responsibility initiatives, employee and customer engagement, the Community Reinvestment Act, fair lending and employee and supplier diversity.	Risks associated with corporate governance generally, CEO succession planning and board and committee composition.

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Board and Committee Self-Assessments

The Board of Directors and each of the Board committees conduct an annual self-assessment, which includes both a qualitative and quantitative assessment by each director. The Nominating and Corporate Governance Committee oversees these assessments. As part of this process, each director completes an annual self-assessment of the Board and the committees on which he or she serves. Each director also has the opportunity to have an individual meeting with our Lead Independent Director relating to Board or committee performance. The results of the Board self-assessments are reported to the full Board of Directors, and the results of the committee self-assessments are reported to the respective committees.

Director Education

Our Board believes that director education is an ongoing process that is essential for our directors in fulfilling their roles and providing effective oversight as members of our Board. We provide our directors with regular updates on a variety of topics relating to our Company, the financial services industry, peer and market practices, regulatory matters, executive compensation, cybersecurity and other relevant subjects.

The Chair of our Nominating and Corporate Governance Committee and our Chairman and Chief Executive Officer oversee director education at the Company, with input from all directors. Director education occurs for the full Board and for each of the Board’s committees. Our education program involves presentations on relevant topics by management, outside advisors or industry experts, attendance at national or local conferences and meetings, access to board of directors and governance related portals maintained by outside advisors or industry experts and subscriptions to pertinent periodicals and other materials.

Succession Planning and Talent Development

Board Succession Planning

The Nominating and Corporate Governance Committee is responsible for regularly reviewing Board and committee composition and succession planning. The Nominating and Corporate Governance Committee reviews each director’s continuation on the Board on a regular basis and annually considers upcoming retirements, director tenure and ages, the overall mix of Board experience and Board diversity. Under our Corporate Governance Guidelines, a director of the Company will no longer qualify to serve as a director effective as of the end of the term during which the director becomes 75 years of age. The Board also annually reviews the requisite skills and characteristics of our directors, as well as the composition of the Board as a whole. The annual Board assessment includes a review of the skills, experience and diversity of the Board in the context of the needs of the Board.

CEO and Senior Management Succession Planning

Among the Nominating and Corporate Governance Committee’s responsibilities is to oversee CEO succession planning and leadership development opportunities for potential CEO candidates. The Board plans for succession of the CEO and reviews the succession strategy for both unplanned and planned events. As part of this process, the independent directors review the Nominating and Corporate Governance Committee’s recommended CEO candidates under either a planned or unplanned scenario. The criteria used when assessing the qualifications of potential CEO successors include certain leadership, management, financial acumen, professional experience and other dimensions. The individual also must possess the skill and talent to lead the organization in a positive manner with wisdom and enthusiasm and champion the Company’s culture.

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Our Compensation Committee oversees succession planning and leadership development for executive management (other than the CEO, which is overseen by our Nominating and Corporate Governance Committee).

Attract, Retain and Engage Talent – Develop Leaders and Organizational Succession Planning

Our people priorities are focused on attracting, retaining and engaging talent at all levels within Old National and developing our future leaders. We continue to attract top talent, including strategic hires in priority markets, and we are increasing team member engagement through our strong culture. After bringing two legacy companies together in the Merger of Old National and First Midwest, one of our best investments of time, talent and energy as a new leadership team was to articulate our shared Mission, Vision and Values, and cascade our collective corporate culture.

In 2022, we launched a comprehensive program to bring culture shaping and leadership experiences to all people leaders. We began the program with our executive leadership team and their direct reports, and expanded the program’s reach to our entire organization. This culture shaping work provided us with a foundation to build upon including defined common beliefs, common vocabulary, the “ONB way” and leadership relationship-building experiences.

As a part of the leadership experience, our senior level leaders participate in a customized 18-month program developed to equip them to be culture carriers for the organization, further educate them on strategies and key business initiatives, and increase their leadership skills and emotional intelligence. The Senior Leader Program helps prepare these top leaders for future opportunities and serves as foundational work for our talent reviews and succession planning.

Succession planning at our Company begins with an executive development review of all executive leadership team members, including discussion around career goals, aspirations and time horizons, strengths and accomplishments and areas for continued development. Executive team members assess their senior leaders for potential and readiness to accept additional roles and responsibilities, including the creation of personalized executive development plans. The executive development review results in a documented succession plan for each key leadership role that is presented to the Talent Development and Compensation Committee of our Board annually. In addition, while following a similar yet more robust process, succession planning for the CEO role is conducted in partnership with our Nominating and Corporate Governance Committee.

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Related Party Transactions

Certain directors and executive officers of the Company are at present, as in the past, customers of one or more of the Company’s subsidiaries and have had, and expect in the future to have, similar transactions (including loans) with these subsidiaries. In addition, some of the directors and executive officers of the Company may at present, as in the past, serve as directors, officers or principal shareholders of corporations that are customers of the Company’s subsidiaries, and that have had, and expect to have, transactions with these subsidiaries. All such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

Related party transactions are evaluated on a case-by-case basis in accordance with applicable laws and regulations as well as provisions of our By-Laws, Code of Business Conduct and Ethics and Related Party Transaction Policy.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during the fiscal year ended December 31, 2023 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board. None of the members of the Compensation Committee had a relationship that would require disclosure under the “Certain Relationships and Related Transactions” heading of any of our filings with the SEC during the past three fiscal years.

Communications from Shareholders to Directors

The Board believes it is important that a direct and open line of communication exist between the Board and the Company’s shareholders and other interested parties. As such, the Board has adopted procedures for communications to directors.

Any shareholder or other interested party who desires to contact Old National’s Chairman of the Board, Lead Independent Director or the other members of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, Old National Bancorp, P.O. Box 718, Evansville, Indiana 47705-0718. Communications received are distributed to the Chairman of the Board, the Lead Independent Director or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

Policy Regarding Consideration of Director Candidates Recommended by Shareholders

The Company’s nomination procedures for directors are governed by its By-Laws. Each year the Nominating and Corporate Governance Committee makes a recommendation to the entire Board regarding a slate of nominees for election as directors. The Nominating and Corporate Governance Committee will review suggestions from shareholders regarding nominees for election as directors. All such suggestions from shareholders must be submitted in writing to the Nominating and Corporate Governance Committee at the Company’s principal executive office not less than 120 days in advance of the date of the annual or special meeting of shareholders at which directors are to be elected. All written suggestions of shareholders must set forth:

●	the name and address of the shareholder making the suggestion;
●	the number and class of shares owned by such shareholder;

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CORPORATE GOVERNANCE AT OLD NATIONAL

●	the name, address and age of the suggested nominee for election as director;
●	the nominee’s principal occupation during the five years preceding the date of suggestion;
●	all other information concerning the nominee as would be required to be included in the proxy statement used to solicit proxies for the election of the suggested nominee; and
●	such other information as the Nominating and Corporate Governance Committee may reasonably request.

A consent of the suggested nominee to serve as a director of the Company, if elected, also must be included with the written suggestion.

Shareholder Outreach and Engagement

We value the views of our shareholders and welcome their input and feedback. Therefore, we have developed an ongoing and robust outreach and engagement process that allows us to maintain regular contact with our shareholders. Members of our executive leadership team, and periodically an independent director, meet with our largest shareholders throughout the year. Through these meetings, we seek to have conversations and to develop and strengthen relationships with our shareholders.

In 2023, we reached out to shareholders who own, in the aggregate, approximately 60% of our outstanding shares of common stock. Shareholders owning approximately 33% of our outstanding shares accepted our invitation to meet. Most of these meetings were with the corporate governance and stewardship teams at our largest institutional shareholders. Among the topics discussed at these meetings were corporate strategy, executive compensation, talent development, succession planning, corporate governance, board matters, ESG programs and activities, corporate social responsibility priorities, financial performance, corporate disclosures and other information about the Company, as well as the polices and voting guidelines of the shareholders with whom we met.

The conversations at these meetings are summarized for our Nominating and Corporate Governance Committee.

Our shareholder engagement process includes:

●	Scheduled meetings with the corporate governance and stewardship teams at our largest institutional shareholders – typically in the fall of each year
●	Meetings with current or proposed institutional shareholders at investor conferences
●	Meetings with non-institutional shareholders
●	Our annual meeting of shareholders with members of our executive management team and Board of Directors in attendance
●	Disclosures in the proxy statements for our annual meetings of shareholders and in our annual reports to shareholders
●	Our annual ESG report
●	Our quarterly earnings calls
●	Press releases and materials we file with the SEC
●	Information on our website

28	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

The Board unanimously recommends that you vote “FOR” the election of the fifteen nominees named below as directors of the Company.

The first item to be acted upon at the Annual Meeting is the election of fifteen directors to the Board. The number of directors is set forth in our By-Laws. Each director is elected for a one-year term.

Our Board of Directors has unanimously nominated the following individuals to stand for election at this year’s Annual Meeting, all of whom are currently serving as directors of the Company:

Barbara A. Boigegrain Thomas L. Brown Kathryn J. Hayley Peter J. Henseler	Daniel S. Hermann Ryan C. Kitchell Austin M. Ramirez Ellen A. Rudnick	James C. Ryan, III Thomas E. Salmon Rebecca S. Skillman Michael J. Small	Derrick J. Stewart Stephen C. Van Arsdell Katherine E. White

Board Composition and Experience

Our fifteen directors have significant and varied operational, financial, risk, technology, corporate governance, merger and acquisition, leadership and other experience, and possess a diversity of skills, perspectives, gender, race and ethnicity. The Nominating and Corporate Governance Committee is responsible, among other items, for recruiting and nominating directors for election to our Board and for assessing the qualifications and independence of our directors. The Nominating and Corporate Governance Committee also reviews with the full Board, on an annual basis, the requisite skills and characteristics of Board members, as well as the composition of the Board as a whole. Below are certain highlights of our Board of Directors, including the tenure, diversity, qualifications and experience of our directors.

20% Racial/Ethnic Diversity	33% Gender Diversity	62 years Average Independent Director Age

8.2 years Average Independent Director Tenure Includes tenure at First Midwest	93% Independent All directors are independent other than our CEO	80% Other public company experience

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ITEM 1 – ELECTION OF DIRECTORS

Each of our fifteen directors has extensive professional experience that contributes to a diversity of skills, experience, perspectives and leadership qualities on our Board of Directors. The chart below highlights certain of the skills and experience our directors possess that are important to the Company:

BANKING AND FINANCIAL INDUSTRY	COMPENSATION AND BENEFITS
Knowledge and experience in the banking and financial services industry are important to understanding our business model and strategic plan	Understanding executive compensation and employee benefits is important to understanding and evaluating our various executive compensation plans and programs
CORPORATE GOVERNANCE	MERGERS AND ACQUISITIONS
Knowledge of corporate governance matters, policies and best practices assists the Board in considering and adopting appropriate corporate governance practices	Knowledge and experience in mergers, acquisitions and other strategic partnership opportunities are important to evaluating growth opportunities
FINANCE AND ACCOUNTING	RISK MANAGEMENT
Knowledge and experience in accounting or financial reporting are important to effectively oversee the Company’s financial position and condition and the accurate reporting thereof	Experience in assessing and managing business and financial risk factors is important to effectively oversee risk management and understand risks facing the Company

TECH OR IT	DIVERSITY
Experience with or oversight of technology, information security or cybersecurity is important in overseeing the security of the Company’s operations and systems	Gender and racial/ethnic diversity allows for diversity of thought, experiences and perspectives and leads to better outcomes for our shareholders, team members, clients and communities
EXECUTIVE MANAGEMENT	ENVIRONMENTAL, SOCIAL AND GOVERNANCE
Knowledge and experience in executive management positions assist the Board in overseeing our business activities and evaluating and overseeing our strategic plan

Understanding environmental, social and governance matters assists the Board in overseeing the Company’s non-financial risks and opportunities inherent to its day-to-day activities, as well as the Company’s corporate social responsibility priorities

Represents each director who possesses the skill or attribute

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ITEM 1 – ELECTION OF DIRECTORS

Director Diversity Objectives

The Nominating and Corporate Governance Committee believes that a diverse Board leads to better decisions and outcomes for our shareholders, team members, clients and communities. In addition to the background, skills and experience considerations highlighted above, the Nominating and Corporate Governance Committee evaluates potential directors across many dimensions, such as gender, race, ethnicity, sexual orientation, age, background and geography. The Company’s Corporate Governance Guidelines require the Company to have no less than two female directors and at least one director from an ethnic minority background on the Board. In addition, any third party engaged to assist the Nominating and Corporate Governance Committee in searching for director candidates is requested to present a diverse group of candidates.

Director Diversity Matrix (As of April 5, 2024)

Total Number of Directors: 15	Female	Male
Part I: Gender Diversity
Directors	5	10
Part II: Demographic Background
African American or Black	1	1
Hispanic or Latinx	–	1
White	4	8

Nomination Process

The Nominating and Corporate Governance Committee also seeks director candidates from diverse professional backgrounds who possess a broad spectrum of experience and expertise. Directors should have an active interest in the business of the Company, possess a willingness to represent the best interests of all shareholders, be able to objectively evaluate management’s and the Company’s performance, possess the highest personal and professional ethics, integrity and values and be able to comprehend and advise management on complicated issues that face the Company and the Board. In addition, directors should not have any interest that would materially impair their ability to exercise independent judgment or discharge their fiduciary duties to the Company and its shareholders.

The Nominating and Corporate Governance Committee is responsible for regularly reviewing Board composition, succession planning, talent development and the broader aspects of diversity. An assessment conducted annually includes a review of the skills, experience and diversity of our directors in the context of the needs of the Board.

Director overboarding

Our Board of Directors recognizes that directors need sufficient time to serve as effective members of the Board, to attend Board and committee meetings, to fulfill their director responsibilities and to properly represent the interests of our shareholders. Our Board also recognizes that service on boards of other companies provides valuable insights into board, governance and other corporate processes.

While we do not specify an express limit on the number of other public company boards on which our directors may serve, our Corporate Governance Guidelines require that a director must provide advance notice to the Chair of our Nominating and Corporate Governance Committee and our Chairman and Chief Executive Officer before accepting a position on another board of directors (whether at a public or private company). This allows the Chair of our Nominating and Corporate Governance Committee and our Chairman and Chief Executive Officer an opportunity to consider whether a director’s proposed acceptance of a position on another board of directors will impact the director’s ability to serve as a director of our Company. Our Nominating and Corporate Governance Committee considers a number

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ITEM 1 – ELECTION OF DIRECTORS

of factors, including the number of other boards on which each director serves, when making its annual recommendation to our Board of Directors of our director nominees for election at our annual meeting of shareholders. None of our directors serves on more than one other public company board of directors.

information about our directors

BARBARA A. BOIGEGRAIN

EXPERIENCE AND QUALIFICATIONS

Ms. Boigegrain served as the Chief Executive Officer and General Secretary of Wespath Benefits and Investments (formerly the General Board of Pension and Health Benefits of The United Methodist Church) from 1994 until her retirement in January 2022. Wespath is a pension, health and welfare benefit trustee and administrator and an institutional investment manager that is one of the largest faith-based pension funds in the United States, with $29 billion of assets under management. Wespath is a global leader in environmental, social and governance (ESG) investing and is a founding member of the Transition Pathway Initiative, a global asset-owned initiative that assesses companies’ preparedness for the transition to a low carbon economy.

Prior to 1994, Ms. Boigegrain spent eleven years as a consultant with Towers Perrin and four years with KPMG LLP and Dart Industries as a manager and analyst.

Ms. Boigegrain currently serves on the board of the Iliff School of Theology and the Texas Medical Foundation. Previously, Ms. Boigegrain served as a member and chair of the boards of directors of Church Benefits Association and the Church Alliance. She is also a former member of the board of trustees of Emory & Henry College. Ms. Boigegrain was recognized as one of Crain’s Chicago 2020 Notable Women Executives Over 50.

As the CEO and General Secretary of Wespath, Ms. Boigegrain has overseen its restructuring, significantly improved its performance and services and increased its assets under management. In her experience as a benefits consultant, she established the San Diego office of Towers Perrin.

Ms. Boigegrain earned a Bachelor of Arts degree in Biology and Psychology from Trinity University in 1979.

Age: 66 Tenure: ● Old National: 2022 ● First Midwest: 2008 Committees: ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her extensive employee benefits, compensation, executive and corporate governance experience, Ms. Boigegrain brings significant leadership, business development, operations and executive management skills to our Board of Directors. She also provides valuable knowledge of financial markets, strategic growth, ESG and sustainable investing.

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ITEM 1 – ELECTION OF DIRECTORS

THOMAS L. BROWN

EXPERIENCE AND QUALIFICATIONS

Mr. Brown served as the Senior Vice President and Chief Financial Officer of RLI Corp. (NYSE), a specialty insurer serving diverse niche property, casualty and surety markets from 2017 until his retirement on December 31, 2019. From 2011 to 2017, he served as RLI Corp.’s Vice President and Chief Financial Officer.

Previously, Mr. Brown was a partner at PricewaterhouseCoopers LLP, where he served for ten years as its Midwest Regional Financial Services Director and led teams responsible for the banking, insurance, capital markets and investment management business sectors.

Mr. Brown currently serves on the boards of directors of James River Group Holdings, Ltd. (Nasdaq) and the Chicago Shakespeare Theater. In addition, Mr. Brown serves on the board of directors of Easter Seals DuPage & Fox Valley (Illinois), and he previously served on the board of Easter Seals Central Illinois. From 2004 through 2017, Mr. Brown served on the board of trustees of Illinois Wesleyan University.

Mr. Brown earned a Bachelor of Science degree in Accounting from Illinois Wesleyan University in 1979. He is a certified public accountant.

Age: 67 Tenure: ● Old National: 2022 ● First Midwest: 2017 Committees: ● Audit ● Enterprise Risk ● Executive

REASONS FOR NOMINATION

With his extensive finance, accounting, risk management and financial services background, combined with the insights of the executive management team of a public company, Mr. Brown brings valuable finance, accounting, strategic planning, merger and acquisition, risk and executive management skills and experience to our Board of Directors.

KATHRYN J. HAYLEY

EXPERIENCE AND QUALIFICATIONS

Ms. Hayley has served as the Chief Executive Officer of Rosewood Advisory Services, LLC, a business advisory services firm, since 2015.

Previously, Ms. Hayley served as an Executive Vice President of UnitedHealthcare, a subsidiary of UnitedHealth Group, Inc. (NYSE), a position in which she served from 2012 to 2015, overseeing a number of strategic initiatives at this global healthcare company. From 2006 to 2012, she served as an executive of Aon plc (NYSE), including as Chief Executive Officer of Aon Consulting Worldwide and Aon Hewitt Consulting Americas. Prior to her service at Aon, Ms. Hayley was an information technology partner at Deloitte Consulting LLP and led the U.S. financial services practice. She also served on the board of directors of Deloitte & Touche LLP U.S.

Ms. Hayley currently serves on the board of directors of Concentrix Corporation (Nasdaq). She previously served on the boards of directors for Alight Solutions, LLC (2018-2021), Interior Logic Group, Inc. (2021-2022), Tribridge Holdings, LLC (2015-2017), as well as the advisory board of E.A. Renfroe & Company, Inc. (2016-2022).

Ms. Hayley earned a Bachelor of Science degree in Applied Computer Science from Illinois State University in 1979 and a Master of Business Administration, with concentrations in Marketing and Finance, from the Kellogg School of Management at Northwestern University in 1984.

Age: 65 Tenure: ● Old National: 2022 ● First Midwest: 2016 Committees: ● Corporate Responsibility ● Enterprise Risk ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her extensive information technology and financial services background and her broad executive management experience, as well as her employee benefits and talent management experience, Ms. Hayley provides our Board with valuable technology, strategic planning, executive management, human resources, benefits and ESG experience, as well as the insights of a former senior executive of several public companies.

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ITEM 1 – ELECTION OF DIRECTORS

PETER J. HENSELER

EXPERIENCE AND QUALIFICATIONS

Mr. Henseler is the Chairman of TOMY International, a wholly owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products. He rejoined TOMY International in 2017 after serving as Vice Chairman until his retirement in 2012.

Mr. Henseler previously held the position of President of TOMY International from 2011 until 2012. He was President of RC2 Corporation (Nasdaq) from 2002 to 2011, at which time TOMY Company acquired RC2. He served as RC2’s Executive Vice President of Sales and Marketing from 1999 to 2002. Mr. Henseler also previously served as a director of RC2.

Prior to joining RC2, Mr. Henseler held marketing positions at McDonald’s Corporation and Hasbro, Inc. In February 2018, he completed his tenure as Chairman of the Toy Industry Foundation and now serves as an executive advisor to the board. He also previously served on the board of directors of the American Toy Industry Association. Mr. Henseler currently serves on the board of directors of the Robert E Dods Family Foundation.

Mr. Henseler earned a Bachelor of Science degree in Marketing from Xavier University in 1980.

Age: 65 Tenure: ● Old National: 2022 ● First Midwest: 2011 Committees: ● Corporate Responsibility ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Mr. Henseler brings important executive management, operating and leadership skills and insights to our Board of Directors through his experience as a president of a global public company, as well as his substantial operational, brand management, marketing, risk, compensation and merger and acquisition experience.

DANIEL S. HERMANN

EXPERIENCE AND QUALIFICATIONS

Mr. Hermann is the founding partner of Lechwe Holdings LLC, a family company involved in the startup of and investing in companies. He is also a founder of AmeriQual Group, LLC, where he served as CEO from 2005 to 2015. Prior to 2005, Mr. Hermann spent over 20 years at Black Beauty Coal Company. During his years at Black Beauty, he held various positions, including President and CEO. He has experience in public accounting and was a licensed Certified Public Accountant.

Mr. Hermann currently serves on the board of directors of Deaconess Health System, the premier provider of healthcare service to 26 counties in three states, including Indiana, Illinois and Kentucky. In addition, he serves as a director of General Signals, Hermann Family Foundation and Foundation for Youth. He is also a director emeritus of the Boys and Girls Club of Southern Indiana as well as past Chairman of the Evansville Catholic Foundation and past board member of Foresight Energy, LP (NYSE).

Mr. Hermann earned a Bachelor of Science Degree in Accounting from Indiana State University in 1979.

Age: 66 Tenure: ● Director Since: 2020 Committees: ● Audit ● Executive ● Talent Development and Compensation

REASONS FOR NOMINATION

With over 30 years of experience as a senior executive, Mr. Hermann brings extensive business, operations, executive management, compensation, risk, merger and acquisition, finance and accounting experience to the Board, as well as public company board experience.

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ITEM 1 – ELECTION OF DIRECTORS

RYAN C. KITCHELL

EXPERIENCE AND QUALIFICATIONS

Mr. Kitchell is the Chairman of the Indiana Governor’s Workforce Cabinet. Previously, Mr. Kitchell served as Executive Vice President and Chief Administrative Officer of Indiana University Health from 2016 to 2019 and as Chief Financial Officer of Indiana University Health from 2012 to 2016. He served as President of IU Health Plans from 2011 to 2012 and Treasurer of Indiana University Health from 2010 to 2011.

Prior to joining Indiana University Health, he worked for Indiana Governor Mitch Daniels, first as a Public Finance Director from 2005 until 2007 and then as a Director of the Office of Management and Budget from 2007 until 2010. He also has previously served in corporate treasury and controller roles at Eli Lilly and Company (NYSE) and started his career at Prudential Capital, a subsidiary of Prudential Financial, Inc. (NYSE).

Mr. Kitchell currently serves on the boards of directors of OneAmerica Financial Partners, Help at Home Inc. and the Indiana Sports Corporation and is an advisor to Meridian Street Capital.

Mr. Kitchell earned an economics degree from Indiana University in 1996 and an MBA from the Tuck School of Business at Dartmouth University in 2002. He also has earned the Chartered Financial Analyst (CFA) designation.

Age: 50 Tenure: ● Director Since: 2018 Committees: ● Audit ● Corporate Responsibility ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Through his executive leadership at the largest healthcare system in Indiana, Mr. Kitchell brings to the Board executive leadership experience with a strong finance background. In addition, he brings significant public finance experience.

AUSTIN M. RAMIREZ

EXPERIENCE AND QUALIFICATIONS

Mr. Ramirez is the President and CEO of Husco, a global engineering and manufacturing company with over 1,500 employees worldwide. Prior to joining Husco in 2003, he was a consultant in the San Francisco office of McKinsey & Company where he specialized in corporate finance and industrial operations. From 2016 to 2017, Mr. Ramirez served as a White House Fellow on the National Economic Council in Washington D.C. In 2014, Mr. Ramirez was selected as a Young Global Leader of the World Economic Forum and is a 2018 Henry Crown Fellow at the Aspen Institute.

Mr. Ramirez joined the board of directors of The Marcus Corporation (NYSE) in 2023.

Mr. Ramirez has volunteered on a number of education-focused boards including Teach for America, the Boys and Girls Clubs, the YMCA and the United Performing Arts Fund. He is a co-founder of St. Augustine Preparatory Academy. He has also served as a director of the Greater Milwaukee Committee, Metropolitan Milwaukee Chamber of Commerce and the National Association of Manufacturers.

Mr. Ramirez graduated from the University of Virginia in 2001 with degrees in Systems Engineering and Economics and received an MBA from Stanford Graduate School of Business, where he was an Arjay Miller Scholar and a Goldman Sachs Fellow.

Age: 45 Tenure: ● Director Since: 2020 Committees: ● Corporate Responsibility ● Nominating and Corporate Governance

REASONS FOR NOMINATION

With significant experience in leading an international manufacturing company, Mr. Ramirez brings important executive management, operations, risk, compensation and financial skills to the Board of Directors. In addition, Mr. Ramirez is committed to community service and leadership development through his dedication to education, the arts and the Milwaukee community.

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ITEM 1 – ELECTION OF DIRECTORS

ELLEN A. RUDNICK

EXPERIENCE AND QUALIFICATIONS

Ms. Rudnick has served at the University of Chicago Booth School of Business since 1999. She is currently a Senior Advisor for New Venture Programming and previously served as the Executive Director of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago and Adjunct Professor of Entrepreneurship.

Prior to joining the University of Chicago, Ms. Rudnick served as President and Chief Executive Officer of Healthcare Knowledge Resources, President of HCIA, Chairman of Pacific Biometrics and Corporate Vice President of Baxter International, Inc. (NYSE).

She currently serves on the boards of directors of Liberty Mutual Insurance Company (since 2001) and Patterson Companies (since 2003; Nasdaq). Ms. Rudnick previously served on the board of directors of HMS Holdings, Corp. (1997-2021; Nasdaq).

Ms. Rudnick has spent over thirty years in executive management and entrepreneurial activities, primarily in the healthcare and information services industries. She serves in various leadership positions with several civic and nonprofit organizations in the Chicago metropolitan area, including having served on the board of the Northshore University Health System for over 20 years and on the board of Hyde Park Angels and currently is on the boards of directors of Chicagoland Entrepreneurship Center (1871) and Matter (a healthcare incubator) as well as the advisory committee for the Ed Kaplan Family Institute for Innovation and Tech Entrepreneurship at Illinois Tech (formerly Illinois Institute of Technology).

Ms. Rudnick earned a Bachelor of Arts degree in Italian (with a minor in Economics) from Vassar College in 1972 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1973.

Age: 73 Tenure: ● Old National: 2022 ● First Midwest: 2005 Committees: ● Corporate Responsibility ● Executive ● Nominating and Corporate Governance

REASONS FOR NOMINATION

With her extensive business background and her executive management and board experience, Ms. Rudnick brings important leadership, corporate governance, ESG, business and entrepreneurial experience to our Board of Directors.

JAMES C. RYAN, III

EXPERIENCE AND QUALIFICATIONS

Mr. Ryan is the Chairman and CEO of the Company. Prior to beginning his role as CEO in 2019, Mr. Ryan was Senior Executive Vice President and Chief Financial Officer of the Company from 2016 until 2019. He has also served the Company as Director of Corporate Development and Mortgage Banking, Integration Executive and Treasurer. Prior to joining Old National in 2005, Mr. Ryan held senior finance positions at Wells Fargo Home Mortgage and Old Kent Financial Corp.

Mr. Ryan currently serves on the board of directors of the American Bankers Association and the Mid-Size Bank Coalition of America. In addition, he is the Vice Chair of the Evansville Regional Business Committee and a member of the Southwest Indiana Regional Development Authority. Mr. Ryan is also the Vice Chair of Deaconess Health Systems, the premier provider of healthcare service to 51 counties in three states, including Indiana, Illinois and Kentucky. He also serves on the board of directors of the Central Indiana Corporate Partnership, Inc., the Evansville Regional Economic Partnership and Golf Gives Back.

Mr. Ryan earned a Bachelor’s Degree in Business Administration from Grand Valley State University in 1994.

Age: 52 Tenure: ● Director Since: 2019 Committees: ● Executive

REASONS FOR NOMINATION

Mr. Ryan brings to the Board extensive bank executive management experience derived from working over 25 years in the banking industry. Mr. Ryan’s leadership skills, extensive banking experience and knowledge of the Company and its strategy, products and services is highly valuable to the Board. Mr. Ryan also brings to the Board his ability to develop long-term strategies and find effective and efficient means to implement and communicate those strategies.

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ITEM 1 – ELECTION OF DIRECTORS

THOMAS E. SALMON

EXPERIENCE AND QUALIFICATIONS

Mr. Salmon served as director, Chairman and Chief Executive Officer of Berry Global Group, Inc. (NYSE) from February 2017 until his retirement in October 2023. He previously served as Berry Global’s President and Chief Operating Officer from October 2016 until his appointment as CEO, served as President of Berry’s Consumer Packaging Division from November 2015 to October 2016, served as President of Berry’s Rigid Closed Top Division from November 2014 to November 2015 and served as President of Berry’s Engineered Materials Division from 2003 to November 2014.

In December 2023, Mr. Salmon was recognized by Plastics News as a Notable Leader in Sustainability for the plastics industry.

Prior to joining Berry Global in 2003, Mr. Salmon was General Manager for Honeywell Plastics from 2001 to 2003 and Global Sales Director for Allied Signal’s Engineering Plastics and Films from 1999 to 2001. Prior to joining Honeywell and Allied Signal, Mr. Salmon held several positions at GE Plastics and GE Lighting, divisions of General Electric.

Mr. Salmon earned a Bachelor of Business Administration from Saint Bonaventure University in New York in 1985.

Age: 60 Tenure: ● Director Since: 2018 Committees: ● Enterprise Risk ● Talent Development and Compensation

REASONS FOR NOMINATION

With almost 20 years of leadership experience at a Fortune 500 global manufacturer and marketer of plastic packaging products, Mr. Salmon brings extensive experience in executive management, operations, risk and finance. He also provides valuable knowledge related to public companies and has public company board experience.

REBECCA S. SKILLMAN

EXPERIENCE AND QUALIFICATIONS

Ms. Skillman was appointed as the Company’s Lead Independent Director in 2016.

Ms. Skillman served as the 49th Lieutenant Governor of the State of Indiana from 2005 to 2013 where, in addition to her legislative duties as President of the Indiana Senate, she was responsible for leading the Office of Tourism Development, Energy Group and Indiana Housing and Community Development Authority. She chaired the Indiana Counter Terrorism and Security Council, the intergovernmental entity responsible for homeland security in the State of Indiana. She also served as the Secretary of Agriculture and Rural Development under the state's Department of Agriculture and Office of Rural Affairs.

Before her election as Indiana's Lieutenant Governor, Ms. Skillman served in the Indiana Senate from 1992 to 2004. She served in leadership as the Senate Majority Caucus Chairman from 2002 to 2004.

Upon leaving public office, from 2013 to 2016, Ms. Skillman served as President and CEO of Radius Indiana, an economic development partnership which represents Crawford, Daviess, Dubois, Greene, Lawrence, Martin, Orange and Washington Counties in South Central Indiana. From 2017 to 2023 she served as Chairperson of the Board of Radius Indiana.

Ms. Skillman serves as an advisor for the Bowen Center for Public Affairs at Ball State University.

Ms. Skillman earned an Associate’s degree with a business concentration from Indiana Wesleyan University in 2010.

Age: 73 Tenure: ● Director Since: 2013 Committees: ● Executive ● Nominating and Corporate Governance ● Talent Development and Compensation

REASONS FOR NOMINATION

Through her lifelong career in public service and senior government leadership, including serving as Lt. Governor of the State of Indiana from 2005 to 2013 and serving in the Indiana Senate from 1992 to 2000, Ms. Skillman brings to the Board expertise and leadership in executive management, economic development, community involvement, governmental and political affairs and civil service.

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ITEM 1 – ELECTION OF DIRECTORS

MICHAEL J. SMALL

EXPERIENCE AND QUALIFICATIONS

Mr. Small is the Chairman and co-founder of Kognitive Networks, Inc., formerly K4 Mobility Inc., a technology developer of network management services, since August 2018.

Previously, Mr. Small served as the President and Chief Executive Officer and a director of Gogo, Inc. (Nasdaq), an airborne communications service provider, from 2010 until March 2018. Prior to joining Gogo, Mr. Small served as the Chief Executive Officer and a director of Centennial Communications Corp. (Nasdaq) from 1999 to 2009. From 1995 to 1998, Mr. Small was the Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company. Prior to 1995, he held the position of President of Lynch Corporation (NYSEMKT), a diversified acquisition-oriented company with operations in telecommunications, manufacturing and transportation services.

Mr. Small is an active board member of Leadership Greater Chicago and the Gun Violence Prevention PAC. Mr. Small also serves on the Advisory Council for the Polsky Center for Entrepreneurship and Innovation at the University of Chicago.

Mr. Small earned a Bachelor of Arts degree in History from Colgate University in 1979 and a Master of Business Administration with a concentration in Finance from the University of Chicago in 1981.

Age: 66 Tenure: ● Old National: 2022 ● First Midwest: 2010 Committees: ● Audit ● Enterprise Risk

REASONS FOR NOMINATION

Through his board, executive and financial experience, Mr. Small brings extensive public company, operating and executive experience to our Board of Directors, as well as strategic, financial, risk, technology and merger and acquisition experience. He also provides the perspective of a former chief executive officer of a public company.

DERRICK J. STEWART

EXPERIENCE AND QUALIFICATIONS

Mr. Stewart is the Executive Vice President and Chief Operating Officer of the YMCA Retirement Fund. From 2022 until 2023, he was the Senior Vice President, Education and Communication of the YMCA Retirement Fund. From 2019 until 2022, Mr. Stewart was the President and CEO of the YMCA of Greater Indianapolis. He also served as CEO of the YMCA of Southwestern Indiana from 2009 to 2019, and in various other capacities, including Chief Development Officer and Chief Operating Officer, from 2005 to 2009.

Mr. Stewart currently serves as a member of the board of directors of Deaconess Health System and the YMCA Employee Benefits Management Committee. He is a past member of the YMCA of the USA board of directors, where he served on the Financial Development Committee and the International Committee. He is also the past chair of the YMCA of the USA Small and Midsize YMCA Cabinet. He is past President of the Board of the Evansville Regional Airport Authority and the Public Education Foundation of Evansville, past Vice President of the Evansville Christian School Board, and past member of the Regional Board of Trustees of Ivy Tech Community College, as well as the Mitch Daniels Leadership Fellowship. Mr. Stewart worked as a commercial loan officer for Old National Bank from 2004 to 2005.

Mr. Stewart is a graduate of the Indiana University Kelley School of Business in 1999 with a degree in Business and Finance.

Age: 46 Tenure: ● Director Since: 2015 Committees: ● Corporate Responsibility ● Enterprise Risk ● Executive

REASONS FOR NOMINATION

Mr. Stewart brings to the Board executive management and ESG experience as well as prior banking experience as a loan officer of Old National Bank. He also brings extensive experience in managing nonprofit entities in several of the Company’s significant markets. Mr. Stewart is deeply committed to supporting and encouraging the development of a healthier and more vibrant community and providing opportunities for young people from all walks of life to achieve their potential.

38	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ITEM 1 – ELECTION OF DIRECTORS

STEPHEN C. VAN ARSDELL

EXPERIENCE AND QUALIFICATIONS

Mr. Van Arsdell is a former senior partner of Deloitte & Touche LLP, where he served as Chairman and Chief Executive Officer from 2010 to 2012 and as Deputy Chief Executive Officer from 2009 to 2010. Previously, he served as Deloitte’s partner-in-charge of its financial services practice in the Midwest and was a member of Deloitte’s board from 2003 through 2009.

Mr. Van Arsdell is a member of the Audit Committee of Brown Brothers Harriman & Co. (since 2015). He has been a member since 2019 and chair since February 2024 of the board of directors of Mueller Water Products, Inc. (NYSE), having previously chaired its Audit Committee.

Mr. Van Arsdell is a past member of the Dean’s advisory council for the Gies College of Business at the University of Illinois and Past Chair of the board of directors of the University of Illinois Alumni Association.

Mr. Van Arsdell previously served as the chair of the board of trustees of the Morton Arboretum, having formerly chaired its Finance Committee, and as chair of the board of trustees of the Conservation Foundation.

Mr. Van Arsdell earned a Bachelor of Science degree in Accounting and a Master of Accounting Science degree from the University of Illinois in 1972 and 1973, respectively. He is a certified public accountant.

Age: 73 Tenure: ● Old National: 2022 ● First Midwest: 2017 Committees: ● Audit ● Executive ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Mr. Van Arsdell brings to our Board extensive finance, accounting, and risk management experience, together with strategic and executive leadership skills developed through his senior positions with a global accounting and advisory services organization.

KATHERINE E. WHITE

EXPERIENCE AND QUALIFICATIONS

Ms. White is a Brigadier General in the U.S. Army National Guard currently serving as Special Assistant to the Chief, National Guard Bureau, Arlington, VA. She is also currently a Professor of Law at Wayne State University Law School in Detroit, Michigan, where she has taught full-time since 1996. Ms. White is a Regent with the University of Michigan Board of Regents, and she has served in that capacity since 1999.

From 1995 to 1996, Ms. White was a Judicial Law Clerk to the Honorable Randall R. Rader, Circuit Judge U.S. Court of Appeals for the Federal Circuit. From 2000 to 2002, she was appointed by the Secretary of Commerce to serve on the United States Patent and Trademark Office Patent Public Advisory Committee. She was also appointed by the Secretary of Agriculture to the U.S. Department of Agriculture’s Plant Variety Protection Office Advisory Board, serving from 2004 to 2008, 2010 to 2012 and 2015 to 2020. From 2003 to 2014, she was a market board member at United Bank and Trust in Ann Arbor, Michigan.

Ms. White currently serves as a board member of Alta Equipment Group, Inc. (NYSE).

Ms. White received her B.S.E. Degree in Electrical Engineering and Computer Science from Princeton University, a J.D. Degree from the University of Washington, an LL.M. Degree from the George Washington University Law School and a Master’s Degree in Strategic Studies from the U.S. Army War College. In addition, Ms. White is a Fulbright Senior Scholar, a White House Fellow (from 2001-2002) and a registered patent attorney.

Age: 57 Tenure: ● Director Since: 2015 Committees: ● Audit ● Enterprise Risk ● Nominating and Corporate Governance

REASONS FOR NOMINATION

Ms. White brings to the Board a long tenure in senior positions in the U.S. government and military serving advisory and operational roles, as well as her public company board experience and her ESG experience.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	39

DIRECTOR COMPENSATION

The Nominating and Corporate Governance Committee annually reviews and recommends to our Board of Directors compensation for our non-employee directors. No director compensation is paid to directors who also are employees of the Company. In connection with this recommendation, the Nominating and Corporate Governance Committee reviews peer group director compensation data prepared by, and receives advice from, WTW. The Committee seeks to establish Board compensation that will (i) attract and retain qualified individuals to serve as members of our Board of Directors, (ii) align director interests with shareholder interests and (iii) provide director compensation that is competitive with market practices and the Company’s peer group.

2023 Director Compensation

We pay director compensation in cash and fully-vested common stock only to our non-employee directors. Directors who meet our stock ownership guidelines may elect to receive the stock component of their director compensation in cash. In 2023, the components of our director compensation were as follows:

Director Compensation	2023
Annual Cash Retainer	$60,000
Annual Stock Grant	$100,000
Lead Independent Director Additional Retainer	$35,000

Committee Compensation	Member Fee	Chair Fee
Audit	$10,000	20,000
Enterprise Risk	$8,500	13,500
Compensation	$8,500	13,500
Nominating and Corporate Governance	$7,500	12,500
Corporate Responsibility	$7,500	12,500
Executive	$7,500	NA*

Stock Ownership Guidelines		5x Annual Cash Retainer

*In 2023, the Executive Committee was chaired by Mr. Scudder, who served as Executive Chairman of the Company. Only non-employee directors are entitled to compensation as directors or committee members.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan for our non-employee directors. A director may defer up to 100% of his or her cash and/or equity compensation pursuant to the plan. We credit a director’s plan account with earnings based on the hypothetical earnings of an investment fund consisting of Company common stock, the return on a recognized market index selected by the Compensation Committee, or a combination of the two, as elected by the director.

All amounts paid under the plan are paid from our general assets and are subject to the claims of our creditors. In most circumstances, deferred amounts are not distributed to the director until after completion of his or her service to the Company. In general, the director may elect to receive his or her plan benefits in a lump sum or in annual installments over two to ten years.

40	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

o

ITEM 1 – ELECTION OF DIRECTORS

The following table provides information concerning the director compensation that we paid to our non-employee directors in 2023:

			Change in Pension
			Value and
			Nonqualified
	Fees Earned	Stock	Deferred
	or Paid in	Awards	Compensation
Name	Cash (1)	(2)(3)	Earnings	Total
Barbara A. Boigegrain	$176,000	—	—	$176,000
Thomas L. Brown	$199,500	—	$1,410	$200,910
Kathryn J. Hayley	$184,500	—	—	$184,500
Peter J. Henseler	$83,503	$99,997	$29,347	$212,847
Daniel S. Hermann	$39,508	$159,992	—	$199,500
Ryan C. Kitchell	$185,000	—	—	$185,000
Austin M. Ramirez	$75,003	$99,997	—	$175,000
Ellen A. Rudnick	$82,503	$99,997	—	$182,500
Thomas E. Salmon	$177,000	—	—	$177,000
Rebecca S. Skillman	$131,003	$99,997	—	$231,000
Michael J. Small	$178,500	—	—	$178,500
Derrick J. Stewart	$146,002	$49,998	—	$196,000
Stephen C. Van Arsdell	$205,000	—	$19,511	$224,511
Katherine E. White	$186,000	—	—	$186,000
(1)	Includes amounts paid in annual cash retainers, committee member retainers, committee chair retainers and lead independent director retainer.
(2)	Amounts represent the aggregate grant date fair value of common stock, calculated in accordance with FASB ASC Topic 718.
(3)	Directors who meet our stock ownership guidelines may elect to receive the amount of their annual stock grant in cash.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	41

INformation regarding beneficial ownership of Directors, Executive Officers and Principal Shareholders

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of our common stock and our depositary shares (each representing a 1/40th interest in a share of either our Series A or Series C preferred stock) as of March 20, 2024, the Record Date for the Annual Meeting, of each director and Named Executive Officer and all directors and executive officers as a group. Except as described below, each person has sole voting and investment power for all shares shown. Unless otherwise indicated, the address of each beneficial owner is c/o Old National Bancorp, One Main Street, Evansville, Indiana 47708.

For common stock, we calculated the percent of outstanding shares held based on 293,382,613 shares of our common stock outstanding on the Record Date. We include shares of restricted stock subject to future vesting conditions for which an individual has voting but not dispositive power. We also include shares underlying performance share units that could be earned within 60 days of the Record Date, even though an individual has neither voting nor dispositive power over these units. Those shares of restricted stock and those shares underlying performance share units are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For our depositary shares, we calculated the percent of class based on 4,900,000 depositary shares outstanding on the Record Date.

	Number of	Percent of	Number of Common	Percent of
Name of Person	Depositary Shares	Class	Shares/Units (1)(2)(3)(4)	Class
Barbara A. Boigegrain	—	*	58,286	*
Thomas L. Brown	—	*	36,684	*
Brendon B. Falconer	—	*	138,087	*
Kathryn J. Hayley	12,000	*	33,572	*
Peter J. Henseler	4,000	*	48,828	*
Daniel S. Hermann	—	*	46,343	*
Ryan C. Kitchell	—	*	47,381	*
Austin M. Ramirez	—	*	21,658	*
Ellen A. Rudnick	3,000	*	58,047	*
James C. Ryan, III	—	*	710,043	*
Thomas E. Salmon	—	*	36,538	*
Mark G. Sander	3,000	*	411,863	*
James A. Sandgren	—	*	347,585	*
Michael L. Scudder	4,000	*	366,119	*
Rebecca S. Skillman	—	*	41,033	*
Michael J. Small	—	*	36,105	*
Derrick J. Stewart	—	*	32,659	*
Stephen C. Van Arsdell	2,000	*	40,963	*
Kendra L. Vanzo	—	*	148,960	*
Katherine E. White	—	*	20,382	*
Directors and Executive Officers as a Group (26 persons)	31,500	0.65%	3,160,924	1.07%
* Less than 1%
(1)	All shares held under our deferred compensation plans are included in the totals for our directors and officers.
(2)	Includes the following shares of common stock held through the Company’s 401(k) Plan: Mr. Ryan, 1,675 shares; Mr. Sander, 491 shares; Mr. Sandgren, 6,819 shares; and Ms. Vanzo, 6,341 shares.
(3)	Includes the following shares of restricted stock subject to future vesting conditions for which the individual has voting but not dispositive power: Mr. Falconer, 56,260 shares; Mr. Ryan, 118,371 shares; Mr. Sander, 77,275 shares; Mr. Sandgren, 56,588 shares; Mr. Scudder, 169,455 shares; and Ms. Vanzo, 29,726 shares.
(4)	Excludes the following shares underlying performance share units and service-based restricted stock that would not vest within 60 days of the Record Date under the terms of the applicable award agreements and therefore are not included in the table: Mr. Falconer, 60,446 shares; Mr. Ryan, 314,879 shares; Mr. Sander, 84,938 shares; Mr. Sandgren, 59,793 shares; Mr. Scudder, 283,390 shares; and Ms. Vanzo, 31,277 shares.

42	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

The following table and accompanying footnotes set forth information concerning the beneficial ownership of the shares of common stock of the Company of each person or entity known by us to own beneficially more than 5% of our outstanding shares of Common Stock as of December 31, 2023.

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Common Stock
BlackRock, Inc.
50 Hudson Yards
New York, NY 10001	36,180,143	(1)	12.40%
The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355	31,199,889	(2)	10.66%
Fuller & Thaler Asset Management, Inc.
411 Borel Avenue, Suite 300
San Mateo, CA 64402	19,589,011	(3)	6.69%
(1)	Ownership based on the Schedule 13G/A filed by BlackRock, Inc. on January 23, 2024, reporting 36,180,143 shares beneficially owned, with sole voting power over 35,487,735 shares and sole dispositive power over 36,180,143 shares.
(2)	Ownership based on the Schedule 13G/A filed by The Vanguard Group on February 13, 2024, reporting 31,199,889 shares beneficially owned, with shared voting power over 250,801 shares, sole dispositive power over 30,639,010 shares and shared dispositive power over 560,879 shares.
(3)	Ownership based on the Schedule 13G/A filed by Fuller & Thaler Asset Management, Inc. on February 12, 2024, reporting 19,589,011 shares beneficially owned, with sole voting power over 19,220,754 shares and sole dispositive power over 19,589,011 shares.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation philosophy and program as established by our Compensation Committee. Below is a roadmap to our Compensation Discussion and Analysis.

1 EXECUTIVE SUMMARY	45
Our Approach to Executive Compensation
2023 Performance Highlights
Completion of Partnership with CapStar Bank
2023 Reflected Pay for Performance Alignment
Shareholder Say-On-Pay Vote in 2023
Retirement of Mr. Scudder in 2024
2 OUR EXECUTIVE COMPENSATION PHILOSOPHY	48
Compensation Best Practices
Compensation Governance
2023 Peer Group
3 2023 COMPENSATION PROGRAM	52
Components of Our Executive Compensation Program
CEO Pay
Base Salary
Annual Incentive Compensation Program
Long-Term Equity Compensation (Performance Share Units and Restricted Stock)
Retirement and Other Welfare Benefits
Perquisites
4 POLICIES, GUIDELINES AND OTHER PRACTICES	63
Stock Ownership Guidelines
Clawback, Anti-Pledging and Anti-Hedging Policies
Risk Assessment of Executive Compensation Program
Tax Considerations
Employment and Confidentiality and Restrictive Covenant Agreements with Our Executive Officers

44	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information and perspective regarding our 2023 executive compensation program and decisions for our executive officers generally and, more specifically, for our CEO and other named executive officers.

The following individuals served as our named executive officers (“NEOs”) for the fiscal year ended December 31, 2023:

James C. Ryan, III Chairman and Chief Executive Officer	Michael L. Scudder Executive Chairman	Mark G. Sander President and Chief Operating Officer	James A. Sandgren CEO, Commercial Banking	Brendon B. Falconer Chief Financial Officer (on leave, eff. 4/1/24)	Kendra L. Vanzo Chief Administrative Officer

Effective April 1, 2024, our Board appointed John V. Moran, IV, our Executive Vice President and Chief Strategy Officer, as Interim Chief Financial Officer of the Company. He also will serve as Chief Financial Officer of Old National Bank, the Company’s principal subsidiary. These appointments followed the decision of the Company to place Brendon B. Falconer, Senior Executive Vice President and Chief Financial Officer of the Company, on leave effective April 1, 2024 after the Company became aware of criminal charges filed against Mr. Falconer involving a personal matter unrelated to the Company.

Additional information relating to Mr. Moran was included in the Company’s Current Report on
Form 8-K filed with the SEC on April 1, 2024.

Our Approach to Executive Compensation

We seek to align the interests of our NEOs with the interests of our shareholders. As such, our compensation programs are designed to reward our NEOs for the achievement of short- and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term equity awards. These compensation components, combined with our stock ownership guidelines and clawback policy, extend the time horizon for incentive compensation beyond the vesting and/or performance periods and provide balance between rewarding short-term and long-term performance.

2023 Performance Highlights

The Company delivered exceptionally strong operating results in 2023, with record performance for several metrics, as reflected by the following highlights:

●	Record adjusted EPS* of $2.05 (5% year-over-year growth, which represents the top quartile of the KRX Index)

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

●	Record adjusted net income* of $599 million (11% year-over-year growth, which represents the top quartile of the KRX Index)
●	Record adjusted ROATCE* of 21.3% (top decile of the KRX Index)
●	Record adjusted efficiency ratio* of 50.4% (top quartile of the KRX Index)
●	Strong adjusted ROAA* of 1.28% (top quartile of the KRX Index)
●	Strong year-over-year growth in tangible book value per share of 17% (top quartile of the KRX Index)
●	Strong year-over-year total loan growth of 6% (when the Company’s loan sales are excluded, within the top quartile of the KRX Index)
●	Continued strong credit discipline and credit quality, with net charge-offs** to average loans of 0.10%
●	Maintained our peer leading high quality, low cost and granular deposit base, with year-over-year core deposit growth of over 6% (top quartile of the KRX Index), average cost of deposits of 135 bps in 2023 (also top quartile of the KRX Index) and approximately 75% of core deposit tenures of greater than 5 years
●	Continued addition of important revenue-producing talent across business lines
●	Continued commitment to our core values, our uncompromised integrity and highest levels of ethics, dedication to the communities where we live and work and focus on our strong culture of collaboration, trust, inclusiveness and acceptance that empowers team members to flourish and be successful

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as CECL Day 1 non-PCD loans provision expense, merger-related charges associated with completed and pending acquisitions, gain on sale of Visa Class B restricted shares, FDIC special assessment expense, gain on sale of health savings accounts, contract termination charges, property optimization charges, net securities losses and expenses related to the tragic April 10, 2023 event at our downtown Louisville location. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.94; Net Income: $566 million; ROATCE: 20.2%; ROAA: 1.21%; and Efficiency Ratio: 53.7%. Reference is made to the non-GAAP reconciliation included in the Company’s January 23, 2024 press release reporting its financial results for its 2023 fourth quarter and full year, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024.

**Excludes PCD loans.

1. Core metrics as defined by S&P Global IQ Pro

46	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Completion of Partnership with CapStar Bank

In October of 2023, we announced our partnership with CapStar Bank. This partnership includes 23 banking centers located in Nashville, Chattanooga and Knoxville, Tennessee, as well as in Asheville, North Carolina. As of December 31, 2023, CapStar had approximately $3.1 billion of total assets, $2.3 billion of total loans and $2.7 billion of deposits. We received regulatory approvals for this transaction within two months of filing our applications and completed this acquisition on April 1, 2024.

2023 Reflected Pay For Performance Alignment

The Company delivered exceptional and, in several cases, record 2023 operating performance, which will position the Company to continue to deliver strong financial results. These achievements are reflected in short-term incentive compensation payouts for the year, demonstrating our ongoing commitment to pay for performance.

●	Our record EPS performance for 2023 resulted in short-term incentives being earned at the maximum performance level. See “Annual Incentive Compensation Program” beginning on page 56.
●	In 2023, we granted performance share units to our NEOs with a three-year performance period ending on December 31, 2025. These awards may be earned based on the Company’s TSR and ROATCE relative to the performance of the banks in the KRX Index. We also granted service-based restricted stock awards to our NEOs with a three-year vesting period ending in March 2026. See “Long-Term Equity Compensation (Performance Share Units and Restricted Stock)” beginning on page 59.

Shareholder Say-On-Pay-Vote in 2023

Our shareholders have the opportunity at each Annual Meeting to provide an advisory vote on the compensation paid to our NEOs, more commonly referred to as a say-on-pay vote. At our 2023 Annual Meeting, approximately 91% of the votes cast by our shareholders were voted in favor of the compensation paid to our NEOs. This result affirmed that a significant majority of our shareholders support our approach to executive compensation. In addition, input from our shareholder engagement meetings continues to inform the Compensation Committee on executive compensation.

Retirement of Mr. Scudder in 2024

As planned, Mr. Scudder retired from our Board of Directors, as Executive Chairman and as Chairman of our Executive Committee, on January 31, 2024. He will remain with the Company as a non-executive employee through February 15, 2025 in accordance with the letter agreement between the Company and Mr. Scudder entered into in connection with the Merger with First Midwest.

.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Philosophy

Through our compensation program for executive officers, we strive to attract and retain outstanding leaders in a highly competitive environment, to provide financial incentives to achieve performance goals established by our Compensation Committee, to align our officers’ interests with the long-term interests of our shareholders and to foster teamwork among our executives.

The Compensation Committee believes that the primary components of each executive officer’s compensation should be a competitive base salary and incentive compensation that rewards the achievement of both annual and long-term performance goals. In addition, the Compensation Committee believes stock ownership is an important component of executive compensation. Thus, equity-based awards represent a significant element of each executive officer’s target compensation.

The Compensation Committee continues to base our programs on a belief that strong operating performance and effective risk management are reflected in earnings per share growth and long-term stock price appreciation. It is with this philosophy in mind that the Compensation Committee established performance metrics and goals for 2023. Amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

Compensation Best Practices

Our compensation programs are grounded in the Company’s compensation governance framework and overall pay-for-performance philosophy, as demonstrated by the following practices:

COMPANY’S COMPENSATION PROGRAM – BEST PRACTICES IMPLEMENTED

  Long-Term Performance Based Compensation
We award a significant portion of our incentive compensation in the form of long-term performance share units, which are earned upon the achievement of specific goals for a three-year performance period. In this way, we strongly align our NEOs’ incentives with the long-term interests of our shareholders.

   Compensation Risk Assessment
Our Compensation Committee oversees the ongoing evaluation of the relationship between our compensation programs and risk management. The Committee annually reviews with our Chief Risk Officer the risks associated with executive compensation.

No Changes to Performance Goals Once Established Our Compensation Committee does not alter the performance goals for our incentive compensation programs once the goals have been established.	Stock Ownership Guidelines Our NEOs are required to own from three to five times their base salary in stock depending upon their position with the Company and/or their salary level.

   A Well-Informed Compensation Committee
Our Compensation Committee is knowledgeable about the compensation that is available to our NEOs. The Committee is highly engaged and receives regular updates on market practices, regulatory and legal developments and emerging governance considerations from WTW, the Committee’s independent compensation consultant.

   Internal Pay Equity
We consider a person’s responsibilities, skill set, track record of performance, leadership capabilities and other factors in relation to other similarly situated executives, as well as comparative market data, when making compensation determinations.

No Gross-Ups Our employment agreements do not provide for any tax gross-ups on severance benefits, perquisites or other benefit programs.	Independent Compensation Consultant The Compensation Committee engages an independent consultant (WTW) when determining executive compensation.

48	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

   Annual Shareholder Advisory Vote
Each year, shareholders provide an advisory say-on-pay vote. Our Compensation Committee considers the results of this vote when making compensation decisions for our executives.

Three-Year Vesting Periods for Equity Awards Our equity awards have a period of not less than three years for full vesting to occur, subject to certain limited exceptions.

   Double Trigger upon a Change in Control
We require both a change in control and a qualifying employment termination for enhanced change in control severance amounts to be paid and for accelerated vesting of equity awards.

   Performance Share Units Based on Relative Performance
Our performance share unit awards are based on the performance relative to other banks in the KRX Index. This reinforces a strong relationship between our relative performance and the relative competitiveness of our executives’ compensation.

No Liberal Share Recycling Our incentive compensation plan under which equity awards are granted to our executives does not permit liberal recycling of shares.	Restrictive Covenants Our NEOs are required to comply with confidentiality and non-solicitation covenants and, for certain officers, non-competition covenants.

   Clawback Policy
We have a clawback policy that complies with the new SEC and Nasdaq rules providing for recovery of bonuses and other incentive-based compensation received by executive officers over a prior three-year lookback period in the event there is a required restatement of the Company’s financial results due to material non-compliance with its financial reporting requirements.

   Responsible Employee Ownership
We prohibit employees, including our NEOs, from engaging in any short-term, speculative transactions with respect to Company securities, including purchasing securities on margin, engaging in short sales, buying or selling put or call options and trading in options. We also prohibit our NEOs and other executive officers from participating in hedging or pledging transactions.

Compensation Governance

The Compensation Committee of the Board is currently composed of six non-employee directors, each of whom is independent from management and the Company (as independence is defined under SEC and Nasdaq requirements and the Company’s Corporate Governance Guidelines). No Compensation Committee member is eligible to participate in any management compensation program or receives any compensation from the Company other than Board and committee fees.

Role of Compensation Consultant in Compensation Decisions

The Compensation Committee has the authority to engage independent compensation consultants to advise it on all aspects of the compensation programs for our executive officers. For 2023, the Compensation Committee retained WTW as its compensation consultant to provide comparative data, analysis and advice regarding executive compensation.

In providing input to the Compensation Committee, WTW uses data from publicly filed documents as well as data from its market surveys. The market surveys include a broader range of companies and do not provide individual company-specific information. The Compensation Committee uses this peer and survey data as a general reference and is among several factors considered when it made compensation decisions for our CEO and other NEOs in 2023. Decisions regarding 2023 compensation for our Executive Chairman (who is also an NEO) were made in connection with his letter agreement entered into in connection with the Merger and discussed in the proxy statement relating to our special meeting of shareholders at which the Merger was approved by shareholders in September 2021.

To the extent that WTW’s services involve director compensation, those services are overseen by the Nominating and Corporate Governance Committee, which is responsible for reviewing and making recommendations to the Board of Directors regarding director compensation.

Role of Executive Officers in Compensation Decisions

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Committee approves and recommends to our Board for approval, the compensation of our CEO and each of our executive officers who reports to the CEO. Our CEO annually reviews with the Compensation Committee the performance of each of our executive officers who report to him and the annual compensation earned by each of these executive officers for the year just completed, and makes recommendations to the Compensation Committee for the compensation of these officers for the current year (including base salary, annual incentive compensation and long-term equity awards). The Compensation Committee considers the recommendations of the CEO, as well as peer and market data provided by WTW, in determining and recommending to the Board for approval, the base salary, annual incentive compensation and long-term equity awards for each of the executive officers who report to the CEO.

CEO Performance Review and Pay Decisions

Our CEO’s annual performance review is overseen by our Nominating and Corporate Governance Committee and led by our Lead Independent Director, with input provided by the entire Board of Directors. Our Compensation Committee reviews the CEO’s performance and incentive compensation earned for the year just completed. The Committee also compares our CEO’s compensation to peer and market data, reviews this compensation with WTW and makes a recommendation to the Board with respect to the CEO’s compensation for the current year. The CEO is not involved in the final determination regarding his own compensation, and all decisions with respect to the CEO’s compensation are made in executive sessions of the Compensation Committee and the Board, without the CEO present.

Scope of Compensation Committee Responsibilities

Our Compensation Committee is responsible for annually reviewing, approving and recommending to the Board of Directors for the Board’s approval all elements of the compensation of our CEO and other executive officers who report directly to the CEO. The Compensation Committee’s decisions with respect to determining the components or amounts of executive compensation under the Company’s programs are made with input and advice from WTW.

The Compensation Committee also is responsible for reviewing the Company’s employee benefit programs, including reviewing the competitiveness of those programs, and for advising our Board regarding the talent development and succession management of key executives of the Company other than the CEO (the Nominating and Corporate Governance Committee oversees succession planning for our CEO).

A copy of our Compensation Committee’s charter is available on our website.

Compensation Committee Procedures

The Compensation Committee considers information provided by WTW, including peer group and market data as well as best practices, as a baseline for determining the structure of compensation programs, targeted total compensation opportunities, the components of compensation and the relative weighting of each as well as the performance metrics and goals used in our incentive programs. Market surveys are used to assist in setting compensation for the CEO and other executive officers.

The Committee seeks to establish total compensation opportunities for each role at approximately the median of the Company’s peer group. The ability to earn median pay depends on performance being achieved at target levels or greater. The Compensation Committee also seeks to allocate compensation opportunities across base salary, annual incentives and long-term incentives in proportions that reflect peer group practices.

50	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

On an annual basis, the Compensation Committee reviews its relationship with WTW. In 2023, consistent with prior years, the Committee concluded that WTW was independent and free of any conflicts of interest with respect to the advice it provided to the Compensation Committee and, with respect to director compensation, the Nominating and Corporate Governance Committee.

2023 Peer Group

Each year, the Compensation Committee selects a peer group of publicly traded financial services companies to be used in determining the structure and amount of compensation opportunities, as well as for comparing the Company’s performance relative to the marketplace. The peer group includes a broad representation of bank holding companies with asset sizes that are comparable to the Company’s and that have relatively similar business models. The Compensation Committee determines the peer group based on input from WTW and management of the Company. The Compensation Committee then considers peer group data, among other factors, when making its compensation decisions.

The composition of the peer group is reviewed annually and may be updated from year to year to take into account mergers, acquisitions and other changes that make a company appropriate for inclusion. The Compensation Committee has discretion to remove companies from the peer group if the companies’ asset sizes, business models or other factors are deemed to be outside a range of relevance to the Company and the other institutions in the group. The Committee may also add or replace companies when appropriate.

Our 2023 peer group consisted of the following companies, with asset sizes ranging from $36 billion to $87 billion and a median asset size of $56 billion (the Company’s asset size is currently approximately $52 billion):

● Associated Banc-Corp	● F.N.B. Corporation	● Webster Financial Corporation
● BOK Financial Corporation	● Hancock Whitney Corporation	● Western Alliance Bancorporation
● Cadence Bank	● Pinnacle Financial Partners, Inc.	● Wintrust Financial Corporation
● Columbia Banking System, Inc.	● Synovus Financial Corp.	● Zions Bancorporation
● Comerica Incorporated	● UMB Financial Corporation
● First Horizon Corporation	● Valley National Bancorp

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

2023 COMPENSATION PROGRAM

In making its recommendations regarding executive officer compensation for 2023, WTW reviewed the compensation practices and performance of the companies in our peer group, as well as market data, and discussed our performance and strategic objectives with the Compensation Committee, our CEO, our Chief Financial Officer and our Chief People Officer. In the first quarter of 2023, the Compensation Committee reviewed our executive compensation structure, its competitiveness relative to our peer group, market data and the alignment of our executive pay with the Company’s projected performance.

Similar to 2022 compensation, in establishing 2023 compensation opportunities, the Compensation Committee continued to consider that executive officers’ compensation opportunities should be aligned with the size of the Company, which almost doubled in size as a result of the Merger, as well as the increased scope of responsibilities associated with leading a significantly larger company. The Committee considered the following factors, among others, when setting 2023 compensation for our CEO and the other NEOs:

●	The compensation levels of comparable executive officers in our peer group, when this information was available, and market data for comparable positions;
●	Providing a mix of base salary and annual incentives and long-term equity incentives to align our executive officers’ compensation with the market;
●	Our targeted financial and strategic performance objectives for 2023.

Components of Our Executive Compensation Program

The three principal components of our executive compensation program, which is intended to enable the Company to attract and retain the best leadership talent available, to motivate performance against a range of key objectives and to align our executives’ interests with those of our shareholders, include:

●	Base salary;
●	Annual cash incentive compensation; and
●	Long-term equity compensation, delivered via both performance- and service-based equity awards.

52	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

At-risk compensation represented approximately 79% of our CEO’s target total direct compensation in 2023 and approximately 70% of our other NEOs’ target total direct compensation in 2023, as shown in the following charts:

CEO	ALL OTHER NEOs (Average)

In general, we strive to set the proportions of each component in a way that aligns with similar roles at companies in our peer group or other market comparable companies (assuming the achievement of target performance levels). For 2023, Mr. Ryan’s total direct compensation (at target) was $5.6 million. Median total direct compensation (at target) for the CEOs in our peer group was $5.5 million at the time Mr. Ryan’s 2023 compensation was set.

In 2023, the only elements of our executive officers’ compensation that we paid in cash were base salary and a portion of each executive officer’s annual incentive compensation. In structuring our long-term incentive opportunities for our CEO and the other NEOs in 2023, we emphasized the use of performance-based equity awards with at least 50% of the grant date value of long-term incentives delivered in performance share units.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

Detailed in the following table are the three core elements of our 2023 executive compensation program:

COMPONENT	KEY FEATURES
FIXED	Base Salary Fixed compensation for performing the responsibilities associated with an executive’s position
●
Set with reference to scope of role, individual skills and experience and demonstrated performance
●
Informed by peer and market data for similar positions, generally targeted at median
●
Reviewed annually with changes effective in March of each year

AT-RISK COMPENSATION	Annual Incentive Compensation Rewards short-term financial and operational performance
●
Variable, at-risk incentive compensation
●
Target value aligned to peer and market data for similar positions
●
No award for performance below threshold; 50% of target value is paid for threshold performance; maximum award is capped at 200% of target
●
Target opportunities expressed as a percentage of base salary:

2023 NEOs	2023 Target
CEO	125%
Executive Chairman[1]	90% of CEO Target
President and COO	85%
CEO, Commercial Banking	85%
CFO	80%
Chief Administrative Officer	65%
● 2023 awards were based on adjusted EPS with pre-determined formulaic modifiers for relative deposit cost and deposit growth versus banks in the KRX Index

Long-Term Equity Compensation

Aligns executive interests with those of our shareholders over the long-term, motivates sustained shareholder returns and shareholder value, as well as retention of critical talent

● Awarded as a combination of performance share units and service-based restricted stock awards ● Used peer group and market data when considering mix of performance and service-based awards:
2023 Equity Mix
2023 NEOs	Performance-Based	Service-Based
CEO and Executive Chairman[1]	60%	40%
All Other NEOs	50%	50%

●
Target value based on peer and market data for similar positions
●
For performance share units, no shares are earned for performance below threshold; 50% of shares are paid for threshold performance; maximum award is capped at 200% of target
●
Target opportunities expressed as a percentage of base salary:

2023 NEOs	2023 Target
CEO	260%
Executive Chairman[1]	90% of CEO Target
President and COO	130%
CEO Commercial Banking	110%
CFO	120%
Chief Administrative Officer	80%

●
Performance share units are based on three-year TSR (50%) and ROATCE (50%), with both metrics measured relative to the performance of banks in the KRX Index
●
Service-based restricted stock vests in three equal installments over three years

1.	Mr. Scudder retired from our Board and as Executive Chairman of the Company on January 31, 2024. His 2023 short- and long-term target opportunities were set at 90% of the CEO’s target opportunities in accordance with his letter agreement, as contemplated by the Merger with First Midwest. Mr. Scudder will remain with the Company as a non-executive employee and receive compensation under the letter agreement through February 15, 2025.

54	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following metrics for our incentive compensation programs were selected given their alignment to short- and long-term value creation and our areas of strategic focus. We also selected these metrics because they are the foundation of what we believe is a responsible incentive program that rewards performance without encouraging excessive risks. In addition, these metrics are commonly used by shareholders and the investment community to evaluate a financial institution’s performance. The determination of whether the performance goal for each metric is achieved is based on the audited financial results of the Company.

The metrics for our incentive compensation programs are selected given their alignment to short-term and long-term value creation and our areas of strategic focus. We also have selected these metrics because they are the foundation of what we believe are a responsible incentive program that rewards performance without encouraging excessive risks and because they are commonly used by shareholders and the investment community to evaluate a financial institution’s performance. When determining the achievement of the performance goals for each metric, we utilize the audited financial results of the Company.

ONE-YEAR PERFORMANCE MEASURE FOR ANNUAL INCENTIVE COMPENSATION	WHY IT MATTERS
Adjusted EPS	Reflects the overall profitability of the Company for a given year; encourages management to continue to focus on near-term operating performance.
Relative deposit cost and deposit growth (pre-determined formulaic upward or downward modifiers)

Encourages management to continue to build and maintain the Company’s high-quality, low-cost core deposit base, which is a significant driver of strong fundamental financial performance, including growth in EPS, ROATCE and tangible book value. Measurement of the Company’s deposit cost and year-over-year deposit growth on a relative basis compared to the banks in the KRX Index assesses the Company’s performance against a broad market of comparable companies.

THREE-YEAR PERFORMANCE MEASURES FOR LONG-TERM EQUITY COMPENSATION	WHY IT MATTERS
Relative TSR (50% weighting)

Reflects long-term shareholder value creation; measurement over a three-year period on a relative basis compared to the banks in the KRX Index assesses our success of multi-year share performance and dividend payments against a broad market of comparable companies.

Relative ROATCE (50% weighting)

Aligns with long-term shareholder value creation; correlates to higher valuations for common stock of publicly traded bank holding companies; measurement over a three-year period on a relative basis compared to the performance of the banks in the KRX Index assesses our success of multi-year operational performance against the banks in a broad market of comparable companies.

CEO Pay

Mr. Ryan became the CEO of the Company in 2019. Since that time, the Company has more than doubled in size. As such, Mr. Ryan’s annual total compensation has increased to reflect the expanded scope of his responsibilities at a significantly larger organization, as well as to reflect comparability with the compensation of CEOs of companies in our peer group. Mr. Ryan’s 2022 compensation included a one-time, performance-based equity integration award issued in connection with the Merger with First Midwest, which was explained in our proxy statement relating to our 2023 annual meeting of shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

Base Salary

Base salary is the only component of compensation that is not subject to the achievement of performance or vesting criteria. Base salary is designed to provide a fixed level of cash compensation for effectively performing the responsibilities associated with an executive’s position. We establish base salary ranges for each position based on the ranges for similar positions at peer group companies and other market data provided by WTW. In general, we target base salaries at approximately the median of our peer group, when this information is available, or relevant market data. We review base salaries annually and adjust them in March of each year taking into account such factors as peer or market data, changes in duties and responsibilities, individual skills and experience and demonstrated individual performance.

In determining Mr. Ryan’s 2023 base salary, the Compensation Committee considered, among other factors, Mr. Ryan’s leadership skills, financial acumen, strategic insights, leadership role in achieving the strong financial results at the Company and the base salaries of CEOs at companies in our peer group.

Mr. Scudder’s base salary for 2023 was set at 90% of Mr. Ryan’s base salary, in accordance with the terms of Mr. Scudder’s letter agreement, as contemplated by the Merger with First Midwest. Mr. Scudder will be employed by the Company under his letter agreement through February 15, 2025.

In determining the respective 2023 base salaries of Messrs. Sander, Sandgren, Falconer and Ms. Vanzo, which were based on recommendations made by Mr. Ryan, the Compensation Committee considered, among other factors, their leadership skills, their respective roles in achieving the financial results of the Company, the base salaries of executives with comparable responsibilities at companies in our peer group and relevant market data.

The 2023 base salaries as determined by the Compensation Committee and approved by our Board were as follows:

2023
Named Executive Officer	Base Salary*
James C. Ryan, III	$1,155,000
Michael L. Scudder	$1,039,500
Mark G. Sander	$750,000
James A. Sandgren	$625,000
Brendon B. Falconer	$600,000
Kendra L. Vanzo	$450,000

* 2023 base salaries became effective in March 2023

Annual Incentive Compensation Program

Overview. Each year, the Compensation Committee selects the annual cash incentive compensation metrics, performance goals and weightings based on the following strategic objectives:

●	Link pay with corporate performance;
●	Emphasize the overall profitability of the Company;
●	Incentivize continued profitable loan growth, with a sustained emphasis on credit quality; and
●	Continue to grow deposits and maintain a strong, low-cost core deposit base that is market competitive.

The Compensation Committee endeavors to establish rigorous short-term performance goals consistent with our annual budget and operating plan that require strong performance to achieve target payout levels. Goals may include financial, operational, strategic or other key indicators of Company performance.

The amount of annual incentive compensation awards earned is based entirely on the achievement of the performance goals established by the Compensation Committee at the beginning of the year.

56	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Payout levels are determined by the Compensation Committee after evaluating actual performance through the end of the year and reviewing potential payouts of awards with WTW. Payouts to our NEOs are also approved by our Board of Directors.

Our annual incentive compensation program provides an opportunity for team members who participate in our AICP, including our NEOs, to earn up to 200% of the target award level based upon achievement of performance compared to pre-set performance goals. At threshold performance, a participant earns 50% of his or her target award, 100% of target is earned for target performance and 200% of target for maximum performance. No incentive payments are made for performance below the threshold performance level. If target performance is achieved for each metric, a participant earns 100% of the target award level. For performance between threshold and target or between target and maximum, the payout is determined by linear interpolation. Amounts earned can be paid in cash and/or shares of our common stock.

2023 Annual Incentive Compensation Program Structure.* The Compensation Committee selected adjusted EPS as the metric for our 2023 annual incentive compensation program to focus management’s efforts on achieving the Company’s 2023 operating plan and budget. Our 2022 short-term incentive metrics included adjusted EPS (70%), ROATCE (15%) and Merger-related cost savings (15%). Because our long-term incentive compensation awards include a significant portion (50%) based on ROATCE, and the Merger-related cost savings for the First Midwest Merger had been achieved in 2022, the Committee determined that these two metrics would not be included in our 2023 annual incentive compensation program.

In December 2022, our Board of Directors approved the Company’s 2023 operating plan and budget that contemplated full-year adjusted EPS of $2.00, which reflected an increase from the Company’s actual 2022 adjusted EPS of $1.96. The Compensation Committee then determined in February 2023 that adjusted EPS of $2.00 would be required for payout at target, or 100%, under our AICP.

The threshold, target and maximum performance goals for the adjusted EPS metric under our annual incentive compensation program for 2023 are shown in the table below.

	Threshold	Target	Maximum
Adjusted Earnings Per Share	92% of Target	$2.00*	108% of Target
Payout Level	50%	100%	200%

*Prior to application of the pre-determined formulaic modifiers discussed below.

The Compensation Committee considered that the Company’s 2023 adjusted EPS would be highly sensitive to and dependent upon the Company’s ability to grow deposits at an acceptable reasonable cost in the current banking environment. In light of the uncertainty of the path of interest rates as well as the continued increasing competition for deposits among financial institutions, in February 2023, the Compensation Committee established formulaic upward or downward modifiers to the target adjusted EPS under the AICP to take into account the Company’s 2023 deposit cost and year-over-year deposit growth relative to the median of the banks in the KRX Index. These pre-determined formulaic modifiers were designed to account for market uncertainty given unprecedented Federal Reserve interest rate policy actions and the resulting impact on industry-wide deposit costs and growth.

The Compensation Committee believed that providing for these formulaic upward or downward modifiers would appropriately incentivize management to continue to build and maintain the Company’s high-quality, low-cost core deposit base, which is a significant driver of strong fundamental financial performance, including growth in EPS, ROATCE and tangible book value. The Compensation Committee consulted with WTW when setting this structure in early 2023.

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COMPENSATION DISCUSSION AND ANALYSIS

Determination of 2023 Payout.* In 2023, the Company delivered exceptionally strong overall financial performance, including achieving record adjusted EPS of $2.05, which represented 5% year-over-year growth and which would have resulted in an above-target payout without the application of the pre-determined formulaic modifiers. The Company also significantly outperformed the median KRX Index for both deposit cost and deposit growth. The Company’s 2023 deposit cost of 1.35% outperformed the median KRX Index deposit cost of 1.68%, and the Company’s year-over-year deposit growth of 6.38% outperformed the median KRX Index deposit growth of 1.92%.

The pre-determined formulaic modifiers based on the Company’s performance relative to the median deposit cost and deposit growth for the banks in the KRX Index were then applied to the adjusted EPS performance target. The Company’s record adjusted EPS of $2.05 exceeded the maximum performance level of 108% of the adjusted EPS target following the application of the formulaic modifiers, resulting in a payout of 200% of target.

*References to EPS in this section are to adjusted EPS, an adjusted, non-GAAP financial measure that excludes certain items related to 2023, such as CECL Day 1 non-PCD provision expense, merger related charges associated with completed and pending acquisitions, gain on sale of Visa Class B restricted shares, FDIC special assessment expense, gain on sale of health savings accounts, contract termination charges, property optimization charges, net securities losses and expenses related to the tragic April 10 event at our downtown Louisville location. The equivalent GAAP measure for Adjusted EPS is: EPS $1.94. Reference is made to the non-GAAP reconciliation included in the Company’s January 23, 2024 press release reporting its financial results for its 2023 fourth quarter and full year, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024.

Structure of 2023 Payout. Following discussions with WTW, the Compensation Committee determined that the 2023 annual incentive compensation earned would be paid as follows:

●	Cash: 150% of the target amount would be paid in cash.
●	One-year restricted stock award: 50% of the target amount would be deferred in a service-based restricted stock award granted on March 1, 2024, with a one-year vesting period requiring continued service with the Company, less the 4% Company contribution to the 401(k) Plan described below.

The Committee’s purpose in deferring a portion of the 2023 annual incentive compensation payout in this manner to our NEOs and other executive officers was to further align annual incentive compensation earned with long-term shareholder results.

●	401(k) Plan Contribution: First Midwest maintained a defined benefit pension plan prior to the Merger. Participation in and contributions to this plan had been frozen several years prior to the completion of the Merger. This plan was terminated after the Merger, and benefits owed under the plan were distributed to participants. Following this distribution, the plan had an overfunded excess balance of plan assets. Based on a recommendation from management, with concurrence from WTW, the Compensation Committee determined to have the Company make a contribution in March 2024 to the account of each participant in the Company’s 401(k) Plan in the amount of 4% of each participant’s eligible compensation up to the maximum eligible contribution amount, which for each of our NEOs was $13,200.

The components of 2023 annual incentive compensation described above are as follows.

Name	Cash	One-year RSA	401(k) Contribution	Total
James C. Ryan, III	$2,145,793	$702,064	$13,200	$2,861,057
Michael L. Scudder	$1,931,214	$630,538	$13,200	$2,574,952
Mark G. Sander	$947,668	$302,689	$13,200	$1,263,557
James A. Sandgren	$790,745	$250,382	$13,200	$1,054,327
Brendon B. Falconer	$708,461	$222,954	$13,200	$944,615
Kendra L. Vanzo	$434,062	$131,487	$13,200	$578,749

58	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The cash portion of the 2023 AICP award is reflected in the Summary Compensation Table on page 68 of this Proxy Statement. The restricted stock award portion of the 2023 award and the Company contribution to the 401(k) Plan were both made in March 2024. Therefore, in accordance with applicable SEC rules, those two items will be reported in the Summary Compensation Table in the proxy statement for our 2025 annual meeting of shareholders.

Long-Term Equity Compensation (Performance Share Units and Restricted Stock)

Our long-term incentive compensation consists entirely of equity awards. We believe that stock ownership by our executive officers is an important tool for aligning their interests with those of our shareholders, reinforcing a focus on the long-term financial and stock performance of the Company.

The Compensation Committee selected the allocation of long-term equity compensation between performance share units and service-based restricted stock (and with respect to performance share units, the metrics, performance goals and weightings) based on the following strategic objectives:

●	Link pay with long-term corporate performance and stock price growth;
●	Emphasize the Company’s long-term profitability and strategies;
●	Ensure long-term results are sustained;
●	Encourage achievement of business goals that will enhance long-term shareholder value;
●	Reward and retain executives, whose future services are considered essential to the ongoing success of the Company;
●	Provide stock ownership opportunities for our executives, which further align their interests with those of our shareholders; and
●	Promote excellence and teamwork across our executive team.

Annual equity awards in 2023 for our CEO and other NEOs are summarized below:

NAMED EXECUTIVE OFFICER LONG-TERM EQUITY COMPENSATION

Performance Share Units ● CEO and Executive Chairman – 60% of total equity award ● All other NEOS – 50% of total equity award

Total Shareholder Return (TSR) – 50%

Total Shareholder Return relative to the performance of companies in the KRX Index measured over a three-year period ending on December 31, 2025.

Return on Average Tangible Common Equity (ROATCE) – 50%

Return on Average Tangible Common Equity relative to the performance of companies in the KRX Index measured over a three-year performance period ending December 31, 2025.

Service-Based Restricted Stock ● CEO and Executive Chairman – 40% of total equity award ● All other NEOs – 50% of total equity award	Three-Year Annual Vesting Service-based restricted stock that vests in equal annual installments over a three-year period ending in March 2026.

Our practice is to determine the dollar amount of the grant date fair value of long-term equity compensation that we provide to our CEO and other NEOs based on consultation with WTW and consideration of peer and market practices. In general, we seek to set long-term incentive opportunities that approximate the median for our peer group.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee typically makes recommendations to our Board of Directors regarding equity compensation awards at its meeting in February of each year. These awards are then reviewed and approved by the Board of Directors at its February meeting. We make the awards early in the year and communicate them to executive officers so that the incentives relating to the performance share units will be known as early as possible, thereby maximizing their potential impact. Under special circumstances, such as the employment of a new employee or substantial promotion of an existing executive, the Compensation Committee may award equity compensation at other times during the year.

Long-term equity compensation awards granted in 2023 were made under our Equity Incentive Plan. These awards are reflected in the Grants of Plan-Based Awards During 2023 table on page 69.

Performance Share Units. Our Compensation Committee continued the use of performance share units in 2023. For each performance share unit award, we have established threshold, target and maximum performance levels relative to the performance of the other companies in the KRX Index. The performance share units that may be earned for the 2023 awards are as follows:

MEASURE	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR (50%)	Less than 25th percentile	25th percentile	50th percentile	90th percentile
Relative ROATCE (50%)	Less than 25th Percentile	25th percentile	50th percentile	90th percentile
Associated Payout	No Award	50% of target shares	100% of target shares	200% of target shares

The TSR performance metric takes into account both stock price appreciation and cash dividends (assuming dividend reinvestment), expressed as a percentage increase or decrease. TSR is measured for the Company and compared to the TSR for the other companies in the KRX Index for the three-year performance period to determine the Company’s relative percentile ranking and the corresponding number of performance share units that are earned and converted into shares of our common stock.

Similarly, ROATCE is measured for the Company and compared to the ROATCE for the other companies in the KRX Index for the three-year performance period to determine the Company’s relative percentile ranking.

The Company will utilize straight-line interpolation to determine the number of performance shares earned between the 25th and 50th percentiles and between the 50th and 90th percentiles of the performance of the other companies in the KRX Index. No performance share units are earned for performance below threshold.

Shares distributed upon any performance share unit being earned must be held until the executive meets the Company’s stock ownership guidelines. Dividends on performance share units are accrued but not paid until the award is earned following the completion of the performance period. Accrued dividends are paid in additional shares of the Company’s common stock if the performance share units are earned.

In order to earn the performance share unit award, an executive generally must be employed by the Company during the entire performance period and, following the end of the performance period, until the Company’s relative performance and resulting earned shares are determined. Upon an executive’s retirement (if retirement-eligible) or qualifying disability during such period, all the awarded performance share units still may be earned at the end of the applicable performance period, assuming performance goals are met. If during such period an executive’s employment is terminated without Cause or the executive resigns for Good Reason (as those terms are defined in the Equity Incentive Plan), a portion of the awarded performance share units (prorated based on the timing of such employment termination relative to the full performance period) may be earned at the regular time after the end of the applicable performance period, again assuming performance goals are then met. If

60	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

an executive dies during the performance period, the performance share units will be deemed earned at the target performance level as of the date of death.

The annual performance share unit award opportunities granted to our NEOs in 2023 for the 2023-2025 performance period are as follows. Grant date fair values are reflected at target.

	Number	Grant Date
	of PSUs	Fair Value
Name	Awarded	of PSUs
James C. Ryan, III	101,452	$1,827,658
Michael L. Scudder	91,307	$1,644,894
Mark G. Sander	27,449	$494,492
James A. Sandgren	19,355	$348,678
Brendon B. Falconer	20,270	$365,164
Kendra L. Vanzo	10,135	$182,580

Service-Based Restricted Stock. Our Compensation Committee continued the use of service-based restricted stock awards in 2023. Service-based restricted stock granted in March 2023 will vest in equal annual installments over a three-year period ending in March 2026, assuming continued employment by the executive on each vesting date. Upon an executive’s retirement (if retirement-eligible) or qualifying disability during the vesting period, the awarded restricted stock will continue to vest on regular annual vesting dates. If during such period an executive is terminated without Cause or resigns for Good Reason (as such terms are defined in the Equity Incentive Plan), a portion of the awarded restricted stock (prorated based on the timing of such employment termination relative to the full vesting period) will vest as of the employment termination date. If an executive dies during the vesting period, the restricted stock will vest in full as of the date of death.

We pay current cash dividends on service-based restricted stock during the vesting period. After the service-based restricted stock has vested, the executive must hold the shares until he or she meets our stock ownership guidelines.

The annual restricted stock awards to our named executive officers in 2023 were as follows. Grant date fair value is reflected at target.

	Number of Shares	Grant Date
	of Restricted	Fair Value
Name	Stock Awarded	of Shares
James C. Ryan, III	67,635	$1,184,289
Michael L. Scudder	60,872	$1,065,869
Mark G. Sander	27,449	$480,632
James A. Sandgren	19,355	$338,906
Brendon B. Falconer	20,270	$354,928
Kendra L. Vanzo	10,135	$177,464

Retirement and Other Welfare Benefits

We maintain a tax-qualified defined contribution plan, known as our 401(k) Plan. The 401(k) Plan allows employees to make pre-tax and Roth 401(k) Plan contributions. Subject to the conditions and limitations of the 401(k) Plan, new employees are automatically enrolled in the 401(k) Plan with an automatic deferral of 5% of eligible compensation, unless participation is changed or declined. All active participants receive a Company match of 100% of the first 5% contributed into the 401(k) Plan. We may also make additional profit-sharing contributions, in our discretion. To receive profit-sharing contributions for a year, an employee must have (i) completed at least 1,000 hours of service during the

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COMPENSATION DISCUSSION AND ANALYSIS

year and (ii) been employed on the last day of the year or retired on or after age 65, died or become disabled during the year.

We also maintain a nonqualified deferred compensation plan, known as our Executive Deferred Compensation Plan, for certain management employees. Our NEOs and other executives are eligible to participate in the plan. An executive officer may elect to defer up to 25% of his or her regular compensation and up to 75% of his or her annual cash bonus, in which case the deferred amount will be credited to his or her plan account. We provide matching contribution credits under the plan, reduced by any matching contributions under the 401(k) Plan. In addition, we may provide discretionary contribution credits to make up for any reduction in discretionary profit-sharing contributions under the 401(k) Plan due to Internal Revenue Code contribution limits applicable to tax-qualified retirement plans. We did not provide discretionary credits for 2023.

Perquisites

In general, we believe that perquisites should not constitute a material portion of any executive’s compensation. Old National offers a limited number of perquisites, including only programs that are aligned with customary market practices. Detailed information regarding perquisites and other compensation is provided in Compensation Tables beginning on page 68.

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COMPENSATION DISCUSSION AND ANALYSIS

Policies, guidelines and other practices

Stock Ownership Guidelines

The Nominating and Corporate Governance Committee and Board of Directors have adopted stock ownership guidelines for the Company’s executive officers, including our NEOs, that are consistent with market practices and ensure executives retain stock of the Company received as compensation until the target ownership level is achieved. Under the guidelines, the NEOs are required to hold shares of our common stock with a value which is the lesser of the following:

POSITION OR SALARY	TARGET OWNERSHIP GUIDELINES
Chief Executive Officer	5x salary in stock or 200,000 shares
Chief Operating Officer	4x salary in stock or 100,000 shares
Salary equal to or greater than $250,000	3x salary in stock or 50,000 shares

As of the date of this Proxy Statement, each of our NEOs has met the applicable stock ownership guideline requirement. For purposes of the guidelines, unvested service-based restricted stock and phantom shares in the Non-qualified Deferred Compensation Plan are considered owned. Unearned performance share units are not counted towards the satisfaction of stock ownership guidelines.

Clawback, Anti-Pledging and Anti-Hedging Policies

Clawback Policy. The Company has maintained a clawback policy that was updated in accordance with recently adopted SEC and Nasdaq listing rules relating to clawback policies. The Company’s clawback policy provides for recovery of incentive-based compensation (including both cash and equity compensation) erroneously received by current or former executive officers during the three completed fiscal years immediately preceding the year in which the Company is required to prepare an accounting restatement due to material non-compliance with financial reporting requirements. The amount of the incentive-based compensation subject to recovery as “erroneously received” during the three-year lookback period is the excess of such compensation actually received over the amount that would have been received had the relevant Company financial statement been correct in the first instance.

Any recoupment under this clawback policy would be in addition to any similar rights or remedies the Company may have under any employment or other agreements, incentive compensation or similar plans or programs, award agreements, or other clawback, recovery or forfeiture policies, or under any laws, rules or listing standards applicable to the Company.

The Board believes that this policy and recoupment terms in other agreements, along with Company requirements that executive officers maintain a significant level of stock ownership in the Company during their employment, provide significant incentives for such executives to avoid taking inappropriate risks and to support sound enterprise risk assessment and oversight, while also helping promote management of the Company with a long-term view.

Prohibitions on Pledging and Hedging. All directors, officers and employees, including certain of their family members and others described below, are prohibited at all times from: (a) holding any Company securities in a margin account, borrowing against any account in which Company securities are held or pledging Company securities as collateral for a loan without the approval of our Chief Legal Officer; (b) engaging in puts, calls or other derivative transactions relating to the Company’s securities; (c) short-selling securities of the Company; and (d) purchasing any financial instruments (including prepaid

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS

variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any equity securities of the Company.

The foregoing restrictions apply to all types of securities of the Company that are owned directly or indirectly by any director, officer or employee, including Company securities owned by any family members where the director, officer or employee is deemed to beneficially own such securities or by any other persons or entities designated to engage in securities transactions on behalf of such director, officer or employee. These restrictions will not preclude any director, officer or employee, their family members or their designees from investing in broad-based mutual or index funds.

Risk Assessment of Executive Compensation Program

Each year, our Chief Risk Officer performs an executive compensation program risk assessment and presents the results to our Compensation Committee. The Compensation Committee reviews the results and discusses the assessment with both our Chief Risk Officer and the Committee’s independent compensation consultant. The risk assessment allows our Compensation Committee to confirm that our executive compensation program is designed such that executive officers are not encouraged to take excessive or imprudent risks to enhance their compensation. As part of its risk assessment process in 2023, the Compensation Committee confirmed the following:

●	The risks associated with the Company’s compensation plans for all employees are appropriately identified and managed by the Company.
●	The Company’s compensation plans for all employees do not create risks that are reasonably likely to have a material adverse effect on the Company as a whole.
●	The Company’s incentive compensation policies do not undermine the safety and soundness of the Company by encouraging employees to take imprudent risks.
●	The Company’s compensation plans for all employees are compatible with effective internal controls and risk management and are supported by strong and effective corporate governance practices.
●	Plans subject to express legal or regulatory requirements are reviewed by our legal and compliance teams to confirm adherence to applicable laws and regulations.

Tax Considerations

Section 162(m) of the Internal Revenue Code was amended by the Tax Cuts and Jobs Act of 2017 to eliminate the tax deduction for performance-based compensation (other than with respect to payments made pursuant to certain “grandfathered” arrangements entered into prior to November 2, 2017) and to expand the group of current and former executive officers who may be covered by the $1 million per year compensation deduction limit per covered employee under Section 162(m). The Compensation Committee intends to continue the pay-for-performance philosophy of awarding executive pay notwithstanding the deductibility limitation of Section 162(m).

64	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Employment and Confidentiality and Restrictive Covenant Agreements with Our Executive Officers

On June 28, 2023, we entered into new employment agreements with each of our NEOs (the “Employment Agreements”) other than Mr. Scudder, our retired Executive Chairman. The purpose of doing so was to transition the Company’s executives to substantially uniform employment agreements. The Employment Agreements reflect substantially the same key employment terms and conditions as those in the previously effective employment agreements with our NEOs (the “prior agreements”) that were replaced and superseded by the new Employment Agreements. However, certain confidentiality obligations and restrictive covenants in the prior agreements have been aligned and consolidated in separate Confidentiality and Restrictive Covenants Agreements with the NEOs (the “CRC Agreements”), which also became effective on June 28, 2023.

Mr. Scudder’s pre-existing employment and restrictive covenants agreements with First Midwest, as modified by a letter agreement he signed with First Midwest in connection with the Merger, govern the terms of his employment by the Company. The Company assumed those agreements in the Merger. See “Introduction” and “Letter Agreements in Connection with the Merger with First Midwest-Letter Agreement with Michael L. Scudder” under the heading “Named Executive Officer Employment Agreements” beginning on page 71 of this Proxy Statement.

Under their Employment Agreements, the NEOs are entitled to base salary, incentive compensation opportunities (both cash and equity) and other employee benefits made available to similarly situated executives. In addition, we are generally obligated to pay certain non-change in control severance benefits under the Employment Agreements if we terminate the employment of an NEO for a reason other than Cause or upon an NEO’s disability, or if the executive resigns for Good Reason based on certain compensation reductions or other described types of changes detrimental to the NEO’s role. To receive his or her severance benefits, an NEO must satisfy the terms of the Employment Agreement, including the timely execution by the NEO of a release of claims against the Company and, in situations involving resignation for Good Reason, provision of timely notice to the Company of the executive’s asserted Good Reason basis for resignation.

The Employment Agreements also provide for enhanced severance benefits upon the occurrence of a “second trigger” (Company termination of an NEO’s employment without Cause or resignation by the NEO for Good Reason) following a qualifying change in control of the Company.

See “Potential Payments upon Termination of Employment or Change in Control” beginning on page 75 for a description of the Company’s obligations to the NEOs under various described employment termination scenarios, either before or after a change in control. See also the tables in that section that set forth the estimated values and details of the termination benefits payable to the NEOs under those circumstances.

In addition, the Employment and CRC Agreements signed in 2023 provide for, among other terms:

●	No Gross-up on Severance Benefits – The Company does not provide any tax gross-up on severance benefits, including in connection with any change in control. If any change in control-related severance amounts otherwise would constitute “excess parachute payments” subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the payment will be reduced to the safe harbor amount in a manner determined by the Company.
●	No Gross-up on Benefit Continuation – There will be a continuation of medical benefit coverage to be provided by the Company for a period after employment is terminated in certain circumstances. Any tax resulting from these payments will be the executive’s responsibility.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS

●	No Walk Away Provision – Executives do not have the ability to voluntarily terminate their employment following a change in control and receive severance benefits without the occurrence of a “double trigger,” namely events or circumstances constituting Good Reason (as defined in the Employment Agreements). Executives will have the right to terminate their employment for Good Reason within 24 months after a change in control and receive severance and other benefits.
●	Confidentiality, Non-Solicitation and Non-Competition Covenants – Our NEOs must comply with certain confidentiality, non-solicitation and non-competition covenants contained in the CRC Agreements, both during and following their employment with the Company.

Mr. Scudder’s employment and restrictive covenants agreements with First Midwest include similar provisions and covenants.

The Employment and CRC Agreements were entered into after the Compensation Committee reviewed their material terms and both existing and emerging market practices with respect to such arrangements. Based on information and input provided by WTW, the Compensation Committee determined that the total compensation and benefits provided in the Employment Agreements, including the severance benefits in different employment termination scenarios, were consistent with prevailing market practices. The Compensation Committee regularly reviews the Company’s employment agreements and uses peer data and input from WTW to determine whether these arrangements continue to be consistent with prevailing market practices and appropriate for the Company.

66	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATIOn committee report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee

Daniel S. Hermann, Chairperson

Barbara A. Boigegrain

Kathryn J. Hayley

Peter J. Henseler

Thomas E. Salmon

Rebecca S. Skillman

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	67

COMPENSATION TABLES

2023 SUMMARY COMPENSATION TABLE

The table below provides information regarding compensation earned by our Chief Executive Officer, Chief Financial Officer and the other four executive officers named below employed at the end of 2023 who were our most highly compensated for 2023 (our “Named Executive Officers” or “NEOs”):

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred	All
				Stock	Incentive Plan	Compensation	Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	(1)	(2)	(3)(4)	(5)	(6)	(7)	(8)
James C. Ryan, III	2023	$1,144,423	$—	$3,011,947	$2,145,793	$6,692	$214,656	$6,523,511
Chief Executive Officer	2022	$1,069,231	$—	$7,736,725	$2,673,077	$—	$178,956	$11,657,989
	2021	$913,462	$—	$1,540,832	$1,370,192	$14,610	$132,005	$3,971,101
Michael L. Scudder	2023	$1,029,981	$2,700,000	$2,710,762	$1,931,214	$46,011	$208,198	$8,626,166
Executive Chairman	2022	$834,231	$—	$2,529,206	$2,388,461	$—	$238,512	$5,990,410
	2021	$—	$—	$—	$—	$—	$—	$—
Mark G. Sander	2023	$743,269	$1,775,000	$975,124	$947,668	$91,753	$147,525	$4,680,339
President and Chief	2022	$604,231	$—	$913,859	$1,186,240	$—	$150,294	$2,854,624
Operating Officer	2021	$—	$—	$—	$—	$—	$—	$—
James A. Sandgren	2023	$620,192	$—	$687,584	$790,745	$—	$92,342	$2,190,863
CEO, Commercial	2022	$593,269	$—	$3,391,654	$1,008,558	$—	$87,943	$5,081,424
Banking	2021	$561,539	$—	$580,069	$715,962	$12,144	$79,059	$1,948,773
Brendon B. Falconer	2023	$590,385	$125,000	$720,092	$708,461	$—	$75,067	$2,219,005
Senior EVP and Chief	2022	$535,577	$—	$1,288,518	$856,923	$—	$41,385	$2,722,403
Financial Officer (9)	2021	$465,769	$—	$362,536	$523,990	$78	$23,561	$1,375,934
Kendra L. Vanzo	2023	$445,192	$125,000	$360,044	$434,062	$—	$50,204	$1,414,502
Senior EVP and Chief	2022	$415,385	$—	$1,027,980	$540,000	$—	$43,658	$2,027,023
Administrative Officer	2021	$369,231	$—	$271,911	$360,000	$8,174	$35,416	$1,044,731
(1)	Base salary increases are generally effective in March during the calendar year.
(2)	The “Bonus” column reflects: (a) for Messrs. Scudder and Sander, the first of two equal retention award payments under their respective letter agreements, payable on February 15, 2023 and February 15, 2024; and (b) for Mr. Falconer and Ms. Vanzo, the first of two installments of one-time performance-based cash Merger integration-related awards described in last year’s proxy statement.
(3)	Stock awards included in this column consist entirely of performance share units and service-based restricted stock granted under our Equity Incentive Plan. The grant date value of the awards is determined under FASB ASC Topic 718. For performance share units, the grant date value reflected above is based on the number of units that would be earned at target performance. The value of the awards assuming the highest level of performance conditions are achieved for the 2023, 2022 and 2021 awards, respectively (or for Messrs. Scudder and Sander, 2023 and 2022), would be: Mr. Ryan ($4,839,604, $9,418,857 and $2,103,920); Mr. Scudder ($4,355,656 and $4,043,116); Mr. Sander ($1,469,615 and $1,369,422); Mr. Sandgren, $1,036,263, $3,715,132 and $792,054); Mr. Falconer ($1,085,256, $1,585,033 and $495,020); and Ms. Vanzo ($542,624, $1,194,611 and $371,274). For the number of shares of performance share units and service-based restricted stock awarded in 2023, please refer to the table under “Grants of Plan-Based Awards during 2023.”
(4)	Stock awards for 2022 also include the following one-time, performance-based integration awards that were issued in connection with the First Midwest Merger and earned based on the achievement of certain Merger-related cost savings: Mr. Ryan, 296,063 performance share units (grant date value of $4,926,488); Mr. Sandgren, 164,829 performance share units ($2,742,755); Mr. Falconer, 41,689 performance share units ($693,705); and Ms. Vanzo, 41,689 performance share units ($693,705). These one-time awards were described in the proxy statement relating to our 2023 annual meeting.
(5)	These amounts reflect annual cash incentive compensation awards earned under the AICP.
(6)	None of our executives have any benefit under the Company's remaining frozen defined benefit pension plan. Any amounts listed for 2023, 2022, and 2021 represent the amount of the executive’s earnings credited under our Executive Deferred Compensation Plan in excess of the earnings that would have been credited using the applicable federal long-term rate, with compounding (as described by Section 1274(d) of the Internal Revenue Code).
(7)	The amounts specified in the “All Other Compensation” column include perquisites, Company contributions to defined contribution plans, cash dividends on restricted stock and life insurance premiums. Please refer to the additional detailed information in the next table captioned “All Other Compensation for 2023.”
(8)	In 2022, through its transformational Merger with First Midwest, the Company more than doubled in size. As a result, the compensation of our NEOs (other than Mr. Scudder) increased in 2023 and 2022 as compared to 2021 to reflect the expanded scope of the NEOs’ responsibilities at a significantly larger organization, as well as to reflect comparability with the compensation of executives of companies in our peer group and relevant market data. The 2022 compensation for Messrs. Ryan, Sandgren and Falconer and Ms. Vanzo also included one-time, Merger integration-related performance share unit awards (see Note 4).
(9)	Mr. Falconer was placed on leave effective April 1, 2024.

68	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION TABLES

ALL OTHER COMPENSATION FOR 2023

		Company
	Perquisites	Contributions	Cash
	& Other	to Defined	Dividends on	Life
	Personal	Contribution	Restricted	Insurance
Name	Benefits (1)	Plans (2)	Stock	Premiums (3)	Total
James C. Ryan, III	$21,029	$121,971	$69,079	$2,577	$214,656
Michael L. Scudder	$360	$15,250	$190,269	$2,319	$208,198
Mark G. Sander	$25,265	$16,829	$103,756	$1,675	$147,525
James A. Sandgren	$5,240	$65,462	$20,236	$1,404	$92,342
Brendon B. Falconer	$2,014	$52,287	$19,471	$1,295	$75,067
Kendra L. Vanzo	$—	$38,769	$10,438	$997	$50,204
(1)

Mr. Ryan had personal use of the Company airplane valued at $19,343 and received Company executive physical benefits of $1,686. Messrs. Sander and Sandgren received country club membership benefits of $12,905 and $5,240, respectively, for business development purposes. Mr. Sander also received an auto allowance benefit of $12,000 and a cell phone allowance benefit of $360.

(2)

“Company Contributions to Defined Contribution Plans” include the following amounts contributed by the Company to the Company’s 401(k) Plan and Executive Deferred Compensation Plan, respectively, for the following NEOs: Mr. Ryan: $15,250 and $106,721; Mr. Scudder: $15,250 and $0; Mr. Sander: $16,829 and $0; Mr. Sandgren: $15,250 and $50,212; Mr. Falconer: $15,250 and $37,037; and Ms. Vanzo: $15,250 and $23,519.

(3)	Amounts in this column reflect life insurance premiums paid for each listed NEO. Executive officers receive group life coverage equal to two times base salary.

GRANTS OF PLAN-BASED AWARDS DURING 2023

								All Other	All Other
								Stock	Option	Exercise	Grant
								Awards:	Awards:	or Base	Date Fair
								Number of	Number of	Price of	Value of
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Option	Stock and
	Grant	Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards (2)			Stock or	Underlying	Awards	Options
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units (3)	Options (4)	per Share	Awards (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
James C. Ryan, III	3/1/2023	$715,265	$1,430,529	$2,861,058	—	—	—	—	—	—	—
	3/1/2023	—	—	—	50,726	101,452	202,904	—	—	—	$1,827,658
	3/1/2023	—	—	—	—	—	—	67,635	—	—	$1,184,289
Michael L. Scudder	3/1/2023	$643,738	$1,287,476	$2,574,952	—	—	—	—	—	—	—
	3/1/2023	—	—	—	45,654	91,307	182,614	—	—	—	$1,644,894
	3/1/2023	—	—	—	—	—	—	60,872	—	—	$1,065,869
Mark G. Sander	3/1/2023	$315,890	$631,779	$1,263,558	—	—	—	—	—	—	—
	3/1/2023	—	—	—	13,725	27,449	54,898	—	—	—	$494,492
	3/1/2023	—	—	—	—	—	—	27,449	—	—	$480,632
James A. Sandgren	3/1/2023	$263,582	$527,163	$1,054,326	—	—	—	—	—	—	—
	3/1/2023	—	—	—	9,678	19,355	38,710	—	—	—	$348,678
	3/1/2023	—	—	—	—	—	—	19,355	—	—	$338,906
Brendon B. Falconer	3/1/2023	$236,154	$472,308	$944,615	—	—	—	—	—	—	—
	3/1/2023	—	—	—	10,135	20,270	40,540	—	—	—	$365,164
	3/1/2023	—	—	—	—	—	—	20,270	—	—	$354,928
Kendra L. Vanzo	3/1/2023	$144,688	$289,375	$578,750	—	—	—	—	—	—	—
	3/1/2023	—	—	—	5,068	10,135	20,270	—	—	—	$182,580
	3/1/2023	—	—	—	—	—	—	10,135	—	—	$177,464
(1)	All non-equity incentive plan awards in 2023 were made under the AICP.
(2)	The shares in Columns (f), (g), and (h) represent performance share units granted under the Equity Incentive Plan. These performance share unit awards are based upon the Company’s relative performance compared to the other companies in the KRX Index, with 50% of the total award based upon TSR and the other 50% of the award based upon ROATCE. The performance period for 100% of these performance-based awards for TSR and ROATCE is the three-year period ending December 31, 2025, with the restriction period ending on March 15, 2026. Dividends accrue on earned shares and are paid in shares of Company common stock once the award is earned.
(3)	Column (i) represents shares of service-based restricted stock granted under the Equity Incentive Plan that vest in three substantially equal installments on March 1 of 2024, 2025 and 2026. Vesting is generally contingent upon the NEO remaining employed during the required service period. NEOs are entitled to dividends on the restricted stock during the vesting period.
(4)	No stock options were granted in 2023.
(5)	The fair market value of the service-based restricted stock reported in Column (l) is the grant date value of the awards based on the closing stock price. The fair market value of the performance-based performance share units reported in Column (l) is

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	69

COMPENSATION TABLES

the grant date value based on the closing stock price less the present value of dividends expected to be paid during the requisite performance period. A Monte-Carlo simulation is used to determine the fair market value of the relative performance share units.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

	Stock Awards (1)
				Equity Incentive		Equity Incentive
				Plan Awards:		Plan Awards:
	Number of		Market Value of	Number of Unearned		Market or Payout Value
	Shares or Units		Shares or Units	Shares, Units, or		of Unearned Shares, or
	of Stock that		of Stock that	Other Rights that		or Other Rights that
Name	Have Not Vested		Have Not Vested	Have Not Vested		Have Not Vested
James C. Ryan, III	87,882	(2)	$1,484,327	—		—
	42,394	(3)	$716,035	204,428	(6)	$3,452,789
	67,635	(4)	$1,142,355	210,480	(7)	$3,555,007
Michael L. Scudder	77,988	(5)	$1,317,217	—		—
	38,155	(3)	$644,438	183,984	(6)	$3,107,490
	60,872	(4)	$1,028,128	189,432	(7)	$3,199,506
Mark G. Sander	45,168	(5)	$762,888	—		—
	17,223	(3)	$290,896	55,364	(6)	$935,098
	27,449	(4)	$463,614	56,948	(7)	$961,852
James A. Sandgren	33,085	(2)	$558,806	—		—
	12,230	(3)	$206,565	39,312	(6)	$663,980
	19,355	(4)	$326,906	40,156	(7)	$678,235
Brendon B. Falconer	20,677	(2)	$349,235	—		—
	11,210	(3)	$189,337	36,036	(6)	$608,648
	20,270	(4)	$342,360	42,054	(7)	$710,292
Kendra L. Vanzo	15,508	(2)	$261,930	—		—
	6,300	(3)	$106,407	20,250	(6)	$342,023
	10,135	(4)	$171,180	21,026	(7)	$355,129

(1)	The table values are based on a stock price of $16.89, which is the closing price of our stock as reported by Nasdaq on December 29, 2023, which was the last trading day of the year.
(2)	Listed shares and amounts include service-based restricted stock granted in 2021 for which the final installment vested on February 1, 2024 and performance share units granted in 2021 that were approved as earned at target as a part of the Merger with First Midwest and that vested on February 22, 2024.
(3)	Listed shares and amounts include service-based restricted shares granted in 2022 that will become vested in two substantially equal installments on March 2 of 2024 and 2025.
(4)	Listed shares and amounts include service-based restricted shares granted in 2023 that will become vested in three substantially equal installments on March 1 of 2024, 2025 and 2026.
(5)	Listed shares and amounts include service-based restricted stock granted in 2021 that vested on February 17, 2024 and performance-based performance share units granted in 2021 that were approved as earned at target as a part of the Merger with First Midwest and that vested on March 15, 2024.
(6)	This award represents performance share units granted in 2022 under the Equity Incentive Plan. Each such performance share unit award is based upon the Company’s relative performance compared to the other companies in the KRX Index, with 50% of the total award based upon TSR and the other 50% of the award based upon ROATCE. The performance period for all these performance-based awards for TSR and ROATCE is the three-year period ending December 31, 2024, with the restriction period ending on March 15, 2025. Dividends accumulate on earned shares and are paid in additional shares of Company common stock upon vesting. The number of performance share units and shares shown in the table assumes maximum performance has been achieved. With respect to Messrs. Ryan, Scudder, Sander, Sandgren and Falconer and Ms. Vanzo: the number of shares that would result from threshold performance would be 51,107, 45,996, 13,841, 9,828, 9,009 and 5,063, respectively; and the number of shares that would result from target performance would be 102,214, 91,993, 27,683, 19,657, 18,018 and 10,125, respectively.
(7)	This award represents performance share units granted in 2023 under the Equity Incentive Plan. Each such performance share unit award is based upon the Company’s relative performance compared to the other companies in the KRX Index, with 50% of the total award based upon TSR and the other 50% of the award based upon ROATCE. The performance period for all these performance-based awards for TSR and ROATCE is the three-year period ending December 31, 2025, with the restriction period ending on March 15, 2026. Dividends accumulate on earned shares and are paid in additional shares of Company common stock upon vesting. The number of performance share units and shares shown in the table assumes maximum performance has been achieved. With respect to Messrs. Ryan, Scudder, Sander, Sandgren and Falconer and Ms. Vanzo: the number of shares that would result from threshold performance would be 52,620, 47,358, 14,237, 10,040, 10,513 and 5,258, respectively; and for target performance, the number of shares for such NEOs would be 109,028, 98,125, 29,499, 20,801, 21,784 and 10,891, respectively.

70	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED IN 2023

	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting	Vesting
James C. Ryan, III	408,100	$7,143,471
Michael L. Scudder	104,866	$1,690,463
Mark G. Sander	59,374	$959,494
James A. Sandgren	211,361	$3,700,895
Brendon B. Falconer	68,818	$1,204,312
Kendra L. Vanzo	61,326	$1,073,637

2023 NONQUALIFIED DEFERRED COMPENSATION

	Executive	Company	Aggregate		Aggregate
	Contributions	Contributions	Earnings	Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	in Last Fiscal	Withdrawals/	Last Fiscal
Name	Year (1)	Year (2)	Year (3)	Distributions	Year End (4)
James C. Ryan, III
ONB Executive Deferred Compensation Plan	$305,400	$106,721	$73,038	—	$1,424,267
Michael L. Scudder
ONB Executive Deferred Compensation Plan	$372,998	—	$14,645	—	$387,644
FMBI Nonqualified Retirement Plan	—	—	$79,700	—	$562,704
FMBI Nonqualified Stock Option Gain Deferral Plan	—	—	$(1,872)	—	$71,650
Mark G. Sander
ONB Executive Deferred Compensation Plan	$503,654	—	$19,597	—	$523,251
FMBI Nonqualified Retirement Plan	$1,126,928	—	$162,081	—	$1,431,307
James A. Sandgren
ONB Executive Deferred Compensation Plan	$130,300	$50,212	$29,212	—	$745,834
Brendon B. Falconer
ONB Executive Deferred Compensation Plan	$17,712	$37,037	$5,085	—	$123,682
Kendra L. Vanzo
ONB Executive Deferred Compensation Plan	$57,875	$23,519	$15,595	—	$468,946
(1)	Mr. Sander's contribution to the First Midwest Bancorp plan represents the portion of his 2022 annual incentive he elected to defer into company-sponsored Nonqualified Deferred Compensation plans prior to the closing of the February 15 ,2022 Merger with First Midwest.
(2)	These amounts are also included under “All Other Compensation” in the “2023 Summary Compensation Table” on page 68.
(3)	Of the 2023 balances reported in this column, the amounts of $6,692, $46,011 and $91,753 with respect to Messrs. Ryan, Scudder and Sander, respectively, were reported under the “Change in Pension Value and Nonqualified Deferred Compensation” column of the “2023 Summary Compensation Table” on page 68.
(4)	Of the 2023 balances reported in this column, the amounts of $259,739, $68,382, $46,870, $165,931, $16,553, and $66,449 with respect to Messrs. Ryan, Scudder, Sander, Sandgren and Falconer and Ms. Vanzo, respectively, were reported in the Summary Compensation Tables for prior years.

Named Executive Officer Employment Agreements

Introduction

In 2023, we entered into new Employment Agreements with each NEO other than Mr. Scudder, effective as of June 28, 2023. The Employment Agreements with Messrs. Ryan, Sander, Sandgren and Falconer and Ms. Vanzo reflected substantially the same key employment-related terms and conditions as those in their prior employment agreements that were replaced and superseded by the new Employment Agreements. However, certain confidentiality obligations and restrictive covenants in their prior agreements were aligned and consolidated into separate CRC Agreements with those NEOs, also effective on June 28, 2023. In addition, the new Employment Agreements with Messrs. Ryan, Sandgren

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COMPENSATION TABLES

and Sander preserved and carried forward certain terms from their respective, previously signed letter agreements with Old National (for Messrs. Ryan and Sandgren) and First Midwest (for Mr. Sander) that are described below.

Mr. Scudder did not enter into a new employment agreement or restrictive covenants agreement with the Company in 2023. Instead, the Company assumed in the Merger his existing First Midwest employment agreement dated June 18, 2018, as amended and restated, his companion 2018 First Midwest restrictive covenants agreement and a separate May 2021 letter agreement he had signed with First Midwest in connection with the Merger. Mr. Scudder’s letter agreement provided for his role as Executive Chairman of the Company after the Merger closing and, following his retirement on January 31, 2024, his service to the Company through February 15, 2025, as well as his compensation and benefits for such service. See below under “Letter Agreements in Connection with the First Midwest Merger – Letter Agreement with Michael L. Scudder.”

Overview of Employment and CRC Agreements

Our new Employment Agreements with each NEO, other than Mr. Scudder, provide for an initial term that ended on December 31, 2023, with automatic, successive one-year extensions unless the NEO or the Company provides written notice of non-renewal to the other at least 60 days before the end of the applicable year. All such Employment Agreements renewed and remain in effect.

The new Employment Agreements set forth the position, responsibilities and annual compensation, among other items, of each NEO. In general, under their Employment Agreements, NEOs are entitled to a base salary, incentive compensation opportunities (both cash and equity) and other employee benefits as determined by the Board. With respect to Mr. Scudder, his letter agreement sets the terms of his post-Merger position and compensation.

The Employment Agreements require the Company to make severance payments upon certain employment terminations, including upon an involuntary termination of the executive’s employment (other than for Cause) or a resignation of employment by the executive for Good Reason, either prior to or following a Change in Control of the Company (as such terms are defined in the Employment Agreements). Termination of employment also may impact outstanding equity awards, as well as benefits payable under employee benefit plans. Mr. Scudder’s letter agreement provides that, in lieu of severance benefits under his First Midwest employment agreement, upon any employment termination without Cause or resignation for Good Reason (as defined in his First Midwest employment agreement) during his three-year, post-Merger service to the Company, he would be entitled to receive the value of the compensation he would have earned for the remainder of such three-year service period as if such termination had not occurred. See “Potential Payments upon Termination of Employment or Change in Control.”

The CRC Agreements with our NEOs (other than Mr. Scudder), and Mr. Scudder’s 2018 restrictive covenants agreement with First Midwest, contain confidentiality, non-solicitation and non-competition provisions applicable to the executive. The confidentiality terms in those agreements apply during and after the NEO’s employment. Under the CRC Agreements, the non-solicitation and non-competition provisions apply during employment and remain in effect for a period of one year following any employment termination, subject to extension for any period in which the executive is in breach of those provisions. Under his First Midwest restrictive covenants agreement, Mr. Scudder is subject to non-solicitation and non-competition provisions that remain in effect for two years following any employment termination, subject to similar extension for any breaches. In addition, Mr. Scudder’s letter agreement extended his non-competition provisions to continue for five years after the First Midwest Merger closing.

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Letter Agreements in Connection with the First Midwest Merger

As described in our earlier proxy statements relating to our 2023 annual meeting of shareholders and our Merger with First Midwest, at the time the Merger was announced, Messrs. Ryan and Sandgren entered into letter agreements with the Company, and Messrs. Scudder and Sander entered into letter agreements with First Midwest, in each case amending their earlier employment arrangements with the Company or First Midwest, as applicable. As part of the Merger, the Company assumed the First Midwest employment and letter agreements with Mr. Scudder, which remain in effect, as well as the prior First Midwest employment and letter agreements with Mr. Sander. Mr. Sander’s new 2023 Employment Agreement largely replaces those prior First Midwest agreements, but expressly incorporates and preserves certain of their terms, as described below.

Letter Agreements with James C. Ryan, III and James A. Sandgren

The Company’s May 2021 letter agreements with Messrs. Ryan and Sandgren provided that those executives waived any right to claim that the Merger constituted a “Change in Control” under their respective prior employment agreements. In his letter agreement, Mr. Ryan further agreed that not serving in the role as Chairman of the Board of Directors of the Company following the Merger would not constitute “Good Reason” under his prior agreement, as long as he was elected as Chairman of the Board of Directors as of the second anniversary of the Merger closing. In accordance with that letter agreement term, which was preserved in his Employment Agreement, Mr. Ryan became the Chairman of the Board of Directors on February 1, 2024, following Mr. Scudder’s January 31, 2024 retirement as the Company’s Executive Chairman. Similarly, Mr. Sandgren agreed that his not serving as the Company’s President and Chief Operating Officer following the Merger would not constitute “Good Reason” under his prior employment agreement. The Company sought these waivers in the letter agreements with Messrs. Ryan and Sandgren, and preserved the same terms in their 2023 Employment Agreements, so that the executives would not be entitled to severance compensation as a result of the First Midwest Merger and these related organizational changes.

In consideration of these provisions, the letter agreements provided for Messrs. Ryan and Sandgren to receive integration awards, which were granted upon the Merger closing in the form of performance share units under our Equity Incentive Plan. Those one-time, performance-based equity integration awards were earned in early 2023 and vested on March 1, 2023.

The letter agreements with Messrs. Ryan and Sandgren also provided that, upon any post-Merger termination of their employment by the Company without Cause or by their Good Reason resignation (as such terms were defined in their prior employment agreements), any Company equity awards that were outstanding as of the Merger closing and then remained unvested would accelerate and vest in full. Their 2023 Employment Agreements preserved this treatment.

Letter Agreement with Michael L. Scudder

The letter agreement with Mr. Scudder provided that, as of the Merger closing, he would no longer serve as Chief Executive Officer of First Midwest or Old National and that such changes to Mr. Scudder’s role and responsibilities would not constitute “Good Reason” as defined in Mr. Scudder’s First Midwest employment agreement. Mr. Scudder’s letter agreement further provided for his service as the Executive Chairman of Old National for a two-year period following the Merger closing and for his non-executive service to the Company for an additional period thereafter through February 15, 2025 (with his entire three-year service period from and after the Merger closing referred to as the “Service Period”). Upon Mr. Scudder’s January 31, 2024 retirement as the Company’s Executive Chairman, he commenced service as a non-executive employee of the Company for the remainder of the Service Period.

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Under his letter agreement, Mr. Scudder receives annual compensation (including base salary, annual bonus and annual equity award grants) during the Service Period that is set at 90% of that received by the Company’s Chief Executive Officer. In addition, Mr. Scudder receives the same perquisites, office space and administrative support during the Service Period as had been provided to him immediately before the Merger closing. The Company also agreed to provide Mr. Scudder with indemnification, and maintain directors’ and officers’ liability insurance for him, throughout the Service Period to the same extent as it does for its other officers. Upon completion of the Service Period, Mr. Scudder will receive a final prorated annual bonus, calculated based on time worked during the calendar year in which his Service Period ends and the applicable target bonus for that year. In addition, at the conclusion of the Service Period, any of his Company equity awards that then remain outstanding will accelerate and vest in full (unless such award is subject to a performance condition, in which case it will remain subject to such condition).

In lieu of any severance Mr. Scudder would have been entitled to receive under his First Midwest employment agreement in connection with the Merger, Mr. Scudder’s letter agreement provided for him to receive a cash-based retention award equal to $5.4 million. In accordance with those letter agreement terms, 50% of the retention award amount was paid to him on February 15, 2023, and the final 50% was paid on February 15, 2024, the first and second anniversaries of the Merger closing, respectively, in each case less required tax withholdings.

As contemplated by the Merger Agreement, any First Midwest equity awards granted to Mr. Scudder prior to the Merger that were outstanding at the Merger closing were converted to equity awards of the Company. Pursuant to his letter agreement, upon any termination of Mr. Scudder’s employment without “Cause” by the Company following the Merger or due to his death or disability or a resignation by Mr. Scudder for “Good Reason” (as those terms are defined in his First Midwest employment agreement), any such converted First Midwest equity awards that remained unvested would accelerate and vest in full.

Under his letter agreement, if either the Company terminates Mr. Scudder’s service without “Cause” or he resigns for “Good Reason” before the end of the Service Period, any unpaid salary and annual bonus (based on target) and ungranted annual equity awards (based on prior year award dollar value) for the remainder of the Service Period would be required to be paid to him in cash, subject to his execution of a release in favor of the Company. In addition, upon any such early termination of the Service Period without Cause by the Company or upon a resignation by Mr. Scudder during the Service Period for Good Reason, any of his then outstanding, unvested Company equity awards would accelerate and vest in full, except that any such equity awards subject to a performance condition would remain subject to such condition.

In consideration of the compensation granted under his letter agreement, Mr. Scudder agreed to extend his non-competition provisions to last a period of five years following the Merger closing, and to expand the geographic scope of those provisions.

Letter Agreement with Mark G. Sander

Under his letter agreement, Mr. Sander agreed to serve as President and Chief Operating Officer of the Company following the Merger closing, reporting directly to the Chief Executive Officer, but not serve on the Board of Directors of the Company. Mr. Sander’s letter agreement provided that the discontinuation of his role as a director of First Midwest and any other changes to his duties or responsibilities at the Merger closing would not constitute “Good Reason” (as defined in Mr. Sander’s then applicable First Midwest employment agreement).

Pursuant to his letter agreement, and in lieu of any severance Mr. Sander would have been entitled to receive in connection with the Merger closing, the Company granted Mr. Sander a cash-based retention

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award equal to $3.55 million. In accordance with his letter agreement, 50% of that retention award was paid to him on February 15, 2023, and the remaining 50% was paid on February 15, 2024, the first and second anniversaries of the Merger closing, respectively, in each case less required tax withholdings.

As contemplated by the Merger Agreement, First Midwest equity awards granted to Mr. Sander that were outstanding at the time of the Merger were converted to equity awards of the Company. Mr. Sander’s letter agreement provides that, upon any termination of his employment without “Cause” by the Company following the Merger or due to his death or disability or upon a resignation by Mr. Sander for “Good Reason,” as such terms were defined in his prior First Midwest agreement, any such converted First Midwest equity awards that remained unvested would accelerate and vest in full.

Like the other NEOs (except for Mr. Scudder), Mr. Sander entered into new Employment and CRC Agreements with the Company effective as of June 28, 2023. His new Employment Agreement largely replaced and superseded his prior First Midwest employment agreement, but expressly preserved the terms from his letter agreement providing for his waiver of Good Reason relating to the First Midwest Merger, his retention bonus and the treatment of his equity awards outstanding at the Merger closing.

Potential Payments Upon Termination of Employment or Change in Control

The following scenarios take into account each termination of employment situation – voluntary resignation (including retirement), death or disability, discharge for Cause, discharge without Cause and resignation for Good Reason – both prior to and following a Change in Control of the Company (as such terms are defined in the applicable NEO employment or letter agreement). The narrative and tables below describe the severance or other additional amounts the Company would provide to the NEO or the NEO’s beneficiaries as a result. These sections reflect certain assumptions we have made in accordance with applicable SEC rules: that the hypothetical termination of employment or Change in Control occurred on December 29, 2023; that restricted stock and performance share unit awards were then earned (even when vesting would be deferred until some later regular vesting date), based on target level performance in the case of performance share units; and that the value of a share of our common stock on that day was $16.89, which is the closing price of our stock as reported by Nasdaq on December 29, 2023, the last trading day of the year.

The descriptions below exclude payments and benefits that are not enhanced by a termination of employment or Change in Control. These payments and benefits, which are referred to in the following discussion as the NEO’s “vested benefits,” include:

●	Base salary payable through the date of employment termination;
●	Any other cash compensation earned through the date of termination but not paid, including any amounts earned and vested but not paid under our annual cash incentive program;
●	Benefits accrued under our 401(k) Plan, in which all employees may participate;
●	Accrued vacation pay, group health plan continuation and other similar amounts payable when employment terminates under programs applicable to our salaried employees generally;
●	Balances accrued under our deferred compensation plans; and
●	Service-based restricted stock and performance share units that have been earned and vested prior to the employment termination or Change in Control.

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COMPENSATION TABLES

Voluntary Resignation; Retirement

Prior to an NEO achieving eligibility for retirement under our Equity Incentive Plan (age 55 with five years of service), we are not obligated to pay any amounts over and above vested benefits in the event of employment termination due to voluntary resignation. All unearned or unvested service-based restricted stock and performance share units will lapse and not vest.

In the event of an NEO’s retirement, in addition to receiving vested benefits, the NEO will be treated as if he or she had continued employment through the end of the applicable service vesting or performance periods applicable to service-based restricted stock and performance share units awarded under our Equity Incentive Plan. Service-based restricted stock will continue to vest per its original schedule as if the NEO had remained employed. Any performance share units will be deemed earned (if performance conditions are met), and will be vested and paid out in shares, on the regular vesting date after the end of the performance period, also as if the NEO had remained employed for such period.

As of December 31, 2023, based upon age and years of service, Messrs. Scudder, Sander and Sandgren and Ms. Vanzo meet the requirements to qualify for retirement upon any voluntary resignation. The amount of the payments to Messrs. Scudder, Sander and Sandgren and Ms. Vanzo upon any such retirement-eligible voluntary resignation is set forth in the following table:

	Restricted Stock	Performance Share Units
		2022-2024	2023-2025	Medical/Life &
Name	Unvested Awards	Performance Period	Performance Period	Outplacement	Total
Michael L. Scudder (1) (2)	—	—	—	$33,575	$33,575
Mark G. Sander (2)	$936,145	$436,319	$463,614	$132,054	$1,968,132
James A. Sandgren	$584,512	$309,813	$326,906	—	$1,221,231
Kendra L. Vanzo	$301,520	$159,594	$171,180	—	$632,294
(1)	Mr. Scudder would not be retirement eligible under his legacy First Midwest award agreements, which require the attainment of age 65. In addition, pursuant to his letter agreement, Mr. Scudder cannot voluntarily retire during his three-year Service Period. In a voluntary resignation without Good Reason, Mr. Scudder would forfeit his unvested Old National equity awards.
(2)	The respective employment agreements of Messrs. Scudder and Sander provide that, following employment termination for any reason other than for Cause, the executive will be entitled to maintain health benefits coverage for himself, his spouse and age-eligible dependents on the same basis as if the executive’s full-time employment continued until the executive and his spouse are Medicare eligible and the executive’s dependents are no longer age eligible for coverage.

Death or Disability

In the event of an NEO’s death, in addition to payment of the NEO’s vested benefits, all unvested performance share units and service-based restricted stock will automatically vest. For any service-based restricted stock awards, the restriction period will be deemed to end on the date of death, resulting in accelerated vesting of any remaining unvested balance of the award as of that date. For any performance share unit awards, the performance share units covered by the award will be deemed earned at target and vested upon an NEO’s death during the performance period. If an NEO dies after the end of the applicable performance period but before the subsequent regular vesting (and share distribution) date for that award, the NEO’s beneficiary will be entitled to the greater of target performance or actual performance determined on the regular vesting date after the end of the performance period, as if the NEO had remained employed through such date.

In the event of an NEO’s employment termination due to disability, in addition to payment of the NEO’s vested benefits, the NEO will be treated as if he or she had continued employment through the end of the applicable service vesting or performance periods (and until the regular vesting date after the end of the performance period) for both service-based restricted stock and performance share units. Service-based restricted stock will continue to vest per its original schedule as if the NEO had remained employed. Any performance share units will be deemed earned (if performance conditions are met),

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and will be vested and paid out in shares, on the regular vesting date after the end of the performance period, also as if the NEO had remained employed for such period.

	Restricted Stock Awards		Performance Share Units		Retention Award	Medical/Life &
Name	Number	Value	Number	Value	Payments (1)	Outplacement (2)	Total
James C. Ryan, III	118,056	$1,993,966	196,838	$3,324,594	—	—	$5,318,560
Michael L. Scudder	115,739	$1,954,832	177,154	$2,992,131	$2,700,000	$33,575	$7,680,538
Mark G. Sander	55,426	$936,145	53,282	$899,933	$1,775,000	$132,054	$3,743,132
James A. Sandgren	34,607	$584,512	37,698	$636,719	—	—	$1,221,231
Brendon B. Falconer	33,369	$563,602	37,084	$626,349	$125,000	—	$1,314,951
Kendra L. Vanzo	17,852	$301,520	19,584	$330,774	$125,000	—	$757,294
(1)	The respective letter agreements of Messrs. Scudder and Sander and the respective award agreements of Mr. Falconer and Ms. Vanzo provide that any unpaid portion of their retention awards must be paid in a lump sum following the NEO’s death or disability.
(2)	The respective employment agreements of Messrs. Scudder and Sander provide that, following employment termination for any reason other than for Cause, the executive will be entitled to maintain health benefits coverage for himself, his spouse and age-eligible dependents on the same basis as if the executive’s full-time employment continued until the executive and his spouse are Medicare eligible and the executive’s dependents are no longer age eligible for coverage.

Termination for Cause

We are not obligated to pay any amounts over and above vested benefits if an NEO’s employment is terminated for Cause. Under the Company’s Employment Agreements with NEOs (other than Mr. Scudder), “Cause” generally includes the NEO’s (i) material failure to perform the duties under his or her Employment Agreement, (ii) breach of a material term, condition or covenant of the NEO’s Employment Agreement; (iii) act or failure to act constituting willful misconduct or gross negligence that is materially injurious to the Company or any of its affiliated companies or its business or reputation; (iv) material failure to comply with the Company’s then effective Code of Business Conduct and Ethics, Code of Ethics for CEO and Senior Financial Officers or Employee Handbook, or the rules, procedures and policies of the Company or any affiliated company; (v) the requirement or direction of a federal or state regulatory agency or government authority with jurisdiction over the Company or any affiliated company that the NEO be removed from his or her position or an order by such government agency or authority seeking civil monetary penalties as a result of the NEO’s past acts or omissions; and (vi) indictment, guilty plea or conviction of a felony or a lesser criminal offense involving dishonesty, breach of trust or moral turpitude. In certain of these situations, the Employment Agreements require written notice from the Company and a failure by the NEO to correct the failure or breach within 90 days after receiving such notice.

Under Mr. Scudder’s First Midwest employment agreement that was assumed by the Company, “Cause” generally means the executive’s (i) willful and continued failure to perform substantially the duties of his employment (for not less than 15 days after Company notice), (ii) engagement in illegal conduct, an act of dishonesty or gross misconduct relating to the performance of his duties, (iii) conviction of a crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety (other than one based on vicarious liability solely as a result of his position with the Company), or (iv) willful violation of a material requirement of any applicable code of ethics or standards of conduct of the Company or his fiduciary duty to the Company. To be willful for such purposes, Mr. Scudder must have acted in bad faith or without a reasonable belief that his act or omission was in the best interests of the Company. To support an employment termination for Cause, the Company must give notice to Mr. Scudder of any acts constituting “Cause” and he must fail to remedy the situation within 15 days after his receipt of such notice.

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COMPENSATION TABLES

Qualifying Termination (Termination without Cause or Resignation for Good Reason)

We are generally obligated to pay certain severance benefits to our NEOs in the event of a qualifying termination of their employment. A qualifying termination includes an involuntary termination of an NEO’s employment without Cause or a resignation by such NEO for Good Reason, whether prior to or following a Change in Control of the Company.

Good Reason

As defined in the 2023 Employment Agreements, “Good Reason” generally includes: (i) a material reduction in the NEO’s authority, duties or responsibilities with the Company; (ii) a reduction in the NEO’s base salary or total compensation opportunity, other than one that affects similarly situated executives in substantially the same proportions; (iii) a material adverse change to the NEO’s title, other than a change made in connection with broader organizational changes, restructuring or realignment that affects similarly situated executives in substantially the same manner; (iv) a change in the primary location at which the NEO is required to perform the duties of his or her employment to a location that is more than 50 miles from the location at which his or her office is located on the effective date of the Employment Agreement; or (v) the Company’s breach of a material term, condition or covenant of the Employment Agreement. Mr. Ryan’s employment agreement includes a definition of Good Reason with some additional elements, including one based on a change in his reporting relationship to someone other than the Company’s Board of Directors. Under the 2023 Employment Agreements, a resignation for “Good Reason” requires that the NEO send the Company a written notice of his or her intent to invoke Good Reason within 60 days of the occurrence of the underlying conditions, and then afford the Company 30 days after receiving the NEO’s notice to remedy such conditions. Should the Company fail to correct the conditions within the 30-day cure period, the NEO must resign for Good Reason within the next 30 days after the end of such period.

Mr. Scudder’s First Midwest employment agreement also contains a “Good Reason” definition. That definition generally covers actions that result in a material diminution of his status, duties, authority, responsibilities, office location (more than 35 miles away) or compensation from those contemplated in that agreement, but as it is now modified by his letter agreement terms on his post-Merger roles, compensation and Service Period. This Good Reason definition contemplates similar notice to, and a 30-day cure opportunity by, the Company, but affords Mr. Scudder 90 days from the event believed to constitute Good Reason for his initial notice to the Company and a 90-day period following the end of the Company’s cure period within which he may exercise a Good Reason resignation.

The respective letter agreements with Messrs. Ryan, Scudder, Sander and Sandgren contained waivers of Good Reason relating to certain senior organizational changes that occurred in connection with the Company’s Merger with First Midwest. Those waivers were preserved in the Company’s 2023 Employment Agreements with Messrs. Ryan, Sander and Sandgren.

Benefit Continuation

In addition to the severance payments described below, in a qualifying termination under the 2023 Employment Agreements (in both Change in Control and non-Change in Control situations), Messrs. Ryan, Sander, Sandgren and Falconer and Ms. Vanzo would receive the following benefits: (i) paid group medical coverage for the NEO and the NEO’s spouse and dependents for a period of 24 months; (ii) 18 months of term life insurance coverage in substantially the same amount as provided to the NEO immediately before the NEO’s employment termination; and (iii) 24 months of outplacement services.

Following an employment termination for any reason other than for Cause, Messrs. Scudder and Sander will continue to receive health benefits coverage for themselves, their spouse and their age-eligible dependents (and their spouse shall be entitled to maintain such coverage for herself and such eligible

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dependents in the event of the NEO’s death) on the same basis as if the NEO’s full-time employment continued until the NEO and his spouse are eligible for Medicare coverage and the NEO’s dependents are no longer age eligible for coverage under the Company’s group health insurance policy. In those circumstances, the NEO (or his spouse) would be required to pay the premium for such coverage on the same cost-sharing basis as applicable to active, full-time Company employees.

Non-Change in Control Severance

In a qualifying termination not related to a Change in Control, severance benefits under the Company’s Employment Agreements with the NEOs (other than Mr. Scudder) would include: (i) an amount equal to the target annual cash bonus under the AICP for the calendar year in which the employment termination occurs, prorated for the period of the NEO’s employment during that year (“Prorated Annual Bonus”); and (ii) an amount equal to two times target cash compensation (the sum of the NEO’s annual base salary and target annual cash bonus for the year in which the employment termination occurs) for Messrs. Ryan, Sander, Sandgren and Falconer, and one times the same for Ms. Vanzo. Such non-Change in Control cash severance benefits generally are payable within 60 days after the NEO’s employment termination date, subject to the NEO’s provision within such 60-day period of a release of claims against the Company.

Per his letter agreement, Mr. Scudder would not be entitled to severance in the event of a qualifying termination during his three-year Service Period. In lieu of severance, Mr. Scudder would be entitled to receive the value of the compensation he would have earned during the remainder of his three-year Service Period had the termination not occurred. This would include remaining base pay, cash bonus and the cash value for ungranted equity awards through February 15, 2025. See “Named Executive Officer Employment Agreements – Letter Agreements in Connection with the First Midwest Merger – Letter Agreement with Michael L. Scudder.”

Under the Company’s 2023 award agreements under the Equity Incentive Plan, upon a qualifying termination of employment (not occurring within two years after a Change in Control), an NEO would be entitled to a pro rata portion of the award, determined based on the NEO’s period of employment during and relative to the applicable restriction period (for restricted stock) or performance period (for performance share units), subject to the NEO’s provision of a release of claims against the Company and, in the case of performance share units, the satisfaction of any performance conditions on the regular vesting date (as if the NEO had remained in the Company’s employ through such date). For awards made prior to 2023 under the Equity Incentive Plan, upon such a qualifying termination of the NEO’s employment, any then unvested portion of the award generally would be subject to forfeiture, unless the NEO was retirement eligible.

	Non- Change In Control Severance Payments			Restricted Stock	Performance Share Units
	Base	Short-Term	Retention and Other Award	2021 - 2023 Unvested	2022-2024 Performance	2023-2025 Performance	Medical/Life &
Name	Salary	Incentive	Payments	Awards	Period	Period	Outplacement	Total ($)
James C. Ryan, III	$2,310,000	$2,887,500	—	285,589	—	$428,381	$64,436	$5,975,906
Michael L. Scudder (1)	—	—	$8,038,432	$1,954,832	$1,449,956	$1,542,175	$33,575	$13,018,970
Mark G. Sander (2)(3)	$1,500,000	$1,275,000	$1,775,000	$936,145	$436,319	$463,614	$149,403	$6,535,481
James A. Sandgren (3)	$1,250,000	$1,062,500	—	$584,512	$309,813	$326,906	$49,950	$3,583,681
Brendon B. Falconer (2)	$1,200,000	$960,000	$125,000	85,590	—	85,590	$51,381	$2,507,561
Kendra L. Vanzo (2)(3)	$450,000	$292,500	$125,000	$301,520	$159,594	$171,180	$41,711	$1,541,505
(1)	As noted above, Mr. Scudder’s letter agreement provides that he would not be entitled to severance if his Company employment is terminated during his three-year Service Period. In lieu of severance, Mr. Scudder would receive the remaining value of the compensation he would have earned during his Service Period. The table above captures this remaining value (from January 1, 2024 through February 15, 2025), as well as the then unvested value (as of January 1, 2024) of the retention award granted per the terms of his letter agreement (with the second and final installment of such retention

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COMPENSATION TABLES

award subsequently paid by the Company on February 15, 2024). As such, the compensation Mr. Scudder would receive for a qualifying termination is reduced as he comes closer to the end of his three-year Service Period.
(2)	The letter agreement of Mr. Sander and the respective award agreements of Mr. Falconer and Ms. Vanzo provide that any unpaid portion of their retention awards must be paid in a lump sum following a qualifying termination of the NEO’s employment.
(3)	The values for the restricted stock and performance share units for Messrs. Sander and Sandgren and Ms. Vanzo in this table reflect their retirement eligibility under the Equity Incentive Plan.

Severance Following a Change in Control

In a qualifying termination that occurs within 24 months after a Change in Control (as defined in the Employment Agreements), the severance benefits would include: (a) a Prorated Annual Bonus; and (b) for Messrs. Ryan, Sander, Sandgren and Falconer, a lump sum amount equal to three times target cash compensation (in this Change in Control context, determined as described in the next sentence) and, for Ms. Vanzo, two times such target cash compensation. For purposes of this Change in Control severance, “target cash compensation” consists of the sum of: (i) the NEO’s annual base salary (for the current year or, if greater, the year preceding the Change in Control); (ii) the target annual cash bonus for the year of employment termination (or, if greater, the average of the annual cash bonus amounts earned over the three years preceding the Change in Control); and (iii) an amount equal to 7.5% of the NEO’s base salary on the employment termination date, representing the annual value of certain retirement benefits and executive benefit programs. These Change in Control cash severance benefits generally are payable within 60 days after the NEO’s employment termination date, subject to the NEO’s provision within such 60-day period of a release of claims against the Company.

As previously described, the respective letter agreements with Messrs. Ryan, Sander and Sandgren contained certain waivers relating to a Change in Control or Good Reason resulting from the First Midwest Merger and certain related organizational changes, and those waivers were preserved in their respective Employment Agreements. As a result, while each of those executives would be eligible for severance under his respective Employment Agreement if his employment was terminated by the Company without Cause or if he resigned for Good Reason, his eligibility to receive any enhanced severance following a Change in Control would require a qualifying change in control event that occurred subsequent to the closing of the First Midwest Merger.

Under his letter agreement, Mr. Scudder would not be entitled to severance in the event of a qualifying termination during his three-year Service Period with the Company, including any such qualifying termination following a Change in Control. In lieu of severance, Mr. Scudder would be entitled to receive the remaining value of the compensation he would have earned during his three-year Service Period had the employment termination not occurred.

Under the Company’s Equity Incentive Plan, upon a qualifying termination within two years after a Change in Control, all outstanding service-based restrictions will lapse and vesting of all awards will be accelerated to the employment termination date, with any performance conditions applicable to performance share unit awards deemed to have been achieved at a target level.

	Change In Control Severance Payments			Restricted Stock	Performance Share Units
	Base	Short-Term	Retention and Other Award	2021-2023 Unvested	2022-2024 Performance	2023-2025 Performance	Medical/ Life &
Name	Salary	Incentive	Payments	Awards	Period	Period	Outplacement	Total ($)
James C. Ryan, III	$3,465,000	$5,436,538	—	$1,993,966	$1,611,070	$1,713,524	$151,061	$14,371,159
Michael L. Scudder (1)	—	—	$8,038,432	$1,954,832	$1,449,956	$1,542,175	$33,575	$13,018,970
Mark G. Sander (2)(3)	$2,250,000	$2,115,455	$1,775,000	$936,145	$436,319	$463,614	$205,653	$8,182,186
James A. Sandgren (3)	$1,875,000	$2,328,922	—	$584,512	$309,813	$326,906	$96,825	$5,521,978
Brendon B. Falconer (2)	$1,800,000	$1,858,605	$125,000	$563,602	$283,988	342,360	$96,381	$5,069,936
Kendra L. Vanzo (2)(3)	$900,000	$770,961	$125,000	$301,520	$159,594	$171,180	$75,461	$2,503,716

80	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

COMPENSATION TABLES

(1)	As noted above, Mr. Scudder’s letter agreement provides that he would not be entitled to severance if his Company employment is terminated during his three-year Service Period. In lieu of severance, Mr. Scudder would receive the remaining value of the compensation he would have earned during his Service Period. The table above captures this remaining value (from January 1, 2024 through February 15, 2025), as well as the unvested value (as of January 1, 2024) of the retention award granted per the terms of his letter agreement (with the second and final installment of such retention award subsequently paid by the Company on February 15, 2024). As such, the compensation Mr. Scudder would receive for a qualifying termination is reduced as he becomes closer to the end of his three-year Service Period.
(2)	The letter agreement of Mr. Sander and the respective award agreements of Mr. Falconer and Ms. Vanzo provide that any unpaid portion of their retention awards must be paid in a lump sum following a qualifying termination of the NEO’s employment.
(3)	The values for the restricted stock and performance share units for Messrs. Sander and Sandgren and Ms. Vanzo in this table are the same as those reflected in a retirement scenario, given their retirement eligibility, but the vesting of all such awards would be accelerated upon a qualifying termination of their employment within two years after a Change in Control.

No Tax Gross-Ups

Under Internal Revenue Code Section 4999, a 20% excise tax is imposed on change in control payments that are “excess parachute payments” within the meaning of Section 280G(b)(1). In general, the excess parachute payment threshold above which excise taxes are imposed is 2.99 times the base amount (which is the average W-2 compensation over five years). The 2023 Employment Agreements do not contain tax gross-ups for any severance payments, including in connection with a Change in Control. If any Change in Control-related severance payments otherwise would be subject to the excise tax, the payments will be reduced to the safe harbor amount in a manner determined by the Company.

Restrictive Covenants

Under the 2023 CRC Agreements, the NEOs have agreed that any breach of their confidentiality, non-solicitation and non-competition covenants will result in the immediate forfeiture of (i) any remaining severance payments otherwise payable under their applicable employment or other agreements with the Company and (ii) any unvested Company equity awards, as well as require their repayment to the Company of any severance amounts received during any period any such NEOs were in breach of those covenants. Under his letter agreement, Mr. Scudder reaffirmed the continuing effectiveness of the comparable confidentiality, non-solicitation and non-competition covenants contained in his 2018 First Midwest confidentiality and restrictive covenants agreement, with such letter agreement amending the scope and length of his non-competition covenant, as described above.

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	81

CEO PAY RATIO

We believe our executive compensation program must be externally competitive and internally equitable to motivate our employees to create shareholder value. Our Compensation Committee monitors the relationship between the compensation of our executive officers and our non-executive team members. In this respect, the Compensation Committee considers the pay relationship based on target compensation opportunities as well as actual compensation received. A majority of our executive officers’ pay is variable based on performance. As such, pay ratios can change materially from year to year.

For 2023,

●	The median of the annual total compensation of all of our employees, other than Mr. Ryan, was $62,828.
●	Mr. Ryan’s annual total compensation, as shown in the Summary Compensation Table for 2023, was $6,523,511.
●	Based on this information, the ratio of the annual total compensation of Mr. Ryan to the median of the annual total compensation of all employees is estimated to be 103.8 to 1.
●	Mr. Ryan’s target total direct compensation for 2023 was set by the Committee at $5,602,000. The ratio of this amount to our median employee’s total compensation was 89.2 to 1.

In determining the median employee, a ranked list was prepared of all employees other than our Chief Executive Officer as of October 1, 2023 based on their W-2 compensation for 2023 (that is, their compensation reportable in Box 1 on Form W-2 as wages, salary, tips, bonuses and other compensation includable in the gross income of such employees for U.S. federal income tax purposes).

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who beneficially own more than 10% of the Company common stock to file with the SEC reports showing beneficial ownership of, and changes of beneficial ownership in, shares of the Company’s common stock and other equity securities. On the basis of reports and representations submitted by the Company’s directors, executive officers and greater-than-10% owners, the Company believes that all required Section 16(a) filings for fiscal year 2023 were timely made, except that the Company had one inadvertently late Form 4 filing for Ms. Angela Putnam on July 21, 2023 relating to a single transaction for the acquisition of beneficial ownership of 15,063 shares of Company common stock in the form of an April 1, 2023 restricted stock award by the Company.

82	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

The Company believes in the importance of maintaining a strong link between executive pay and Company performance. The following disclosure is provided about the relationship between executive compensation actually paid (as defined by SEC rules) and the Company’s performance with respect to certain financial metrics. For further information regarding the Company’s compensation program, please see “Compensation Discussion and Analysis” beginning on page 44. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to restricted stock or performance share awards. See “Option Exercises and Stock Vested in 2023” on page 71. In addition, the compensation actually paid to our CEO in the tables below includes a one-time, performance-based Merger integration award earned in 2022 (see Note 4 to the “2023 Summary Compensation Table”). Information in the tables below for 2020 and 2021 are prior to the Merger with First Midwest when the Company was approximately 50% of its asset size as compared to 2022 and 2023.

			Average	Average	Value of Initial Fixed $100
	Summary		Summary	Compensation	Investment Based On:
	Compensation		Comp. Table	Actually	Company	Peer Group
	Table	Compensation	Total Comp.	Paid to	Total	Total		Adjusted
	Total Comp.	Actually Paid	for Non-CEO	Non-CEO	Shareholder	Shareholder	Net	One-Year
Year	for CEO (1)	to CEO (3)	NEOs (2)	NEOs (3)	Return	Return (4)	Income	ROATCE (5)
2023	$6,523,511	$6,231,205	$4,429,093	$4,195,237	$106.01	$115.64	$565,900,000	21.3%
2022	$11,657,989	$12,884,815	$4,162,215	$4,422,936	$108.69	$116.10	$414,169,000	21.1%
2021	$3,971,101	$4,414,151	$1,352,603	$1,504,898	$106.04	$124.74	$277,538,000	15.4%
2020	$3,708,472	$3,847,438	$1,250,625	$1,328,046	$93.93	$91.29	$226,409,000	14.6%
(1)	The CEO for each year is James C. Ryan, III who began serving as our CEO in 2019.
(2)	Non-CEO NEOs for 2022 and 2023 include Messrs. Scudder, Sandgren, Sander and Falconer. Non-CEO NEOs for 2020 and 2021 include Messrs. Sandgren, Falconer and Jeffrey L. Knight and Ms. Vanzo.

(3)

To calculate compensation actually paid for the CEO and the average non-CEO NEOs, the following adjustments were made to the Summary Compensation Table total compensation, calculated in accordance with the SEC methodology for determining compensation actually paid for each year shown, excluding rows that are not applicable for the years presented:

	2023		2022		2021		2020
		Other NEOs		Other NEOs		Other NEOs		Other NEOs
	CEO	Average	CEO	Average	CEO	Average	CEO	Average
Summary Compensation Table (SCT) Total	$6,523,511	$4,429,093	$11,657,989	$4,162,215	$3,971,101	$1,352,603	$3,708,472	$1,250,625
Deduct: grant date fair value of equity awards granted during fiscal year (FY)	$3,011,947	$1,273,391	$7,736,725	$2,030,809	$1,540,832	$371,607	$1,424,200	$378,303
Add: fair value (FV) as of FY-end of equity awards granted during the year that are outstanding and unvested as of FY-end	$2,940,592	$1,242,077	$8,122,095	$2,162,267	$1,587,472	$382,862	$1,198,673	$318,399
Add: change as of end of FY in FV of awards granted in any prior year that are outstanding and unvested as of FY-end	$(335,439)	$(146,058)	$692,721	$102,279	$242,043	$62,209	$261,685	$80,212
Add: change as of the vesting date (from end of prior FY) in FV for any equity awards granted in any prior year that vested during or at the end of the FY	$(169,197)	$(105,667)	$34,096	$(6,661)	$112,394	$57,214	$64,863	$36,006
Add: value of dividends or other earnings paid on stock or option awards not otherwise included in SCT	$283,685	$49,183	$114,639	$33,645	$41,973	$21,616	$37,946	$21,107
Compensation Actually Paid	$6,231,205	$4,195,237	$12,884,815	$4,422,936	$4,414,151	$1,504,898	$3,847,438	$1,328,046

(4)	The Company has chosen to use the KRX Index as its peer group for this “Pay Versus Performance” section.
(5)	This non-GAAP financial measure (Adjusted One-Year ROATCE) excludes certain items, such as CECL Day 1 non-PCD provision expense, merger-related charges associated with completed and pending acquisitions, gain on sale of Visa Class B restricted shares, FDIC special assessment expense, gain on sale of health savings accounts, contract termination charges, property optimization charges, net securities losses and expenses related to the tragic April 10, 2023 event at our downtown Louisville location. The equivalent GAAP measure for one-year ROATCE was 20.2%, 16.3%, 14.9% and 13.3% for 2023, 2022, 2021 and 2020,

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	83

PAY VERSUS PERFORMANCE

respectively. Reference is made to the non-GAAP reconciliation included in the Company’s January 23, 2024 press release reporting its financial results for its 2023 fourth quarter and full year, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024.

Relationship Between Financial Performance and Compensation Actually Paid

Total Shareholder Return. On an individual year basis, the Company’s TSR outperformed the KRX Index in 2020 and 2022. In 2021, the Company’s TSR was impacted by the announcement of the Merger with First Midwest, which is typical for a period of time following the announcement of a transformational merger until such time as the financial performance is reported on a combined basis, even when financial metrics, such as ours, for the combined company are favorable. Given this context, the Company’s TSR underperformed the KRX Index in 2021. In October 2023, we announced our acquisition of CapStar that, similar to 2021, contributed to our TSR for 2023 modestly underperforming the KRX index.

Net Income. The Company achieved record adjusted net income in 2021, 2022 and 2023. For 2023, results were positively impacted by robust, broad-based total loan growth, net interest margin expansion, stable low-cost deposits, disciplined expense management and strong credit quality metrics. For 2020, even with the COVID-19 pandemic, the Company delivered strong net income results, primarily due to its commercial loan production, capital markets revenue and mortgage production, in addition to disciplined expense management and strong credit quality metrics. The Company does not currently use net income as one of its measures for its compensation decisions; however, net income is a key component of adjusted EPS, which is a measure used by the Company.

84	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Adjusted One-Year ROATCE. The Company used adjusted one-year ROATCE as its company-selected measure. ROATCE is a key indicator of performance and correlates to higher valuations for common stock of publicly traded bank holding companies. In each of 2020, 2021, 2022 and 2023, the Company exceeded its adjusted ROATCE performance targets. Our one-year adjusted ROATCE for 2023 was in the top decile of the KRX Index.

Tabular List (Unranked)

The table below provides an unranked list of the most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s performance in 2023. Each of these financial metrics was used in determining short and long-term incentive awards in 2023.

Adjusted One-Year EPS
Adjusted One-Year ROATCE
Three-Year Relative TSR
Three-Year Relative ROATCE

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	85

Item 2 – Approval of a non-binding advisory proposal on NAMED executive OFFICER compensation

The Board unanimously recommends that shareholders vote “FOR” approval of a non-binding advisory proposal on the compensation of our Named Executive Officers.

In accordance with applicable SEC requirements, we are seeking shareholder approval, on a non-binding, advisory basis, of the compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as a say-on-pay proposal, provides our shareholders with the opportunity to endorse or not endorse our executive pay program through the following resolution:

RESOLVED, that the shareholders advise that they approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the “Compensation Discussion and Analysis” and “Compensation Tables” sections of this Proxy Statement).

Based upon our most recent vote results relating to the frequency of our say-on-pay vote, we are providing shareholders with the opportunity to provide a say-on-pay advisory vote annually.

Because your vote is advisory, it will not be binding upon our Board. However, the Board and the Compensation Committee will take into account the results of the vote when making future executive compensation decisions.

We believe that our compensation practices are embedded in a pay-for-performance culture, are consistent with the practices of companies in our peer group and align our executives’ interests with those of our shareholders.

We believe our CEO and executive team have successfully managed the Company in a competitive and ever-changing economic and banking environment. In 2023, the Company delivered exceptionally strong operating results. Highlights include the following:

●	Record adjusted EPS* of $2.05 (5% year-over-year growth, which represents the top quartile of the KRX Index)
●	Record adjusted net income* of $599 million (11% year-over-year growth, which represents the top quartile of the KRX Index)
●	Record adjusted ROATCE* of 21.3% (top decile of the KRX Index)
●	Record adjusted efficiency ratio* of 50.4% (top quartile of the KRX Index)
●	Strong adjusted ROAA* of 1.28% (top quartile of the KRX Index)
●	Strong year-over-year 17% growth in tangible book value per share (top quartile of the KRX Index)
●	Strong year-over-year total loan growth of 6% (when the Company’s loan sales are excluded, within the top quartile of the KRX Index)
●	Continued strong credit discipline and credit quality, with net charge-offs** to average loans of 0.10%

86	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

ITEM 2 – APPROVAL OF A NON-BINDING ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

●	Maintained our peer leading high quality, low cost and granular deposit base, with year-over-year deposit growth of over 6% (top quartile of the KRX Index), average cost of deposits of 135 bps in 2023 (also top quartile of the KRX Index) and approximately 75% of core deposit tenures greater than 5 years
●	Continued addition of important revenue-producing talent across business lines
●	Continued commitment to our core values, our uncompromised integrity and the highest levels of ethics, dedication to the communities where we live and work and focus on our strong culture of collaboration, trust, inclusiveness and acceptance that empowers team members to flourish and be successful

*Includes adjusted, non-GAAP financial measures that exclude certain items, such as CECL Day 1 non-PCD loans provision expense, merger-related charges associated with completed and pending acquisitions, gain on sale of Visa Class B restricted shares, FDIC special assessment expense, gain on sale of health savings accounts, contract termination charges, property optimization charges, net securities losses and expenses related to the tragic April 10, 2023 event at our downtown Louisville location. The equivalent GAAP measures for the non-GAAP measures referenced above are: EPS $1.94; Net Income: $566 million; ROATCE: 20.2%; ROAA: 1.21%; and Efficiency Ratio: 53.7%. Reference is made to the non-GAAP reconciliation included in the Company’s January 23, 2024 press release reporting its financial results for its 2023 fourth quarter and full year, which was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2024.

**Excludes PCD loans.

Our Board of Directors recommends a vote FOR this resolution because it believes the practices described in the Compensation Discussion and Analysis section of this Proxy Statement are effective in achieving the Company’s goals of rewarding strong financial performance, aligning our executives’ long-term interests with those of our shareholders and retaining and incentivizing highly talented executives over long and productive careers.

Shareholders are encouraged to review the information provided in this Proxy Statement regarding the compensation of our NEOs in the section captioned “Compensation Discussion and Analysis” beginning on page 44.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	87

Item 3 – RATIFICATION OF THE APPOINTMENT Of INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board proposes that our shareholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending December 31, 2024. Although such ratification by the shareholders is not required, the Company deems it desirable to continue its established practice of submitting such selection to our shareholders. In the event the appointment of Deloitte is not ratified by shareholders, the Audit Committee will reconsider the appointment but may determine to retain Deloitte nonetheless. A representative of Deloitte will attend the virtual Annual Meeting and will have the opportunity to make a statement or respond to any questions that shareholders may have.

Deloitte served as the independent registered public accounting firm for the Company and its subsidiaries for the Company’s fiscal year ended December 31, 2023, having been appointed by the Audit Committee on August 16, 2022. The report of Deloitte on the Company’s consolidated audited financial statements as of and for the Company’s fiscal year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Crowe LLP served as the independent registered public accounting firm for the Company and its subsidiaries for the Company’s prior fiscal year ended December 31, 2022. On August 16, 2022, the Audit Committee determined that it would not reappoint Crowe LLP as the Company’s independent registered public accounting firm, effective immediately following the issuance of the Company’s consolidated audited financial statements as of and for the fiscal year ended December 31, 2022 and the filing of the Company’s related Annual Report on Form 10-K for such fiscal year. The report of Crowe LLP on such financial statements did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended December 31, 2022, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) between the Company and Crowe LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to the satisfaction of Crowe LLP, would have caused it to make reference to the subject matter of the disagreements in any of its reports on such consolidated audited financial statements of the Company as of and for such fiscal year, and (ii) there were no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

88	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth the approximate fees for services rendered by Deloitte to the Company and its subsidiaries for the Company’s fiscal year ended December 31, 2023, as well as for expenses incurred in connection with these services. The table also shows the fees for services provided by Crowe LLP to the Company and its subsidiaries for the fiscal year ended December 31, 2022, as well as related expenses.

	2023	2022
Audit Fees	$2,107,000	$2,874,500
Audit-Related Fees	$1,895	$69,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,108,895	$2,943,500

Audit Fees

Audit Fees consist of fees for professional services and related services rendered for (i) the audits of the Company’s consolidated financial statements and its internal control over financial reporting as of December 31, 2023 and 2022, (ii) the limited reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, (iii) the services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements and (iv) other services that generally only the independent registered public accounting firm can provide. These services included fees relating to the Merger with First Midwest in 2022, the audit of financial statements of Indiana Old National Insurance Company in 2023 and 2022, U.S. Department of Housing and Urban Development audits for 2023 and 2022 and consents in connection with registration statements filed by the Company with the SEC in 2023 and 2022.

Audit-Related Fees

For 2023, the Audit-Related Fees consisted of subscription fees the Company paid to Deloitte for an annual subscription to the online Deloitte Accounting Research Tool (DART). For 2022, they represented amounts the Company paid to Crowe LLP for providing SSAE 18 (SOC 1) examination services covering an examination of controls for First Midwest Bank’s wealth management fiduciary services transaction processing.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm; all of the fees and services described above were pre-approved under these procedures. The Audit Committee also will pre-approve non-audit services that are permissible under the Sarbanes-Oxley Act of 2002 and the rules of the SEC on a case-by-case basis. The Audit Committee may delegate its approval authority to one or more of its members, provided that any such approvals are presented to the Audit Committee at a subsequent meeting.

OLD NATIONAL BANCORP 2023 PROXY STATEMENT	89

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is comprised of six independent directors meeting the applicable requirements of the SEC and Nasdaq. Each member of the Audit Committee has the ability to read and understand financial statements as required by the Nasdaq listing requirements. Additionally, the Board has designated Thomas L. Brown, Ryan C. Kitchell and Stephen C. Van Arsdell as audit committee financial experts as defined by the SEC.

Audit Committee Responsibilities and Actions

The Audit Committee’s key responsibilities are set forth in its charter, which has been approved by the Board and which is available on the Company’s website. The principal responsibilities of the Audit Committee are, among others, to assist the Board in its oversight of:

(i)	the integrity of the Company’s financial statements and its financial reporting process;
(ii)	the appointment, independence, qualifications and performance of the Company’s independent registered public accounting firm;
(iii)	the scope and results of the independent registered public accounting firm’s audits and other services, if any;
(iv)	the Company’s system of internal controls over financial reporting;
(v)	the services and performance of the Company’s internal audit function;
(vi)	the Company’s actions in response to matters raised by the independent registered public accounting firm or the internal auditors; and
(vii)	the Company’s compliance with legal and regulatory requirements in relation to financial reporting.

The Audit Committee reviewed and discussed with management and Deloitte the Company’s consolidated financial statements for the year ended December 31, 2023, as well as Deloitte’s reports on its audit of such financial statements and the Company’s internal control over financial reporting at December 31, 2023; discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; received the required written disclosures and the letter from Deloitte under applicable PCAOB standards regarding auditor independence; and discussed with Deloitte its independence.

The Audit Committee has established policies and procedures regarding the pre-approval of all services provided by the Company’s independent registered public accounting firm; reviewed all proposed audit and non-audit services to be provided by the independent registered public accounting firm; considered whether such services are compatible with maintaining the independence of the independent registered public accounting firm; and pre-approved all such services prior to their performance.

While the Enterprise Risk Committee of the Board has primary oversight responsibility for the Company’s regulatory compliance activities, the Audit Committee also monitors in an oversight capacity the Company’s compliance with banking laws and regulations and other risk management activities that might raise material issues relating to the Company’s financial statements, accounting policies or internal controls over financial reporting. In performing its oversight responsibilities, the Audit Committee relies on the expertise and knowledge of management, the independent registered public accounting firm and the internal auditors, as follows:

(i)

Management is responsible for preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles and for maintaining appropriate internal controls over financial reporting.

90	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

(ii)

The Company’s independent registered public accounting firm is responsible for conducting audits of the Company’s financial statements and the Company’s internal controls over financial reporting and rendering its reports thereon.

(iii)

The Company’s internal auditors are responsible for evaluating the adequacy and effectiveness of the Company’s processes and system of internal controls to achieve the Company’s stated goals and objectives.

It is not the duty of the Audit Committee to plan or conduct audits relating to the Company’s financial statements or internal controls nor to conduct other types of audits, accounting reviews or similar procedures.

Sarbanes-Oxley Act of 2002

As required by the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for the confidential submission of employee concerns regarding accounting, auditing or internal control matters. These procedures provide for appropriate monitoring and follow-up on any such matters submitted. In addition, the Company’s Chief Audit Executive and Ethics Officer is charged with promptly reporting to the Audit Committee any matter of which she becomes aware involving any serious or potentially serious breach of the Company’s Code of Business Conduct and Ethics or other Company policies involving any accounting or auditing matters, allegations of fraud or misconduct by senior management.

Conclusion

In reliance on the matters referred to above, the reports of management, the internal auditors and the independent registered public accounting firm and the representations of management, the Audit Committee recommended to the Board that the Company’s audited financial statements as of and for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for the same year, as filed with the SEC.

Members of the Audit Committee

Stephen C. Van Arsdell, Chairperson

Thomas L. Brown

Daniel S. Hermann

Ryan C. Kitchell

Michael J. Small

Katherine E. White

OLD NATIONAL BANCORP 2024 PROXY STATEMENT	91

SHAREHOLDER PROPOSALS AND DIRECTOr NOMINATIONS FOR THE 2025 ANNUAL MEETING

Proposals submitted by shareholders under SEC Rule 14a-8 to be presented at our 2025 annual meeting of shareholders must be received by the Company at its principal executive office no later than December 4, 2024 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposals must be received by our Corporate Secretary at P.O. Box 718, Evansville, Indiana 47705-0718 no later than December 4, 2024.

Proposals for director nominations and other proposals submitted by shareholders under our By-Laws outside of SEC Rule 14a-8 (but not necessarily included in our proxy statement for that meeting) in connection with our 2025 annual meeting of shareholders must comply with the requirements of our By-Laws and be received by the Company at its principal executive office no later than January 15, 2025. Any such nomination or proposal must be received by our Corporate Secretary at P.O. Box 718, Evansville, Indiana 47705-0718 no later than January 15, 2025.

All nominations of persons to serve as directors of the Company must be made in accordance with the requirements contained in our By-Laws. In addition to satisfying the requirements contained in the Company’s By-Laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 of the Securities Exchange Act of 1934 no later than March 16, 2025.

ANNUAL REPORT

Upon written request, the Company will provide, without charge, a copy of the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2023 to each shareholder who does not otherwise receive a copy. Requests should be addressed to:

Old National Bancorp

c/o Corporate Secretary

P. O. Box 718

Evansville, Indiana 47705-0718

OTHER MATTERS

The Board does not know of any matters for action by shareholders at our 2024 Annual Meeting other than the matters described in the accompanying Notice of Annual Meeting. However, the enclosed Proxy Card will confer upon the named proxies authority with respect to matters which are not known to the Board at the time of the printing of this Proxy Statement and which may properly come before the Annual Meeting. It is the intention of the persons named as proxies to vote pursuant to the Proxy Card with respect to such matters in accordance with their judgment.

It is important that Proxy Cards should be returned promptly. Shareholders are requested to complete, sign and return their Proxy Cards in order that a quorum for the Annual Meeting may be assured. You may also vote via the Internet or by telephone. If you do not vote via the Internet or by telephone, then your Proxy Card may be mailed in the enclosed envelope, to which no postage need be affixed.

92	OLD NATIONAL BANCORP 2024 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V44405-P07585 ! ! ! For All Withhold All For All Except ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. OLD NATIONAL BANCORP ATTN: CORPORATE SECRETARY P.O. BOX 718 EVANSVILLE, IN 47705 OLD NATIONAL BANCORP Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Approval of a non-binding advisory proposal on Executive Compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024. 01) Barbara A. Boigegrain 02) Thomas L. Brown 03) Kathryn J. Hayley 04) Peter J. Henseler 05) Daniel S. Hermann 06) Ryan C. Kitchell 07) Austin M. Ramirez 08) Ellen A. Rudnick 09) James C. Ryan, III 10) Thomas E. Salmon 11) Rebecca S. Skillman 12) Michael J. Small 13) Derrick J. Stewart 14) Stephen C. Van Arsdell 15) Katherine E. White Nominees: 1. Election of Directors THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 3. NOTE: In their discretion, the proxies named herein are authorized to vote upon such other matters as may properly come before Old National Bancorp's 2024 Annual Meeting of Shareholders, and at any adjournment or postponement thereof. For Against Abstain SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 10, 2024 for shares held in an employee benefit plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ONB2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on May 14, 2024 for shares held directly and by 11:59 p.m. Eastern Daylight Time on May 10, 2024 for shares held in an employee benefit plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V44406-P07585 Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for Old National Bancorp's 2024 Annual Meeting of Shareholders: The Annual Report on Form 10-K, Notice of Old National Bancorp's 2024 Annual Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com. OLD NATIONAL BANCORP 2024 Annual Meeting of Shareholders May 15, 2024 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints John V. Moran, IV and Nicholas J. Chulos, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Old National Bancorp held of record by the undersigned at the close of business on March 20, 2024 at Old National Bancorp’s 2024 Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/ONB2024, on Wednesday, May 15, 2024, at 9:00 a.m., Central Daylight Time. The undersigned hereby acknowledges receipt of the Notice of Old National Bancorp's 2024 Annual Meeting of Shareholders and of the accompanying Proxy Statement in connection with such meeting and at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE FIFTEEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE OLD NATIONAL BANCORP'S 2024 ANNUAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. NOTICE TO PARTICIPANTS IN EMPLOYEE BENEFIT PLANS If the shares represented by this proxy are issued to or held for the account of the undersigned under an employee benefit plan, then the undersigned hereby directs the trustee to vote such shares as designated on the reverse side of this proxy card. If no voting instructions are provided, the respective trustee will vote the employee benefit plan shares according to the provisions of the applicable employee benefit plan.